FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-171508-06

May 8, 2013

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,197,467,027
(Approximate Mortgage Pool Balance)

$1,061,255,000
(Offered Certificates)

GS Mortgage Securities Trust 2013-GCJ12
As Issuing Entity

GS Mortgage Securities Corporation II
As Depositor

Commercial Mortgage Pass-Through Certificates
Series 2013-GCJ12

Jefferies LoanCore LLC
Citigroup Global Markets Realty Corp.
Goldman Sachs Mortgage Company
MC-Five Mile Commercial Mortgage Finance LLC
Archetype Mortgage Funding I LLC
As Sponsors

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Goldman, Sachs & Co.	Jefferies
Citigroup

Co-Lead Managers and Joint Bookrunners

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the prospectus included as part of our registration statement (SEC File No. 333-171508) (the “Base Prospectus”) and a separate free writing prospectus, each to be dated May 8, 2013 (the “Free Writing Prospectus”).  The Base Prospectus and the Free Writing Prospectus contain material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in each of the Base Prospectus and the Free Writing Prospectus).  The Base Prospectus and the Free Writing Prospectus are available upon request from Goldman, Sachs & Co., Jefferies LLC or Citigroup Global Markets Inc.  Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Free Writing Prospectus or, if not defined in the Free Writing Prospectus, in the Base Prospectus.  This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in each of the Base Prospectus and the Free Writing Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Base Prospectus and the Free Writing Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.  The information contained in this Term Sheet may not pertain to any securities that will actually be sold.  The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet.  We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes.  We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options).  Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only.  Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Goldman, Sachs & Co., Jefferies LLC or Citigroup Global Markets Inc. provides accounting, tax or legal advice.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES (“RSA 421-B”), NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE, AND NOT MISLEADING.  NEITHER ANY SUCH FACT NOR THE FACT THAT ANY EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION.  IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTIFICATE SUMMARY

OFFERED CERTIFICATES
Offered Class	Expected Ratings (S&P / Fitch)(1)	Initial Certificate Principal Amount or Notional Amount(2)		Approximate Initial Credit Support	Initial Pass-Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class A-1	AAA(sf) / AAA(sf)	$84,631,000		30.000%(5)	[ ]%	(6)	2.54	06/13 – 01/18
Class A-2	AAA(sf) / AAA(sf)	$134,221,000		30.000%(5)	[ ]%	(6)	4.83	01/18 – 05/18
Class A-3	AAA(sf) / AAA(sf)	$200,000,000		30.000%(5)	[ ]%	(6)	9.74	11/22 – 04/23
Class A-4	AAA(sf) / AAA(sf)	$313,849,000		30.000%(5)	[ ]%	(6)	9.89	04/23 – 05/23
Class A-AB	AAA(sf) / AAA(sf)	$105,525,000		30.000%(5)	[ ]%	(6)	7.27	05/18 – 11/22
Class X-A	AAA(sf) / AAA(sf)	$919,055,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-B	A-(sf) / A-(sf)	$142,200,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class A-S	AAA(sf) / AAA(sf)	$80,829,000		23.250%	[ ]%	(6)	9.94	05/23 – 05/23
Class B	AA-(sf) / AA-(sf)	$86,817,000		16.000%	[ ]%	(6)	9.94	05/23 – 05/23
Class C	A-(sf) / A-(sf)	$55,383,000		11.375%	[ ]%	(6)	9.94	05/23 – 05/23

NON-OFFERED CERTIFICATES
Non-Offered Class	Expected Ratings (S&P / Fitch)(1)	Initial Certificate Principal Amount or Notional Amount(2)		Approximate Initial Credit Support	Initial Pass-Through Rate(3)	Pass- Through Rate Description	Expected Wtd. Avg. Life (Yrs)(4)	Expected Principal Window(4)
Class X-C	NR / NR	$86,817,027	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class D	BBB-(sf) / BBB-(sf)	$49,395,000		7.250%	[ ]%	(6)	9.94	05/23 – 05/23
Class E	BB(sf) / BB(sf)	$32,931,000		4.500%	[ ]%	(6)	9.94	05/23 – 05/23
Class F	BB-(sf) / B(sf)	$11,974,000		3.500%	[ ]%	(6)	9.94	05/23 – 05/23
Class G	NR / NR	$41,912,027		0.000%	[ ]%	(6)	9.94	05/23 – 05/23
Class R(9)	NR / NR	N/A		N/A	N/A	N/A	N/A	N/A

(1)
It is a condition of issuance that the offered certificates receive the ratings set forth above.  The anticipated ratings shown are those of Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”) and Fitch, Inc. (“Fitch”).  Subject to the discussion under “Ratings” in the Free Writing Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date.  Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Free Writing Prospectus.  S&P and Fitch have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings.  For additional information about this identifier, prospective investors can go to the related rating agency’s website.

(2)	Approximate, subject to a variance of plus or minus 5%.

(3)	Approximate per annum rate as of the closing date.

(4)	Assuming no prepayments and based on the Modeling Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

(5)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(6)
For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii) less a specified percentage.

(7)
The Class X-A, Class X-B and Class X-C certificates will not have principal amounts and will not be entitled to receive distributions of principal.  Interest will accrue on the Class X-A, Class X-B and Class X-C certificates at their respective pass-through rates based upon their respective notional amounts.  The notional amount of the Class X-A certificates will be equal to the aggregate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates from time to time.  The notional amount of the Class X-B certificates will be equal to the aggregate principal amounts of the Class B and Class C certificates from time to time. The notional amount of the Class X-C certificates will be equal to the aggregate principal amounts of the Class E, Class F and Class G certificates from time to time.

(8)
The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates, as described in the Free Writing Prospectus. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class B and Class C certificates, as described in the Free Writing Prospectus. The pass-through rate on the Class X-C certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class E, Class F and Class G certificates, as described in the Free Writing Prospectus.

(9)
The Class R certificates will not have a certificate principal amount, notional amount, pass-through rate, rating or rated final distribution date.  The Class R certificates will represent the residual interest in each of two separate REMICs, as further described in the Free Writing Prospectus.  The Class R certificates will not be entitled to distributions of principal or interest.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics
Initial Pool Balance	$1,197,467,027
Number of Mortgage Loans	78
Number of Mortgaged Properties	106
Average Cut-off Date Mortgage Loan Balance	$15,352,141
Weighted Average Mortgage Interest Rate	4.5097%
Weighted Average Remaining Term to Maturity (months)	112
Weighted Average Remaining Amortization Term (months)	346
Weighted Average Cut-off Date LTV Ratio(1)	68.2%
Weighted Average Maturity Date LTV Ratio(2)	55.3%
Weighted Average Underwritten Debt Service Coverage Ratio(3)	1.58x
Weighted Average Debt Yield on Underwritten NOI(4)	10.6%
% of Mortgage Loans with Additional Debt	19.5%
% of Mortgaged Properties with Single Tenants	4.8%

(1)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value.

(2)
Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value.  With respect to 11 mortgage loans representing approximately 15.8% of the initial pool balance, the respective Maturity Date LTV Ratios were each calculated using the related “as stabilized” appraised value. See “Description of the Mortgage Pool – Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date LTV Ratio.

(3)
Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio is calculated by taking the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties and dividing by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. See “Description of the Mortgage Pool – Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(4)
Unless otherwise indicated, the Debt Yield on Underwritten NOI is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of the mortgage loan, and the Debt Yield on Underwritten NCF is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of the mortgage loan.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Goldman, Sachs & Co. Jefferies LLC Citigroup Global Markets Inc.
Depositor:	GS Mortgage Securities Corporation II
Initial Pool Balance:	$1,197,467,027
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Deutsche Bank Trust Company Americas
Operating Advisor:	Situs Holdings, LLC
Pricing:	Week of May 13, 2013
Closing Date:	May 30, 2013
Cut-off Date:
For each mortgage loan, the related due date for such mortgage loan in May 2013 (or, in the case of any mortgage loan that has its first due date in June 2013, the date that would have been its due date in May 2013 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month)

Determination Date:	The 6th day of each month or next business day
Distribution Date:	The 4th business day after the Determination Date, commencing in June 2013
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	June 2046
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to Class X-A and Class X-B: $1,000,000 minimum); $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

TRANSACTION HIGHLIGHTS

■	$1,197,467,027 (Approximate) New-Issue Multi-Borrower CMBS:

—
Overview: The mortgage pool consists of 78 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,197,467,027 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $15,352,141 and are secured by 106 mortgaged properties located throughout 29 states and the District of Columbia

—	LTV: 68.2% weighted average Cut-off Date LTV Ratio

—	DSCR: 1.58x weighted average Underwritten Debt Service Coverage Ratio

—	Debt Yield: 10.6% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-AB

■	Loan Structural Features:

—	Amortization: 100.0% of the mortgage loans by Initial Pool Balance have scheduled amortization:

–	65.1% of the mortgage loans by Initial Pool Balance have amortization for the entire term with a balloon payment due at maturity

–	34.9% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

—	Hard Lockboxes: 60.3% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—
Cash Traps: 91.7% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.00x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 73 mortgage loans representing 88.3% of the Initial Pool Balance

–	Insurance: 64 mortgage loans representing 75.6% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 73 mortgage loans representing 83.5% of Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 38 mortgage loans representing 73.2% of the allocated Initial Pool Balance of office, retail, industrial and mixed use properties only

—	Predominantly Defeasance: 85.6% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Retail: 34.9% of the mortgaged properties by allocated Initial Pool Balance are retail properties (16.6% are anchored retail properties, 11.7% are lifestyle center properties)

—	Multifamily: 20.8% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Hospitality: 14.6% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Mixed Use: 12.1% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

—	Industrial: 11.8% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

■
Geographic Diversity:  The 106 mortgaged properties are located throughout 29 states and the District of Columbia, with only three states having greater than 10.0% of the allocated Initial Pool Balance: New York (16.3%), Pennsylvania (13.4%) and Florida (12.4%)

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW

Mortgage Loans by Loan Seller
Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Jefferies LoanCore LLC	24	30	$448,251,421	37.4%
Citigroup Global Markets Realty Corp.	30	34	376,112,651	31.4
Goldman Sachs Mortgage Company	8	8	211,702,000	17.7
MC-Five Mile Commercial Mortgage Finance LLC	10	14	83,272,652	7.0
Archetype Mortgage Funding I LLC	6	20	78,128,304	6.5
Total	78	106	$1,197,467,027	100.0%

Ten Largest Mortgage Loans
Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Rooms / Units	Cut-off Date Balance Per SF / Room / Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
Friendly Center	$100,000,000	8.4%	Retail	994,891	$101	2.02x	11.7%	58.8%
Queens Crossing	75,000,000	6.3	Mixed Use	179,186	$419	1.48x	9.7%	67.0%
Eagle Ridge Village	61,869,623	5.2	Multifamily	648	$95,478	1.43x	9.9%	73.2%
Condyne Industrial Portfolio	57,000,000	4.8	Industrial	1,510,588	$38	1.40x	10.3%	63.3%
W Minneapolis	51,000,000	4.3	Hospitality	229	$222,707	1.48x	11.5%	68.0%
Marketplace at Huntingdon Valley	40,750,000	3.4	Retail	254,349	$160	1.43x	8.9%	78.4%
Bradley Fair Shopping Center	40,000,000	3.3	Retail	278,552	$144	2.02x	11.8%	58.7%
250 Livingston Street	37,500,000	3.1	Mixed Use	292,463	$128	1.67x	10.4%	59.5%
Amalfi Hotel	34,500,000	2.9	Hospitality	215	$160,465	1.70x	11.6%	70.7%
Cabana Club Apartments	32,150,000	2.7	Multifamily	252	$127,579	1.33x	8.4%	71.9%
Top 10 Total / Wtd. Avg.	$529,769,623	44.2%				1.62x	10.5%	66.1%
Remaining Total / Wtd. Avg.	667,697,405	55.8				1.55x	10.7%	69.8%
Total / Wtd. Avg.	$1,197,467,027	100.0%				1.58x	10.6%	68.2%

Mortgage Loans with Existing Mezzanine or Other Financing(1)

Mortgage Loan Name	Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Other Debt Cut-off Date Balance	Cut-off Date Total Debt Balance	Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV	Cut-off Date Total Debt LTV	Mortgage Loan DSCR	Total Debt DSCR
Queens Crossing(2)(3)	$75,000,000	$10,000,000	NA	$85,000,000	5.7794%	67.0%	75.9%	1.48x	1.10x
Condyne Industrial Portfolio(4)	$57,000,000	$2,000,000	NA	$59,000,000	5.2903%	63.3%	65.5%	1.40x	1.32x
W Minneapolis(2)	$51,000,000	$6,500,000	NA	$57,500,000	5.4620%	68.0%	76.7%	1.48x	1.31x
Amalfi Hotel(5)	$34,500,000	NA	$20,000,000	NA	NA	NA	NA	NA	NA
Commerce Park(2)(6)(7)	$25,871,928	$4,947,514	NA	$30,819,442	5.9900%	68.5%	78.6%	1.56x	1.08x
Village at Pittsburgh Mills(8)	$24,750,000	$1,750,000	NA	$26,500,000	5.0547%	75.0%	80.3%	1.39x	1.26x

(1)
Does not reflect certain pledges of indirect equity in the borrowers under the W Minneapolis mortgage loan, the Fairplain Plaza mortgage loan and the Village at Waterford mortgage loan discussed under “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Additional Indebtedness” in the Free Writing Prospectus.

(2)	Related mezzanine loan is initially held by Jefferies LoanCore LLC, or its affiliate, and secured by the mezzanine borrower’s interests in the related mortgage borrower.
(3)
Until November 5, 2014, the related mezzanine loan will have a fixed interest rate of 13.50% per annum; and during the period commencing on November 6, 2014 and continuing until maturity, the related mezzanine loan will have an interest rate equal to the sum of (i) 13.00% plus (ii) the greater of (x) LIBOR for the applicable interest accrual period and (y) 0.50%.  The Total Debt Interest Rate and the Total Debt DSCR reflect the current 13.50% per annum interest rate.

(4)
In addition, affiliates of the related mortgage borrower are indebted to RBS Citizens, National Association, for a loan in the original principal amount of $2,000,000, which is secured by a pledge of the affiliates’ approximately 99.84% ownership interests in Condyne Manager II, LLC, the owner of an approximately 26.1% indirect equity ownership interest in the related mortgage borrower. The outstanding balance of the loan as of the origination of the related Mortgage Loan was $1,625,000.

(5)
An affiliate of the related borrower is the obligor under a $20,000,000 line of credit financing facility held by an institutional lender which is secured by a pledge of all of the assets of the affiliated entity, which includes an approximately 21.622% direct equity ownership interest in the related borrower.

(6)
Related mezzanine loan is also secured by a first mortgage on a vacant land parcel owned by the borrower under the related mezzanine loan. The Cut-off Date Total Debt LTV has been calculated taking into account the appraised value of such vacant land parcel in addition to the appraised value of the Commerce Park mortgaged property.  Such vacant land parcel does not secure the Commerce Park mortgage loan, however.

(7)
The related mezzanine loan accrues interest according to a schedule of increasing per annum interest rates, which scheduled rates are based on the difference between (a) the monthly interest component due under a hypothetical $31.0 million loan with a 25-year amortization schedule based on a 5.99% per annum interest rate and a $199,543.98 monthly P&I payment and (b) the monthly interest component due under the Commerce Park mortgage Loan.  The related mezzanine loan provides for the payment of principal based on the difference between (a) the monthly principal component due under a hypothetical $31.0 million loan with a 25-year amortization schedule based on a 5.99% per annum interest rate and a $199,543.98 monthly P&I payment and (b) the monthly principal component due under the Commerce Park mortgage Loan.   The Total Debt Interest Rate reflects the mezzanine interest rate applicable to the scheduled payment of interest on the June 2013 payment date and the Total Debt DSCR reflects the monthly P&I payment for the related mezzanine loan due on the June 2013 due date.

(8)	Related mezzanine loan is initially held by VAPMML, LLC and secured by the mezzanine borrower’s interests in the related mortgage borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)
Property Name	Mortgage Loan Seller	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
Marketplace at Huntingdon Valley	CGMRC	Huntingdon Valley	PA	Retail	$40,750,000	3.4%	GCCFC 2003-C2
Bradley Fair Shopping Center	GSMC	Wichita	KS	Retail	$40,000,000	3.3%	GCCFC 2004-GG1
Woodhawk Club Apartments	MC FiveMile	Pittsburgh	PA	Multifamily	$29,500,000	2.5%	MSC 2003-IQ6
Commerce Park	JLC	Danbury	CT	Industrial	$25,871,928	2.2%	LBUBS 2005-C3
A&P Mahwah	CGMRC	Mahwah	NJ	Retail	$25,000,000	2.1%	MSC 2004-HQ4
Paoli Medical Office Park	CGMRC	Paoli	PA	Office	$14,462,147	1.2%	LBUBS 2003-C1
Coral Springs Trade Center	JLC	Coral Springs	FL	Mixed Use	$14,424,396	1.2%	BACM 2003-2
Timberlake Apartments	JLC	Sarasota	FL	Multifamily	$13,440,759	1.1%	CSFB 2004-C4
Willow Oaks Apartments	JLC	Bryan	TX	Multifamily	$12,900,000	1.1%	JPMCC 2007-LDP12
Ross Plaza	GSMC	Naples	FL	Retail	$11,300,000	0.9%	MSC 2003-IQ4
Riverstone Apartments	JLC	Bryan	TX	Multifamily	$10,100,000	0.8%	LBUBS 2007-C6
Madison Pointe Apartments	JLC	College Station	TX	Multifamily	$8,870,920	0.7%	CSFB 2004-C4
Entrada Apartments	MC FiveMile	Rio Rancho	NM	Multifamily	$7,975,000	0.7%	CSFB 2002-CKN2
Arrowhead Apartments	MC FiveMile	Albuquerque	NM	Multifamily	$7,975,000	0.7%	CSFB 2002-CP3
Bennett Street Retail	JLC	Atlanta	GA	Retail	$7,116,362	0.6%	CSFB 2003-C3
Professional Village of West Bloomfield	AMF I	West Bloomfield	MI	Office	$6,438,304	0.5%	GECMC 2003-C1
Woods on the Fairway	JLC	Humble	TX	Multifamily	$6,236,299	0.5%	CSFB 2002-CP3
Village at Waterford	JLC	Midlothian	VA	Retail	$4,861,397	0.4%	NASC 1998-D6
Station at Vinings	JLC	Atlanta	GA	Retail	$4,495,320	0.4%	CSFB 2004-C1
Grogan’s Mill Center	MC FiveMile	Spring	TX	Retail	$4,120,000	0.3%	CSFB 2003-C4
3275 West Hillsboro	CGMRC	Deerfield Beach	FL	Office	$3,340,490	0.3%	SOVC 2007-C1
Flamingo Village	JLC	Pasco	WA	Manufactured Housing	$3,250,000	0.3%	NASC 1998-D6
Santa Grande MHC	MC FiveMile	Glendale	AZ	Manufactured Housing	$2,691,418	0.2%	CSFB 2003-C4
Rite Aid Virginia Beach	MC FiveMile	Virginia Beach	VA	Retail	$2,650,000	0.2%	BSCMS 2005-T20

(1)
The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the mortgage loan sellers.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Property Types
Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Wtd. Avg. Underwritten NCF DSCR(2)	Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Retail	27	$418,185,679	34.9%	1.68x	67.9%	10.5%
Anchored	12	198,234,767	16.6	1.47x	73.7%	9.7%
Lifestyle Center	2	140,000,000	11.7	2.02x	58.8%	11.7%
Unanchored	7	38,859,676	3.2	1.67x	70.0%	11.0%
Single Tenant Retail	4	32,671,235	2.7	1.54x	68.2%	9.7%
Shadow Anchored	2	8,420,000	0.7	1.72x	71.4%	11.5%
Multifamily	20	$248,843,969	20.8%	1.41x	71.3%	9.7%
Garden	15	165,025,186	13.8	1.39x	70.5%	9.5%
Military Housing	1	61,869,623	5.2	1.43x	73.2%	9.9%
Mid-Rise	3	18,303,846	1.5	1.45x	71.7%	10.4%
Student Housing	1	3,645,314	0.3	1.73x	75.2%	11.3%
Hospitality	14	$174,767,683	14.6%	1.62x	66.8%	12.4%
Full Service	3	101,750,000	8.5	1.56x	67.9%	11.9%
Limited Service	9	63,313,239	5.3	1.72x	66.1%	13.1%
Extended Stay	2	9,704,444	0.8	1.58x	60.0%	13.5%
Mixed Use	7	$144,864,651	12.1%	1.54x	64.7%	10.1%
Retail / Parking Garage / Office	1	75,000,000	6.3	1.48x	67.0%	9.7%
Multifamily / Office / Retail	1	37,500,000	3.1	1.67x	59.5%	10.4%
Retail / Office	3	26,602,073	2.2	1.54x	66.2%	11.1%
Multifamily / Retail	2	5,762,581	0.5	1.43x	60.4%	8.6%
Industrial	22	$141,174,335	11.8%	1.52x	68.5%	10.5%
Warehouse	8	70,299,621	5.9	1.43x	65.3%	10.1%
Flex	13	55,874,715	4.7	1.59x	71.2%	10.8%
Warehouse/Distribution	1	15,000,000	1.3	1.71x	73.9%	10.7%
Office	7	$49,623,779	4.1%	1.64x	70.0%	11.3%
Medical	3	26,100,450	2.2	1.69x	70.9%	11.4%
General Suburban	4	23,523,328	2.0	1.59x	69.0%	11.1%
Manufactured Housing	8	$13,041,418	1.1%	1.88x	58.7%	13.6%
Self Storage	1	$6,965,511	0.6%	1.59x	76.5%	9.9%
Total / Wtd. Avg.	106	$1,197,467,027	100.0%	1.58x	68.2%	10.6%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Geographic Distribution
Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance	Aggregate Appraised Value	% of Total Appraised Value	Underwritten NOI	% of Total Underwritten NOI
New York	8	$194,887,300	16.3%	$295,200,000	16.6%	$19,304,218	15.2%
Pennsylvania	20	160,427,657	13.4	214,500,000	12.1	15,974,700	12.5
Florida	13	148,307,784	12.4	209,705,000	11.8	15,289,312	12.0
North Carolina	4	118,749,100	9.9	198,120,000	11.2	13,884,255	10.9
Texas	13	98,048,136	8.2	139,125,000	7.8	10,750,750	8.4
Massachusetts	4	57,000,000	4.8	90,100,000	5.1	5,861,706	4.6
Illinois	4	51,965,189	4.3	72,435,000	4.1	5,758,079	4.5
Minnesota	1	51,000,000	4.3	75,000,000	4.2	5,889,229	4.6
Kansas	1	40,000,000	3.3	68,200,000	3.8	4,717,512	3.7
Michigan	3	31,026,961	2.6	43,140,000	2.4	3,314,571	2.6
Arizona	3	30,441,418	2.5	43,260,000	2.4	2,909,590	2.3
New Jersey	2	28,692,968	2.4	40,700,000	2.3	2,774,830	2.2
Connecticut	1	25,871,928	2.2	37,750,000	2.1	2,738,090	2.2
California	2	23,970,000	2.0	33,600,000	1.9	2,418,385	1.9
Virginia	3	18,611,397	1.6	28,400,000	1.6	2,327,557	1.8
Ohio	3	18,165,314	1.5	24,970,000	1.4	1,845,099	1.4
Georgia	3	16,511,681	1.4	25,720,000	1.4	2,045,379	1.6
New Mexico	2	15,950,000	1.3	30,900,000	1.7	1,585,104	1.2
Maryland	2	13,500,000	1.1	19,600,000	1.1	1,297,993	1.0
Utah	1	9,000,000	0.8	12,300,000	0.7	1,031,251	0.8
Maine	1	7,862,000	0.7	11,200,000	0.6	990,375	0.8
Tennessee	2	6,588,420	0.6	10,000,000	0.6	660,920	0.5
Nebraska	2	5,737,365	0.5	10,150,000	0.6	797,227	0.6
District of Columbia	1	5,050,000	0.4	6,900,000	0.4	561,023	0.4
Louisiana	1	4,800,000	0.4	7,700,000	0.4	606,708	0.5
Mississippi	1	4,600,000	0.4	7,400,000	0.4	581,900	0.5
Nevada	1	4,302,408	0.4	5,750,000	0.3	405,730	0.3
Washington	1	3,250,000	0.3	6,400,000	0.4	455,414	0.4
Wisconsin	2	2,350,000	0.2	3,340,000	0.2	295,104	0.2
Montana	1	800,000	0.1	2,720,000	0.2	219,835	0.2
Total	106	$1,197,467,027	100.0%	$1,774,285,000	100.0%	$127,291,846	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

Distribution of Cut-off Date Balances				Distribution of Cut-off Date LTV Ratios(1)
			% of				% of
	Number of		Initial		Number of		Initial
Range of Cut-off Date	Mortgage	Cut-off Date	Pool	Range of Cut-off	Mortgage		Pool
Balances ($)	Loans	Balance	Balance	Date LTV (%)	Loans	Cut-off Date Balance	Balance
2,443,816 - 3,000,000	4	$10,646,468	0.9%	43.4 - 45.0	1	$5,500,000	0.5%
3,000,001 - 5,000,000	20	84,578,341	7.1	45.1 - 55.0	3	25,637,365	2.1
5,000,001 - 10,000,000	25	184,059,767	15.4	55.1 - 60.0	9	209,371,955	17.5
10,000,001 - 15,000,000	5	66,286,542	5.5	60.1 - 65.0	9	117,212,458	9.8
15,000,001 - 20,000,000	4	70,620,000	5.9	65.1 - 70.0	14	228,131,036	19.1
20,000,001 - 25,000,000	6	140,834,359	11.8	70.1 - 75.0	37	531,414,730	44.4
25,000,001 - 30,000,000	4	110,671,928	9.2	75.1 - 78.4	5	80,199,483	6.7
30,000,001 - 40,000,000	4	144,150,000	12.0	Total	78	$1,197,467,027	100.0%
40,000,001 - 60,000,000	3	148,750,000	12.4	(1) See footnote (1) to the table entitled “Mortgage Pool Characteristics”
60,000,001 - 100,000,000	3	236,869,623	19.8	above.
Total	78	$1,197,467,027	100.0%
				Distribution of Maturity Date LTV Ratios(1)
Distribution of Underwritten DSCRs(1)							% of
			% of		Number of		Initial
	Number of		Initial	Range of Maturity	Mortgage		Pool
	Mortgage	Cut-off Date	Pool	Date LTV (%)	Loans	Cut-off Date Balance	Balance
Range of UW DSCR (x)	Loans	Balance	Balance	30.2 - 35.0	2	$10,487,365	0.9%
1.28 - 1.40	16	$270,047,218	22.6%	35.1 - 40.0	4	29,644,311	2.5
1.41 - 1.50	10	280,966,777	23.5	40.1 - 45.0	3	34,912,000	2.9
1.51 - 1.60	19	204,028,096	17.0	45.1 - 50.0	10	183,305,115	15.3
1.61 - 1.70	16	188,092,746	15.7	50.1 - 55.0	17	259,341,311	21.7
1.71 - 1.80	8	73,427,825	6.1	55.1 - 60.0	25	368,123,595	30.7
1.81 - 1.90	5	30,504,365	2.5	60.1 - 66.0	17	311,653,331	26.0
1.91 – 2.26	4	150,400,000	12.6	Total	78	$1,197,467,027	100.0%
Total	78	$1,197,467,027	100.0%	(1) Maturity Date LTV Ratio is calculated on the basis of the “as stabilized”
(1) See footnote (3) to the table entitled “Mortgage Pool Characteristics”				appraised value for 11 of the mortgage loans. See footnote (2) to the table
above.				entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)				Distribution of Loan Purpose
			% of				% of
	Number of		Initial		Number of		Initial
	Mortgage	Cut-off Date	Pool		Mortgage		Pool
Amortization Type	Loans	Balance	Balance	Loan Purpose	Loans	Cut-off Date Balance	Balance
Amortizing (30 Years)	42	$558,148,936	46.6%	Refinance	62	$991,558,947	82.8%
Amortizing (25 Years)	18	167,436,415	14.0	Recapitalization	4	121,170,000	10.1
Amortizing (20 Years)	5	34,631,676	2.9	Acquisition	12	84,738,081	7.1
Amortizing (27.5 Years)	1	18,750,000	1.6	Total	78	$1,197,467,027	100.0%
Interest Only, Then
Amortizing(2)	12	418,500,000	34.9	Distribution of Mortgage Interest Rates
Total	78	$1,197,467,027	100.0%				% of
(1) All of the mortgage loans will have balloon payments at maturity date.					Number of		Initial
(2) Original partial interest only periods range from 3 to 36 months.				Range of Mortgage	Mortgage		Pool
				Interest Rates (%)	Loans	Cut-off Date Balance	Balance
Distribution of Lockboxes				3.470 - 4.000	8	$228,570,000	19.1%
			% of	4.001 - 4.250	10	166,958,510	13.9
	Number of		Initial	4.251 - 4.500	21	220,902,729	18.4
	Mortgage	Cut-off Date	Pool	4.501 - 4.750	16	208,711,333	17.4
Lockbox Type	Loans	Balance	Balance	4.751 - 5.000	9	129,396,708	10.8
Hard	38	$722,382,027	60.3%	5.001 - 5.250	7	99,291,879	8.3
Soft	15	239,195,468	20.0	5.251 - 5.500	3	118,708,280	9.9
Springing	19	163,805,442	13.7	5.501 - 6.192	4	24,927,587	2.1
None	4	58,381,681	4.9	Total	78	$1,197,467,027	100.0%
Soft Springing	2	13,702,408	1.1
Total	78	$1,197,467,027	100.0%

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

Distribution of Debt Yield on Underwritten NOI(1)				Distribution of Original Amortization Terms(1)
			% of				% of
Range of	Number of		Initial	Range of Original	Number of		Initial
Debt Yields on	Mortgage		Pool	Amortization	Mortgage		Pool
Underwritten NOI (%)	Loans	Cut-off Date Balance	Balance	Terms (months)	Loans	Cut-off Date Balance	Balance
8.1 - 9.0	6	$139,040,000	11.6%	240 - 300	23	$202,068,091	16.9%
9.1 - 10.0	21	356,338,432	29.8	301 - 360	55	995,398,936	83.1
10.1 - 11.0	18	240,763,945	20.1	Total	78	$1,197,467,027	100.0%
11.1 - 12.0	17	335,163,091	28.0	(1) All of the mortgage loans will have balloon payments at maturity.
12.1 - 13.0	10	85,240,095	7.1
13.1 - 14.0	2	18,900,000	1.6	Distribution of Remaining Amortization Terms(1)
14.1 - 16.2	4	22,021,465	1.8	Range of			% of
Total	78	$1,197,467,027	100.0%	Remaining	Number of		Initial
				Amortization	Mortgage		Pool
(1) See footnote (4) to the table entitled “Mortgage Pool Characteristics”				Terms (months)	Loans	Cut-off Date Balance	Balance
above.				237 - 300	23	$202,068,091	16.9%
				301 - 360	55	995,398,936	83.1
Distribution of Debt Yield on Underwritten NCF(1)				Total	78	$1,197,467,027	100.0%
			% of	(1) All of the mortgage loans will have balloon payments at maturity.
Range of	Number of		Initial
Debt Yields on	Mortgage		Pool	Distribution of Prepayment Provisions
Underwritten NCF (%)	Loans	Cut-off Date Balance	Balance				% of
8.1 - 9.0	15	$267,980,875	22.4%		Number of		Initial
9.1 - 10.0	29	542,326,431	45.3	Prepayment	Mortgage		Pool
10.1 - 11.0	20	273,160,162	22.8	Provision	Loans	Cut-off Date Balance	Balance
11.1 - 12.0	9	89,328,095	7.5	Defeasance	74	$1,024,977,157	85.6%
12.1 - 13.0	3	12,537,365	1.0	Yield Maintenance	4	172,489,870	14.4
13.1 - 15.0	1	6,634,100	0.6	Total	78	$1,197,467,027	100.0%
15.1 - 15.7	1	5,500,000	0.5
Total	78	$1,197,467,027	100.0%	Distribution of Escrow Types
(1) See footnote (4) to the table entitled “Mortgage Pool Characteristics”							% of
above.					Number of		Initial
					Mortgage		Pool
Mortgage Loans with Original Partial Interest Only Periods				Escrow Type	Loans	Cut-off Date Balance	Balance
Range of Original			% of	Replacement
Partial Interest	Number of		Initial	Reserves(1)	73	$999,353,211	83.5%
Only Period	Mortgage		Pool	Real Estate Tax	73	$1,057,391,778	88.3%
(months)	Loans	Cut-off Date Balance	Balance	Insurance	64	$905,196,965	75.6%
3 - 12	3	$100,500,000	8.4%	TI/LC(2)	38	$551,911,792	73.2%
13 - 24	6	$151,700,000	12.7%	(1) Includes mortgage loans with FF&E reserves.
25 - 36	3	$166,300,000	13.9%	(2) Percentage of total retail, mixed use, industrial and office properties only.

Distribution of Original Terms to Maturity
			% of
Range of Original	Number of		Initial
Term to Maturity	Mortgage		Pool
(months)	Loans	Cut-off Date Balance	Balance
60	6	$135,211,179	11.3%
120	72	1,062,255,848	88.7
Total	78	$1,197,467,027	100.0%

Distribution of Remaining Terms to Maturity
			% of
Range of	Number of		Initial
Remaining Terms to	Mortgage		Pool
Maturity (months)	Loans	Cut-off Date Balance	Balance
56 - 60	6	$135,211,179	11.3%
61 - 120	72	1,062,255,848	88.7
Total	78	$1,197,467,027	100.0%

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW

Distributions
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-4, A-AB, X-A, X-B and X-C certificates: To interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B and Class X-C certificates, pro rata, in each case in accordance with their respective interest entitlements.

2.   Class A-1, A-2, A-3, A-4 and A-AB certificates: (i) to principal on the Class A-AB certificates until their certificate principal amount is reduced to the Class A-AB scheduled principal balance for the related Distribution Date set forth in Annex F to the Free Writing Prospectus, all funds allocable to principal attributable to all mortgage loans, then (ii) to principal on the Class A-1 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-AB in clause (i) above, then (iii) to principal on the Class A-2 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to principal on the Class A-3 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-2 in clause (iii) above, then (v) to principal on the Class A-4 certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-3 in clause (iv) above, and then (vi) to principal on the Class A-AB certificates until their certificate principal amount is reduced to zero, all funds available for distribution of principal remaining after the distributions to Class A-4 in clause (v) above.  If the certificate principal amounts of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate principal amounts (and the schedule for the Class A-AB principal distributions will be disregarded).

3.   Class A-1, A-2, A-3, A-4 and A-AB certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest at their respective pass-through rates.

4.   Class A-S certificates:  (i) first, to interest on Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on Class A-S certificates until their certificate principal amount is reduced to zero; and (iii) next, to reimburse Class A-S certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest at its pass-through rate.

5.   Subordinate certificates: after Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest and principal and to reimburse any previously unreimbursed losses to the Class B, Class C, Class D, Class E, Class F and Class G certificates sequentially in that order in a manner analogous to the Class A-S certificates, until the certificate principal amount of each such class is reduced to zero.

Realized Losses
The certificate principal amounts of the Class A-1, A-2, A-3, A-4, A-AB, A-S, B, C, D, E, F and G certificates (the “Sequential Pay Certificates”) will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the such class on such Distribution Date. Any such write-offs will be applied to such classes of certificates in the following order, in each case until the related certificate principal amount is reduced to zero:  first, to the Class G certificates; second, to the Class F certificates; third, to the Class E certificates; fourth, to the Class D certificates; fifth, to the Class C certificates; sixth, to the Class B certificates; seventh, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their then current respective certificate principal amounts.  The notional amount of the Class X-A certificates will be reduced to reflect reductions in the certificate principal amounts of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class A-S certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-B certificates will be reduced to reflect reductions in the Class B and Class C certificates resulting from allocations of losses realized on the mortgage loans. The notional amount of the Class X-C certificates will be reduced to reflect reductions in the Class E, Class F and Class G certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums and Yield Maintenance Charges
On each Distribution Date, any yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed to certificateholders as follows: (1) pro rata, between (x) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S and Class X-A certificates, and (y) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of Class B, Class C, Class D and Class X-B certificates, based upon the aggregate of principal distributed to the Classes of Sequential Pay Certificates in each YM Group on such Distribution Date, and (2) as among the classes of certificates in each YM Group, in the following manner:  (A) the holders of each Class of Sequential Pay Certificates in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Sequential Pay Certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate portion of such yield maintenance charge allocated to such YM Group, and (B) any portion of such yield maintenance charge allocated to such YM Group, and remaining after such distributions to the applicable Sequential Pay Certificates, will be distributed to the Class X-A or Class X-B certificates, as applicable, in such YM Group.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C and Class D certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one.  If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction shall equal zero; provided, however, if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate, the fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above.  For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related mortgage loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-C, Class E, Class F, Class G or Class R certificates.  Instead, after the certificate principal amounts or notional amount, as applicable, of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class X-A, Class B, Class C, and Class D certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be distributed to holders of the Class X-B certificates.  For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Free Writing Prospectus.  See also “Certain Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” in the Base Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date.

Advances
The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances and servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of P&I advances, subject to reduction in connection with any appraisal reductions that may occur.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Appraisal Reductions
An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.  As a result of calculating an appraisal reduction for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates (exclusive of the Class R certificates) in reverse alphabetical order of the classes (except that interest payments on the Class X-A, Class X-B, Class X-C , Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates would be affected on a pro rata basis and interest payments on the Class A-S certificates will be affected before interest payments on the Class X-A, Class X-B, Class X-C, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates).  A mortgage loan will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction, when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

At any time an Appraisal is ordered with respect to a property that would result in appraisal reduction that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Free Writing Prospectus.

Age of Appraisals
Appraisals (which can be an update of a prior appraisal) are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Free Writing Prospectus.

Sale of Defaulted Loans
There will be no “Fair Market Value Purchase Option”, instead defaulted loans will be sold in a process similar to the sale process for REO property subject to the Controlling Class Representative’s right of first refusal with respect to the sale of defaulted loans.

Cleanup Call
On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus.  Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the certificate principal amounts or notional amount, as applicable, of the Class A-1, A-2, A-3, A-4, A-AB, A-S, X-A, X-B, B, C and D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates, (but excluding the Class R certificates), for the mortgage loans remaining in the issuing entity, but all of the holders of those classes of outstanding certificates would have to voluntarily participate in the exchange.

Controlling Class Representative
The “Controlling Class Representative” will be the controlling class certificateholder or representative designated by at least a majority of the voting rights of the controlling class.  The controlling class is the most subordinate class of the Class E, Class F and Class G certificates that has an aggregate certificate principal amount as reduced by principal payments, and as further reduced by realized losses (and appraisal reductions) allocated to such class, that is equal to or greater than 25% of the initial certificate principal amount of that class of certificates.  At any time when the Class E certificates is the controlling class, the majority Controlling Class Representative may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement.  See “The Pooling and Servicing Agreement—Controlling Class Representative” in the Free Writing Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that RREF II CMBS AIV, LP will be the initial controlling class holder and is expected to appoint itself or one of its affiliates to be the initial Controlling Class Representative.

Control/Consultation Rights
The Controlling Class Representative will be entitled to have consultation and approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) until no class of the Class E, Class F and Class G certificates has an aggregate certificate principal amount as reduced by principal payments, and as further reduced by realized losses (and appraisal reductions) allocated to such class, that is equal to or greater than 25% of the initial certificate amount of that class of certificates (a “Control Termination Event”).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Control/Consultation Rights (continued)
So long as a Control Termination Event does not exist, the Controlling Class Representative will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a mortgage loan and will also have the right to notice and consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a mortgage loan subject to the servicing standard and other restrictions as described in the Free Writing Prospectus.

Following the occurrence and during the continuation of a Control Termination Event until such time no Class of the Class E, Class F and Class G certificates has an outstanding certificate principal amount, as reduced by any principal payments and realized losses, but without regard to the application of any appraisal reductions, that is equal to or greater 25% of the initial certificate principal amount of that class of certificates (a “Consultation Termination Event”), all of the rights of the Controlling Class Representative will terminate other than a right to consult with respect to the major decisions in which it previously had approval rights.  After the occurrence and during the continuation of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

Following the occurrence and during the continuation of a Consultation Termination Event, all rights of the Controlling Class Representative will terminate.

If at any time that RREF II CMBS AIV, LP, or one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the certificate holder (or beneficial owner) of at least a majority of the Controlling Class by certificate principal amount and the certificate registrar has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by certificate principal amount nor (ii) received notice of a replacement Controlling Class Representative pursuant to the pooling and servicing agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the certificate registrar receives either such notice.

Servicing Standard
In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders (as a collective whole as if such certificate holders constituted a single lender).  The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure), using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

—   for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the note rate and (iii) the yield on the most recently issued 10-year US treasuries; and

—   for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of Special Servicer
Prior to the occurrence and continuance of a Control Termination Event the special servicer may be replaced at any time by the Controlling Class Representative.

With respect to the pool of mortgage loans, after the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 75% of the voting rights of the certificates (other than the Class R certificates), or (b) more than 50% of the voting rights of each class of Sequential Pay Certificates (but only those classes of Sequential Pay Certificates that, in each case, have an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class, as reduced by payments of principal), vote affirmatively to so replace.

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer resulting in a solicitation of a certificateholder vote.  The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of more than 50% of the voting rights of each class of Sequential Pay Certificates, (but only those classes of Sequential Pay Certificates that have, in each such case, an outstanding certificate principal amount, as reduced or notionally reduced by realized losses and appraisal reductions, equal to or greater than 25% of the initial certificate principal amount of such class of Certificates, as reduced by payments of principal), vote affirmatively to so replace.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Servicing Fees
Modification Fees: All fees resulting from modifications, amendments, waivers or any other changes to the terms of the mortgage loan documents, as more fully described in the Free Writing Prospectus, will be used to offset expenses on the related mortgage loan (i.e. reimburse the trust for certain expenses including advances and interest on advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future).  All such modification fees received by the special servicer as compensation on the related mortgage loan (together with any other modification fee earned on that mortgage loan for a prior modification done within 12 months) will offset future workout and liquidation fees earned on that mortgage loan as further described in the Free Writing Prospectus.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (other than special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or special servicer or to pay certain expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan and any excess will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while specially serviced loan).  To the extent any amounts reimbursed out of penalty charges are subsequently recovered on the related mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at 1.0% for all specially serviced mortgage loans and REO properties, subject to a minimum liquidation fee of $25,000.  Workout Fees will be calculated at 1.0% for all mortgage loans (or such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest on the related mortgage loan from the date such mortgage loan becomes a corrected mortgage loan through and including the related maturity date).

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related mortgage loan within 60 days of the maturity default.

Operating Advisor
Prior to the occurrence of a Control Termination Event, the operating advisor will review certain information on the certificate administrator’s website, and will have access to any final asset status report but will not have any approval or consultation rights.  After a Control Termination Event, the operating advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

After the occurrence and during the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, as a collective whole, as if those certificateholders constituted a single lender.

The operating advisor will be subject to termination if at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such vote is approved by more than 50% of the voting rights of Non-Reduced Certificates that exercise their right to vote, provided that at least 50% of the voting rights of Non-Reduced Certificates have exercised their right to vote.  The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Deal Website
The certificate administrator will maintain a deal website including, but not limited to:

—   all special notices delivered

—   summaries of final asset status reports

—   all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates

—   an “Investor Q&A Forum” and

—   a voluntary investor registry

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTAIN DEFINITIONS

■	“ADR”: Means, for any hospitality property, average daily rate.

■
“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 8 months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state an “as stabilized” value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property.  For purposes of calculating the Cut-off Date LTV Ratio and/or the Maturity Date LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool – Certain Calculations and Definitions” in the Free Writing Prospectus for a description of Maturity Date LTV Ratio.

■
“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower.  The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■
“Hard Lockbox”: Means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account (or an operating account accessible to the borrower, operating lessee and/or property manager subject to an account control agreement in favor of the lender) even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender (or an operating account accessible to the borrower, operating lessee and/or property manager subject to an account control agreement in favor of the lender). However, with respect to the W Minneapolis mortgage loan, the hotel operator has established an operating account pursuant to the related operating agreement into which all of the foregoing amounts are deposited. The hotel operator disburses funds from such operating account to pay for operating expenses, payroll expenses and the hotel operator’s management fee, and then deposits an amount equal to 4% of gross operating revenues into a segregated operating account for furniture, fixtures and equipment, following which the hotel operator is required to transfer to the lender’s cash management account all amounts from that operating account that would otherwise be payable to the borrower under the related operating agreement.

■
“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■
“Non-Reduced Certificates”: Each class of Sequential Pay Certificates that has a certificate principal amount as may be reduced by principal payments and by appraisal reductions and realized losses allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate principal amount of that class of Sequential Pay Certificates as reduced by principal payments.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■
“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■
“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, rooms, units or pads in the property that is owned by the related borrower.  In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and / or assumptions regarding the re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■
“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

■
“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by S&P and Fitch that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates. However, such confirmation will be deemed received or not required in certain circumstances as further described in the Free Writing Prospectus.  See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Free Writing Prospectus.

■	“RevPAR”: Means, with respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■
“Soft Lockbox”: Means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality properties are considered to have a soft lockbox if credit card receivables and cash or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■
“Soft Springing Lockbox”: Means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox converts to a Hard Lockbox.

■
“Springing Lockbox”: Means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

■
“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date, the percentage of net rentable square footage, rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property, or in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: Means the Terrorism Risk Insurance Program Reauthorization Act of 2007.

■	“TTM”: Means trailing twelve months.

■
“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(-ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■
“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items.  Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.  In determining rental revenue for multifamily rental, manufactured housing community and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.  The Underwritten Net Cash Flow for each mortgaged property is calculated based on the basis of numerous assumptions and subjective judgments, which, if ultimately proved erroneous, could cause the actual operating income for the mortgaged property to differ materially from the Underwritten Net Cash Flow set forth in this Term Sheet.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■
“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan adjusted for specific property, tenant and market considerations.  Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■
“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Free Writing Prospectus to the extent material and in certain cases contractual rent increases generally within 12 months past the Cut-off Date, in certain cases, appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees.  In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out.  We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

FRIENDLY CENTER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

FRIENDLY CENTER

CARTIFACT
Friendly Center
600 Green Valley Road
Greensboro, NC 27408
Greensboro
DOWNTOWN
FAIRFIELD
WHITE OAK HEIGHTS
BRITISH WOODS
BEECHCROFT
SPRING VALLEY
PINECROFT
SHANNON HILLS
PIEDMONT TRIAD INT'L AIRPORT
Wesley Long Community Hospital
Moses H Cone Memorial Hospital
University of North Carolina Greensboro
Greensboro College
Bennett College
North Carolina A&T State University
War Memorial Stadium
Newbridge Bank Park
Greensboro Coliseum Complex
Four Seasons Town Center
Wendover Village
Guilford College
Starmount Forest Country Club
Greensboro Country Park
Lake Brandt
Lake Townsend
Buffalo Lake
JOSEPH M BRYAN BLVD
W WENDOVER AVE
W FRIENDLY AVE
W MARKET ST
W FLORIDA ST
HIGH POINT RD
BATTLEGROUND AVE
W CONE BLVD

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

FRIENDLY CENTER

Harris Teeter
macy's
belk
Fidelity
SHOPS AT FRIENDLY CENTER
FRIENDLY CENTER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

FRIENDLY CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Greensboro, North Carolina	Cut-off Date Principal Balance		$100,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$100.51
Size (SF)	994,891	Percentage of Initial Pool Balance		8.4%
Total Occupancy as of 4/23/2013	98.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/23/2013	98.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	1957, 2006 / 1996, 2013	Mortgage Rate		3.4795%
Appraised Value	$170,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36
Underwritten Revenues	$16,051,355
Underwritten Expenses	$4,397,541	Escrows(1)
Underwritten Net Operating Income (NOI)	$11,653,814		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,862,413	Taxes	$0	$0
Cut-off Date LTV Ratio	58.8%	Insurance	$0	$0
Maturity Date LTV Ratio	50.0%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	2.17x / 2.02x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.7% / 10.9%	Other(2)	$829,108	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$100,000,000	98.6%	Loan Payoff	$100,111,139	98.7%
Principal’s New Cash Contribution	1,418,515	1.4	Reserves	829,108	0.8
			Closing Costs	478,269	0.5

Total Sources	$101,418,515	100.0%	Total Uses	$101,418,515	100.0%

(1)	See “—Escrows” below.
(2)	Other reserves represent unfunded obligations for outstanding tenant improvements and leasing commissions.

■
The Mortgage Loan.  The mortgage loan (the “Friendly Center Loan”) is evidenced by a note in the original principal amount of $100,000,000 and is secured by a first mortgage encumbering the borrower’s interest in a retail lifestyle center located in Greensboro, North Carolina known as Friendly Center (the “Friendly Center Property”).  The Friendly Center Loan was originated by Goldman Sachs Mortgage Company on March 12, 2013 and represents approximately 8.4% of the Initial Pool Balance.  The note evidencing the Friendly Center Loan has an outstanding principal balance as of the Cut-off Date of $100,000,000 and has an interest rate of 3.4795% per annum.  The borrower used a portion of the proceeds of the Friendly Center Loan to refinance existing debt on the Friendly Center Property.

The Friendly Center Loan had an initial term of 120 months and has a remaining term of 119 months.  The Friendly Center Loan requires payments of interest only for the first 36 payments following origination and thereafter will require payments of interest and principal based on a 30-year amortization schedule. The Friendly Center Loan may be voluntarily prepaid at any time on or after the first due date in April 2014 with payment of a prepayment fee equal to the greater of a yield maintenance premium and 1% of the outstanding principal balance. The scheduled maturity date is the due date in April 2023.  The Friendly Center Loan may be voluntarily prepaid on and after January 6, 2023 without payment of any yield maintenance or prepayment fee.

■
The Mortgaged Property.  The Friendly Center Property is a 994,891 SF lifestyle center located in the Greensboro-Winston-Salem-High Point area, known as the Piedmont Triad. The Piedmont Triad is connected via the National Interstate Highway System and a network of local highways. The main east/west and north/south highways that intersect within the Greensboro area include; Interstate highways 40 and 85, and U.S. highways 29, 70, 220, and 421. The Friendly Center Property is located at the north side of West Friendly Avenue, east of Hobbs Road and is bounded by Northline Avenue to the north in the City of Greensboro, North Carolina. The boundaries of the immediate area are Interstate 40 to the south, the Central Business District of Greensboro to the east, Battleground Avenue (U.S. highway 220) to the north and College Road to the west. The Central Business District is approximately two and half miles east of the Friendly Center Property. The Friendly Center Property’s space that constitutes collateral for the Friendly Center Loan totals 994,891 SF and includes tenants such as Sears, Macy’s, Belk, Whole Foods, Grande Cinemas, Apple and Barnes & Noble. As of April 23, 2013, the Total and Owned Occupancy was 98.1%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

FRIENDLY CENTER

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Friendly Center Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF/Screen(2)		Occupancy Cost	Renewal / Extension Options
Anchors
Sears (GL)	NR / NR / CCC+	182,086	18.3%	Yes	$85,400	$0.47	1/31/2028	$147	(3)	0.4%	NA
Macy’s (GL)	NR / Baa3 / BBB	145,388	14.6	Yes	$165,767	$1.14	11/14/2016	$115		1.0%	NA
Belk(4)	NR / NR / NR	139,880	14.1	Yes	$1,072,426	$7.67	4/8/2017	$206		3.7%	4, 5-year options
Grande Cinemas (GL)	NR / NR / NR	60,400	6.1	Yes	$557,775	$9.23	3/3/2020	$243,827		14.3%	5, 5-year options
BB&T (GL)	A+ / A2 / A-	60,000	6.0	Yes	$656,494	$10.94	11/30/2036	NA		NA	6, 5-year options
Whole Foods(5)	NR / NR / BBB-	NA	NA	NA	NA	NA	NA	NA		NA	NA
Total Anchors		587,754	59.1%

Jr. Anchors
Barnes & Noble	NR / NR / NR	25,158	2.5%	Yes	$610,294	$24.26	2/28/2017	$358		6.8%	2, 5-year options
Old Navy(6)	BBB- / Baa3 / BB+	15,400	1.5	Yes	$269,435	$17.50	3/31/2014	$350		5.0%	NA
Great Outdoor Provision Co.	NR / NR / NR	12,644	1.3	Yes	$400,502	$31.68	1/31/2018	$133		23.8%	NA
Pier 1 Imports	NR / NR / NR	12,353	1.2	Yes	$379,068	$30.69	2/28/2018	$128		23.9%	2, 5-year options
Rite Aid(7)	CCC / Caa2 / B-	10,908	1.1	Yes	$375,686	$34.44	3/15/2019	$215		16.0%	4, 5-year options
New York & Company	NR / NR / NR	10,744	1.1	Yes	$315,785	$29.39	3/31/2015	$219		13.4%	NA
Total Jr. Anchors		87,207	8.8%

Occupied In-line		252,370	25.4%	Yes	$8,896,356	$35.25
Occupied Outparcel/Other		48,684	4.9%	Yes	$1,665,005	$34.20
Vacant Spaces		18,876	1.9%	Yes	$0	$0.00
Total Owned SF		994,891	100.0%
Total SF		994,891	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales are as of 12/31/2012.
(3)	Sears’ sales $ per SF excludes the 34,000 SF subleased to Whole Foods.
(4)	Belk has the right to go dark at anytime.
(5)	Whole Foods subleases 34,000 SF from Sears.
(6)	Old Navy has the right to go dark at anytime.
(7)	Rite Aid sales are as of March 31, 2012.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Friendly Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(2)	Occupancy Cost	Renewal / Extension Options
Belk(3)	NR / NR / NR	139,880	14.1%	$769,340	6.3%	$5.50	4/8/2017	$206	3.7%	4, 5-year options
Barnes & Noble	NR / NR / NR	25,158	2.5	525,802	4.3	20.90	2/28/2017	$358	6.8%	2, 5-year options
BB&T (GL)	A+ / A2 / A-	60,000	6.0	400,000	3.3	6.67	11/30/2036	NA	NA	6, 5-year options
Great Outdoor Provision Co.	NR / NR / NR	12,644	1.3	354,032	2.9	28.00	1/31/2018	$133	23.8%	NA
Rite Aid(4)	CCC / Caa2 / B-	10,908	1.1	336,000	2.8	30.80	3/15/2019	$215	16.0%	4, 5-year options
Pier 1 Imports	NR / NR / NR	12,353	1.2	321,178	2.6	26.00	2/28/2018	$128	23.9%	2, 5-year options
Grande Cinemas (GL)	NR / NR / NR	60,400	6.1	296,875	2.4	4.92	3/3/2020	$243,827	14.3%	5, 5-year options
PNC Bank (GL)	A+ / A2 / A	6,009	0.6	286,110	2.3	47.61	12/31/2020	NA	NA	2, 5-year options
New York & Company	NR / NR / NR	10,744	1.1	279,344	2.3	26.00	3/31/2015	$219	13.4%	NA
Anthropologie	NR / NR / NR	9,551	1.0	262,653	2.2	27.50	1/31/2019	$398	9.0%	2, 5-year options
Ten Largest Owned Tenants		347,647	34.9%	$3,831,334	31.5%	$11.02
Remaining Owned Tenants		628,368	63.2	8,349,952	68.5	13.29
Vacant Spaces (Owned Space)		18,876	1.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		994,891	100.0%	$12,181,286	100.0%	$12.48

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales are as of 12/31/2012.
(3)	Belk has the right to go dark at anytime.
(4)	Rite Aid sales are as of March 31, 2012.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

FRIENDLY CENTER

The following table presents certain information relating to the lease rollover schedule at the Friendly Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	12,646	1.3	1.3%	222,856	1.8	17.62	6
2014	58,423	5.9	7.1%	1,280,232	10.5	21.91	11
2015	52,775	5.3	12.4%	1,412,275	11.6	26.76	10
2016	173,129	17.4	29.8%	761,294	6.2	4.40	9
2017	191,960	19.3	49.1%	2,016,068	16.6	10.50	10
2018	55,653	5.6	54.7%	1,797,354	14.8	32.30	9
2019	47,948	4.8	59.6%	1,407,343	11.6	29.35	8
2020	88,464	8.9	68.4%	1,128,264	9.3	12.75	6
2021	5,405	0.5	69.0%	130,867	1.1	24.21	1
2022	19,243	1.9	70.9%	679,588	5.6	35.32	6
2023	25,583	2.6	73.5%	801,226	6.6	31.32	7
2024 & Thereafter	244,786	24.6	98.1%	543,917	4.5	2.22	4
Vacant	18,876	1.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	994,891	100.0%		$12,181,286	100.0%	$12.48	87

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Friendly Center Property:

Historical Leased %(1)

	2010(2)	2011(2)	2012(2)	As of 3/31/2013
Owned Space	94.5%	98.8%	98.9%	97.1%

(1)	As provided by the borrower.
(2)	Represents occupancy as of December 31, for the indicated year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Friendly Center Property:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 3/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$10,165,521	$11,146,490	$11,566,467	$11,636,358	$12,181,286	$12.24
Overage Rent	68,928	158,602	98,354	200,419	193,037	0.19
Other Rental Revenue	216,091	263,612	240,421	247,542	224,520	0.23
Reimbursement Revenue	2,572,528	3,130,589	3,080,931	3,214,776	3,563,242	3.58
Market Revenue from Vacant Units	0	0	0	0	662,332	0.67
Other Revenue(3)	27,658	34,766	9,275	26,471	26,184	0.03
Gross Revenue	$13,050,726	$14,734,059	$14,995,448	$15,325,566	$16,850,601	$16.94
Vacancy & Credit Loss	0	0	0	0	(799,246)	(0.80)
Effective Gross Income	$13,050,726	$14,734,059	$14,995,448	$15,325,566	$16,051,355	$16.13

Total Operating Expenses	$4,267,763	$4,270,068	$4,241,504	$4,279,513	$4,397,541	$4.42

Net Operating Income	$8,782,963	$10,463,991	$10,753,944	$11,046,053	$11,653,814	$11.71
TI/LC	0	0	0	0	373,546	0.38
Capital Expenditures	0	0	0	0	417,854	0.42
Net Cash Flow	$8,782,963	$10,463,991	$10,753,944	$11,046,053	$10,862,413	$10.92

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 4/23/2013 rent roll with rent steps through 5/31/2014.
(3)	Other revenue includes miscellaneous income.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

FRIENDLY CENTER

■	Appraisal. According to the appraisal, the Friendly Center Property had an “as-is” appraised value of $170,000,000 as of an effective date of February 1, 2013.

■
Environmental Matters. A Phase I Environmental Site Assessment (“ESA”), dated February 14, 2013, reported that the Friendly Center Property has contamination from a leaking underground storage tank (“LUST”) that was associated with a former BP Oil Company onsite gas station.  BP is the responsible party for the gas station LUST matter, which was accepted into the North Carolina Department of Environment and Natural Resources LUST Trust Program and is continuing to be remediated.  Additionally, subsurface soil sampling conducted in connection with a Phase II ESA, dated March 11, 2013 identified dry cleaning chemical impacts to soil and groundwater at concentrations sufficiently high enough to warrant reporting the results to the North Carolina state environmental agency.  The Phase II ESA investigators concluded that the state agency will likely require further investigation and might require remediation.  The lender required the borrower to apply to the state Dry Cleaning Solvent Cleanup Act Program (the “Program”) and provide the lender with evidence of such application. If the Friendly Center Property is accepted into the Program, the borrower is required to deliver evidence thereof and take such actions as are required pursuant to the Program in order to remediate the environmental condition, but will not be required to reserve any amounts with the lender in respect of such remediation. In the event the Friendly Center Property is not admitted into the Program by March 12, 2014 (subject to an extension until March 12, 2015 so long as the borrower continues to use reasonable efforts to be accepted into the Program), or if the borrower’s application to the Program is rejected then it is required make a deposit into the deferred maintenance and environmental escrow account in an amount equal to the lesser of $350,000 and the amount necessary to perform and comply with the recommendations of the Phase II Environmental Site Assessment. See “Risk Factors Environmental Considerations” in the Free Writing Prospectus.

■
Market Overview and Competition.  The Friendly Center Property is an approximately 994,891 SF lifestyle center located in the Greensboro-Winston-Salem-High Point area, known as the Piedmont Triad. The Piedmont Triad is connected via the interstate highway system and a network of local highways. As of 2012, the population within a five mile radius of the Friendly Center Property was 214,335, with an average household income of $56,485. The Friendly Center Property’s space that constitutes collateral for the Friendly Center Loan totals 994,891 SF and includes tenants such as Sears, Macy’s, Belk, Whole Foods, Grande Cinemas, Apple and Barnes & Noble. The Shops at Friendly Center, which is adjacent to the Friendly Center Property, is owned by an affiliate of the borrower.

The following table presents certain information relating to the primary competition for the Friendly Center Property:

Competitive Set(1)
	Friendly Center	The Shops at Friendly Center	Four Seasons Town Centre	Oak Hollow Mall
Distance from Subject	-	Adjacent to subject property	3.5 miles	15.0 miles
Property Type	Lifestyle Center	Lifestyle Center	Super-Regional Center/Mall	Regional Center
Year Built	1957, 2006	2006	1974	1994
Total GLA	994,891	275,000	93,000	850,000
Total Occupancy	98%	98%	92%	87%
Anchors	Belk, Macy’s, Sears, Grande Cinemas, BB&T, Whole Foods	Harris Teeter, REI	Dillard’s, JC Penney, Belk	Belk, Dillard’s, JC Penney, Sears, Target

(1)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

FRIENDLY CENTER

■
The Borrower.  The borrower is CBL-Friendly Center CMBS, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Friendly Center Loan.  The borrower under the Friendly Center Loan is indirectly owned by CBL & Associates Limited Partnership and the Teacher’s Retirement System of Illinois. CBL & Associates Limited Partnership is the non-recourse carveout guarantor under the Friendly Center Loan.

■
Escrows. On the origination date, the borrower funded a reserve in the amount of $829,108 in respect of certain unfunded obligations at the Friendly Center Property.  On each due date during the continuance of an event of default or a Friendly Center Loan Trigger Period, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, (ii) a tenant improvement and leasing commission reserve in the monthly amount of $33,925 (capped at $1,221,300) and (iii) a capital expenditure reserve in the monthly amount of $20,726 (capped at $746,141). Additionally, a deferred maintenance and environmental escrow reserve is required to be deposited in an amount equal to the lesser of (x) $350,000 and (y) the amount necessary to perform and comply with all recommendations set forth in the Phase II ESA in the event that either (a) the Friendly Center Property is not admitted into the Program or (b) the borrower’s application for the Program is rejected.

Furthermore, during the continuance of a Friendly Center Loan Trigger Period, the loan documents require that all amounts on deposit in the lockbox account, after the payment of debt service and the funding of required monthly escrows for budgeted operating expenses, real estate taxes, insurance, tenant improvements and leasing commissions be reserved and held as additional collateral for the Friendly Center Loan.

A “Friendly Center Loan Trigger Period” means any period commencing as of the end of any fiscal quarter in which the DSCR (as calculated under the loan agreement) for the Friendly Center Property for the twelve-month period immediately preceding such fiscal quarter end is less than 1.40x and terminating as of the end of the second fiscal quarter in which the net operating income of the Friendly Center Property for the twelve-month period immediately preceding such fiscal quarter end is equal to or greater than 1.40x.

■
Lockbox and Cash Management.  The Friendly Center Loan requires a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to lender-controlled lockbox accounts.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account or a blocked account under the control of the lender within one business day after receipt.  So long as no event of default or Friendly Center Loan Trigger Period is then continuing, all amounts in the lockbox accounts in excess of $25,000 are required to be swept on a daily basis to an operating account accessible by borrower but pledged to lender.  During the continuance of an event of default or Friendly Center Loan Trigger Period, all amounts in any blocked account in excess of $25,000 are required to be swept to the lender-owned cash management account, rather than to the borrower.  During the continuance of an event of default under the Friendly Center Loan, the lender may prohibit borrower’s access to the funds contained in the operating account and apply any funds in the cash management account toward the payment of monthly budgeted operating expenses, followed by expenses of the Friendly Center Property and then to amounts payable under the Friendly Center Loan.

■
Property Management.  The Friendly Center Property is currently managed by CBL & Associates Management, Inc., an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the Friendly Center Property may not be managed by any other party, other than (i) any direct or indirect wholly-owned affiliate of CBL & Associates Management, Inc. or CBL & Associates Limited Partnership, or (ii) another management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  Upon the occurrence of an event of default, a material default by the property manager under the management agreements beyond any applicable cure period or the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may require the borrower to replace the property manager with a new property manager selected by the lender and with respect to which a Rating Agency Confirmation has been received.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

FRIENDLY CENTER

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Friendly Center Property, plus eighteen months of business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Friendly Center Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents, and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to that amount.  The terrorism insurance is required to contain a deductible that is no larger than $100,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Friendly Center Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Availability of Terrorism Insurance” in the Free Writing Prospectus.

■
Release of Collateral.  The borrower may obtain the release of one or more vacant, non-income producing parcels for which no material value was assigned.  In connection with the conveyance (or ground lease) of such parcels to one or more third parties, without the payment of a release price, subject to certain conditions set forth in the loan agreement which must be satisfied, including among others: (i) no event of default is continuing under the Friendly Center Loan, (ii) a determination that certain REMIC requirements will be met, (iii) delivery of an endorsement to the title policy, (iv) no material adverse effect on the ability of borrowers to perform or lender to enforce any material provision of any loan document, the enforceability of any material provision of any loan document, or the value, net operating income, use, enjoyment, operation or occupancy of the Friendly Center Property and (v) delivery of Rating Agency Confirmation.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

QUEENS CROSSING

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

QUEENS CROSSING

Queens Crossing
38-25 Main Street
Flushing, NY 11354
New York
MANHATTAN
QUEENS
BROOKLYN
Fort Lee
Ridgefield
Cliffside Park
Fairview
Edgewater
Guttenberg
West New York
WASHINGTON HEIGHTS
HAMILTON HEIGHTS
HARLEM
MORNINGSIDE HEIGHTS
EAST HARLEM
YORKVILLE
UPPER WEST SIDE
UPPER EAST SIDE
MIDTOWN WEST
MIDTOWN EAST
CHELSEA
WEST VILLAGE
EAST VILLAGE
SOHO
TRIBECA
LITTLE ITALY
CHINATOWN
LOWER EAST SIDE
FINANCIAL DISTRICT
PARKCHESTER
SOUTH BRONX
UNION PORT
THROGGS NECK
MOTT HAVEN
HUNTS POINT
WHITESTONE
COLLEGE POINT
STEINWAY
LA GUARDIA INTERNATIONAL AIRPORT
ASTORIA-LONG ISLAND CITY
QUEENSBORO HILL
Parsons Hospital
Shea Stadium
JACKSON HEIGHTS
WOODSIDE
SUNNY SIDE
Elmhurst Hospital
Queens Center
Rego Park Center
UTOPIA
FRESH MEADOWS
Fresh Meadow Shopping Center
FLUSHING
MASPETH
MIDDLE VILLAGE
Saint Johns Cemetery
FOREST HILLS
Queens Hospital
St Johns University
JAMAICA
WILLIAMSBURG
RIDGEWOOD
Metro Mall
GLENDALE
BUSHWICK
WOODHAVEN-RICHMOND HILL
Gallery at Fulton Street
COBBLE HILL
FORT GREEN
BOERUM HILL
CARROLL GARDENS
BEDFORD-STUYVESANT
PARK SLOPE
EAST BROOKLYN
Aqueduct Race Track Nyra
BROWNSVILLE
Kings County Hospital Center
GREENWOOD
Gateway Center
JOHN F KENNEDY INTERNATIONAL AIRPORT
SUNSET PARK
BOROUGH PARK
CANARSIE
MAPLETON-FLATLANDS
DYKER HEIGHTS
BENSONHURST
GRAVESEND-SHEEPSHEAD BAY
Jamaica Bay
GRAND CENTRAL PKWY
WHITESTONE EXPY
BROOKLYN QUEENS EXPY
JACKIE ROBINSON PKWY
VAN WYCK EXPY
BELT PKWY
FDR DR
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

QUEENS CROSSING

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Flushing, New York	Cut-off Date Principal Balance	$75,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF	$418.56
Size (SF)	179,186	Percentage of Initial Pool Balance	6.3%
Total Occupancy as of 3/1/2013	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/1/2013	100.0%	Type of Security(1)	Fee Simple
Year Built / Latest Renovation	2007 / NAP	Mortgage Rate	4.7500%
Appraised Value	$112,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Underwritten Revenues	$9,017,050
Underwritten Expenses	$1,745,186	Escrows
Underwritten Net Operating Income (NOI)	$7,271,864	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,944,908	Taxes	$60,000	$13,000
Cut-off Date LTV Ratio	67.0%	Insurance	$52,500	$6,550
Maturity Date LTV Ratio	54.6%	Replacement Reserves	$0	$3,750
DSCR Based on Underwritten NOI / NCF	1.55x / 1.48x	TI/LC	$0	$14,950
Debt Yield Based on Underwritten NOI / NCF	9.7% / 9.3%	Other(2)	$261,875	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$75,000,000	88.2%	Loan Payoff	$61,059,132	71.8%
Mezzanine Loan Amount	10,000,000	11.8	Principal Equity Distribution	21,580,684	25.4
			Closing Costs	1,985,809	2.3
			Reserves	374,375	0.4

Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%

(1)	The collateral consists of 17 condominium units.
(2)
Upfront other reserve consists of the following: (i) a deferred maintenance reserve of $25,375 and (ii) a static reserve of $236,500 for the payment of three monthly installments of common charges owed by the borrower to the board of managers under the condominium regime.

■
The Mortgage Loan.  The mortgage loan (the “Queens Crossing Loan”) is evidenced by a note in the original principal amount of $75,000,000 and is secured by a first mortgage encumbering the borrower’s interest in certain condominium units in the Queens Crossing shopping center and office building located in Flushing, Queens, New York (the “Queens Crossing Property”).  The Queens Crossing Loan was originated by Jefferies LoanCore LLC.  The Queens Crossing Loan was originated on April 23, 2013 and represents approximately 6.3% of the Initial Pool Balance.  The note evidencing the Queens Crossing Loan had an outstanding principal balance as of the Cut-off Date of $75,000,000 and has an interest rate of 4.7500% per annum.  The borrower used the proceeds of the Queens Crossing Loan to refinance the Queens Crossing Property.

The Queens Crossing Loan had an initial term of 120 months and has a remaining term of 120 months.  The Queens Crossing Loan requires monthly payments of interest and principal based on a 30-year amortization schedule.  The scheduled maturity date is the due date in May 2023.  Voluntary prepayment of the Queens Crossing Loan is prohibited prior to February 6, 2023.  Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

■
The Mortgaged Property.  The Queens Crossing Property is a 424,747 gross SF mixed use commercial condominium property located in Flushing, Queens, New York.  The portion of the Queens Crossing Property’s space that constitutes collateral for the Queens Crossing Loan totals 179,186 rentable SF and includes (i) a 401-space, two-level below-grade parking garage totaling 84,549 SF, (ii) the ground floor, 1st floor and 2nd floor retail spaces totaling 79,875 SF, (iii) the 12th floor office space totaling 14,762 SF and (iv) the exterior LED signage.  Floors 3 through 11 of the Queens Crossing Property consist of 89 office condominium units totaling 213,999 gross SF that do not serve as collateral for the Queens Crossing Loan and were 100.0% sold by affiliates of the borrower between 2007 and 2009.  The Queens Crossing Property was recently constructed by affiliates of the borrower in 2007, and as of March 1, 2013, Total and Owned Occupancy were both 100.0%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

QUEENS CROSSING

   The following table presents certain information relating to the major tenants at the Queens Crossing Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of Total GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
TD Bank, N.A.	AA- / Aa3 / AA-	5,455	3.0%	$1,650,000	18.0%	$302.47	11/27/2022	NA	NA	2, 5-year options
F&T Management & Parking Corp.(4)	NR / NR / NR	84,549	47.2	1,115,688	12.2	13.20	12/31/2017	NA	NA	NA
Mulan Restaurant LLC(4)	NR / NR / NR	22,500	12.6	1,114,588	12.2	49.54	9/30/2020	NA	NA	NA
TDC Development & Construction Corp.(4)	NR / NR / NR	14,762	8.2	904,236	9.9	61.25	12/31/2017	NA	NA	NA
QC Fashion LLC (Mango)	NR / NR / NR	8,856	4.9	763,848	8.4	86.25	12/31/2020	NA	NA	NA
Arheesu Restaurant, Inc.	NR / NR / NR	12,700	7.1	695,559	7.6	54.77	12/31/2017	NA	NA	NA
Irresistible Int’L LLC	NR / NR / NR	10,500	5.9	688,415	7.5	65.56	9/30/2020	NA	NA	NA
Shinhan Bank America	NR / NR / NR	3,688	2.1	367,152	4.0	99.55	9/30/2024	NA	NA	1, 5-year option
Paris Baguette America, Inc.	NR / NR / NR	2,524	1.4	342,100	3.7	135.54	4/30/2017	NA	NA	1, 5-year option
Marching Technology LLC(4)	NR / NR / NR	0	0.0	278,224	3.0	NA	12/31/2017	NA	NA	NA
Ten Largest Owned Tenants(3)		165,534	92.4%	$7,919,810	86.6%	$46.16
Remaining Owned Tenants(5)		13,652	7.6	1,223,909	13.4	89.65
Total / Wtd. Avg. All Owned Tenants		179,186	100.0%	$9,143,719	100.0%	$49.48

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include non-owned tenants.
(3)	UW Base Rent per SF calculations do not include the UW Base Rent attributable to Marching Technology LLC, a LED signage tenant.
(4)
Tenant is an affiliate of the borrower. Other borrower-affiliated tenants include Rose House Restaurant and E888 International Inc. Lease payments due from borrower-affiliated tenants are personally guaranteed by Michael Less, Christian Lee and Sunny Chiu, the non-recourse carveout guarantors under the Queens Crossing Loan.

(5)
Cooper Jewelers, a 1,410 SF tenant representing 0.8% of the Queens Crossing Property’s net rentable area, or 1.4% of in-place gross rent subject to a lease which expires in May 2019, stopped paying rent in January 2013 and is in the process of being evicted by the borrower. The tenant’s rent is included in JLC’s UW Base Rent but backed out as part of JLC’s vacancy adjustment.

   The following table presents certain information relating to the lease rollover schedule at the Queens Crossing Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned Total GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$ 0	0.0%	$ 0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	850	0.5	0.5%	70,188	0.8	82.57	1
2015	772	0.4	0.9%	151,374	1.7	196.08	2
2016	0	0.0	0.9%	0	0.0	0.00	0
2017	114,535	63.9	64.8%	3,335,807	36.5	29.12	5
2018	2,988	1.7	66.5%	312,157	3.4	104.47	2
2019(2)	4,078	2.3	68.8%	359,259	3.9	88.10	3
2020	43,106	24.1	92.8%	2,674,851	29.3	62.05	4
2021	954	0.5	93.4%	178,231	1.9	186.82	1
2022	5,455	3.0	96.4%	1,650,000	18.0	302.47	1
2023	2,760	1.5	97.9%	44,700	0.5	16.20	1
2024 & Thereafter	3,688	2.1	100.0%	367,152	4.0	99.55	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	179,186	100.0%		$9,143,719	100.0%	$51.03	21

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)
Cooper Jewelers, a 1,410 SF tenant representing 0.8% of the Queens Crossing Property’s net rentable area, or 1.4% of in-place gross rent subject to a lease which expires in May 2019, stopped paying rent in January 2013 and is in the process of being evicted by the borrower. The tenant’s rent is included in JLC’s UW Base Rent but backed out as part of JLC’s vacancy adjustment.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

QUEENS CROSSING

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Queens Crossing Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 2/28/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$7,842,594	$8,390,101	$8,669,563	$8,671,217	$9,143,719	$51.03
Mark to Market	0	0	0	0	(293,282)	(1.64)
Total Rent	$7,842,594	$8,390,101	$8,669,563	$8,671,217	$8,850,437	$49.39
Total Reimbursables	629,153	636,207	634,864	635,668	641,195	3.58
Vacancy & Credit Loss	0	0	0	0	(474,582)	(2.65)
Effective Gross Income	$8,471,747	$9,026,308	$9,304,427	$9,306,885	$9,017,050	$50.32

Total Operating Expenses	$1,290,817	$1,309,587	$1,411,532	$1,412,673	$1,745,186	$9.74

Net Operating Income	$7,180,930	$7,716,722	$7,892,895	$7,894,211	$7,271,864	$40.58
TI/LC	0	0	0	0	283,246	1.58
Capital Expenditures	0	0	0	0	43,709	0.24
Net Cash Flow	$7,180,930	$7,716,722	$7,892,895	$7,894,211	$6,944,908	$38.76

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Total Rent includes a mark-to-market adjustment to the 12th floor office space based on the appraiser’s concluded office market rent of $50 per SF gross.

■	Appraisal. According to the appraisal, the Queens Crossing Property had an “as-is” appraised value of $112,000,000 as of an effective date of March 6, 2013.

■	Environmental Matters. According to the Phase I report, dated March 3, 2013, there are no recommendations for further action at the Queens Crossing Property.

■
Market Overview.  The Queens Crossing Property is located in the heart of downtown Flushing in Queens, New York along the eastern side of Main Street, between 38th and 39th Avenues, east of Manhattan and approximately four miles southeast of LaGuardia Airport.  The fourth largest business district in New York City, Flushing is the largest urban center in the borough of Queens.  The intersection of Main Street and Roosevelt Avenue, one block south of the Queens Crossing Property, is the third busiest pedestrian intersection in New York City, falling only behind Times Square and Herald Square in Manhattan.  Most of the primary thoroughfares in the vicinity of the Queens Crossing Property are developed with mixed use commercial buildings with ground floor retail space.  As of 2012, the population and average household income within a 1.5-mile radius of the Queens Crossing Property was 167,307 and $59,415, respectively.

Flushing is a self-contained community and the Queens Crossing Property competes with other commercial properties along Flushing’s Main Street corridor.  The Main Street corridor commands the highest retail and office rents within the Flushing market.  Asking rents within Downtown Flushing increased year-over-year as of fourth quarter 2012, particularly along the Main Street corridor which exhibits gross asking retail rents ranging from $100 to $250 per SF depending on size, frontage, utility and location.  Secondary thoroughfares exhibit gross asking retail rents ranging from $30 to $75 per SF.  Vacancy rates within the prime Downtown Flushing retail area range between 2% and 4%. The appraiser’s concluded market rents are generally in line with rents in-place at the Queens Crossing Property with the exception of the 12th floor office tenant, which currently pays a gross rent of $69.87, compared to the appraiser’s concluded office market rent of $50 per SF gross.

■
The Borrower.  The borrower is QC Flushing LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Queens Crossing Loan.  The borrower under the Queens Crossing Loan is indirectly owned 31% by Sunny Chiu, 36% by Michael Lee and Christian Lee and 33% by limited partners (none of whom own a 10% or greater interest in the borrower).  The non-recourse carveout guarantors under the Queens Crossing Loan are Sunny Chiu, Michael Lee and Christian Lee who have personally guaranteed all lease payments due from borrower-affiliated tenants.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

QUEENS CROSSING

■
Escrows. At origination, the borrower funded (i) an escrow reserve in the amount of $60,000 in respect of taxes and $52,500 in respect of insurance premiums, (ii) an escrow reserve in the amount of $25,375 in respect of deferred maintenance and (iii) a static escrow reserve in the amount of $236,500 representing three monthly installments of common charges owed by the borrower to the board of managers under the condominium regime.  On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period, (ii) a tenant improvement and leasing commission reserve in the monthly amount of $14,950 and (iii) a capital expenditure reserve in the monthly amount of $3,750.

■
Lockbox and Cash Management.  The Queens Crossing Loan requires a hard lockbox and cash management, which are already in place. The borrower directed the tenants to pay their rents directly to a lender-controlled lockbox account. All amounts in the lockbox account are swept on a daily basis to a lender-controlled cash management account.  In addition, the loan provides for a cash flow sweep in the event that the debt yield, as calculated under the loan documents, is less than 8.5%. During a cash flow sweep, all excess funds in the cash management account, after all required payments and deposits under the cash waterfall have been made (including the payment of debt service and the funding of certain reserves) are retained by lender and held as cash collateral for the Queens Crossing Loan. The cash flow sweep will terminate once the debt yield is at least 8.5% for two consecutive calendar quarters.

■
Property Management.  The Queens Crossing Property is currently self-managed by the borrower.  Under the loan documents, the Queens Crossing Property must remain (a) self-managed or (b) managed by a management company approved by the lender and with respect to which the lender has received Rating Agency Confirmation.  If the Queens Crossing Property is not self-managed, the lender may require the borrower to replace the property manager if (i) the debt yield is less than 8.5%, (ii) an event of default is continuing under the loan documents, (iii) there is a material default by the property manager under the management agreement or (iv) upon the gross negligence, malfeasance or willful misconduct of the property manager.

■
Mezzanine Indebtedness.  Concurrent with the funding of the Queens Crossing Loan, Jefferies LoanCore LLC funded a mezzanine loan in the amount of $10,000,000 to QC Flushing Mezz LLC, as mezzanine borrower, the sole member and owner of 100% of the equity interests in the borrower.  The mezzanine loan is secured by a pledge of the mezzanine borrower’s 100% equity interest in the borrower.  During the period commencing on the date of the closing of the mezzanine loan and ending on (and including) November 5, 2014, the mezzanine loan will have an interest rate of 13.5000% per annum, and during the period commencing on November 6, 2014 and continuing until the repayment in full of the mezzanine loan, the mezzanine loan will have an interest rate equal to the sum of (i) 13.00% plus (ii) the greater of (x) LIBOR for such interest period and (y) 0.50%. The mezzanine loan is co-terminus with the Queens Crossing Loan.

■
Terrorism Insurance.  The borrower is required to obtain and maintain coverage in its property insurance policy (or by a separate policy) against loss or damage by terrorist acts, both foreign and domestic, in an amount equal to 100% of the full replacement cost of the Queens Crossing Property plus twenty-four months of business interruption coverage; provided that such coverage is available.  In the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property policy, the borrower is required to obtain coverage for terrorism (as standalone coverage) in an amount equal to 100% of the full replacement cost of the Queens Crossing Property plus twenty-four months of business interruption coverage; provided that such coverage is available.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

■
Condominium Structure. The borrower is the fee owner of 17 condominium units and a 40.21% share of the common elements at the Queens Crossing Property. The balance of the condominium units at the Queens Crossing Property are owned by unaffiliated third parties and do not constitute collateral for the Queens Crossing Loan.  The condominium board at the Queens Crossing Property is comprised of five members, all of whom were appointed by the borrower.  It is possible in the future that the borrower may control only two of the five members.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

EAGLE RIDGE VILLAGE

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

EAGLE RIDGE VILLAGE

Eagle Ridge Village
26095 Kestrel Drive
Evans Mills, NY 13637
Evans Mills
Perch Lake
Highland Meadows Country Club
Willowbrook Golf Club
FORT DRUM
Black River
Glen Park
Watertown
Jefferson County Fairgrounds
Salmon Run Mall
Thompson Park
Ives Hill Country Club
Rutland Lake
DUTCH SETTLEMENT RD
GOULD CORNERS RD
WADDINGHAM RD
IRAQI FREEDOM DR
MT BELVEDERE BLVD
MILITARY RD
PLANK RD
MAPLE ST
LA FAVE RD
WHITE RD
BRADLEY ST
LERAY ST
MILL ST
S MASSEY ST
GOTHAM ST
GIFFORD ST
RIDGE RD
MIDDLETON RD
ANDREWS RD
STAPLIN RD
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

EAGLE RIDGE VILLAGE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Evans Mills, New York	Cut-off Date Principal Balance	$61,869,623
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$95,477.81
Size (Units)	648	Percentage of Initial Pool Balance	5.2%
Total Occupancy as of 12/31/2012	98.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/31/2012	98.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	2008-2012 / NAP	Mortgage Rate	5.3600%
Appraised Value	$84,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Underwritten Revenues	$8,462,120
Underwritten Expenses	$2,321,351	Escrows
Underwritten Net Operating Income (NOI)	$6,140,769	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,946,369	Taxes	$65,500	$32,660
Cut-off Date LTV Ratio	73.2%	Insurance	$67,500	$6,600
Maturity Date LTV Ratio	61.0%	Replacement Reserves	$0	$16,200
DSCR Based on Underwritten NOI / NCF	1.48x / 1.43x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.9% / 9.6%	Other(1)	$34,988	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$62,000,000	100.0%	Loan Payoff	$51,638,978	83.3%
			Principal Equity Distribution	9,286,779	15.0
			Closing Costs	906,256	1.5
			Reserves	167,988	0.3

Total Sources	$62,000,000	100.0%	Total Uses	$62,000,000	100.0%

(1)	Other upfront reserves represent a deferred maintenance reserve.

■
The Mortgage Loan.  The mortgage loan (the “Eagle Ridge Village Loan”) is evidenced by a note in the original principal amount of $62,000,000 and is secured by a first mortgage encumbering the borrower’s interest in a 648-unit multifamily community located in Evans Mills, New York (the “Eagle Ridge Village Property”). The Eagle Ridge Village Loan was originated on February 20, 2013 and represents approximately 5.2% of the Initial Pool Balance.  The Eagle Ridge Village Loan has an outstanding principal balance as of the Cut-off Date of $61,869,623 and has an interest rate of 5.3600% per annum.  The proceeds of the Eagle Ridge Village Loan were used to refinance existing debt on the Eagle Ridge Village Property.

The Eagle Ridge Village Loan had an initial term of 120 months and has a remaining term of 118 months.  The Eagle Ridge Village Loan requires payments of interest and principal based on a 30-year amortization schedule.  The scheduled maturity date is the due date in March 2023.  Voluntary prepayment of the Eagle Ridge Village Loan is permitted on or after the due date in December 2022.  Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

■
The Mortgaged Property.  The Eagle Ridge Village Property is situated on approximately 87 acres improved with 70 individual apartment buildings constructed in four phases from 2008-2012 and is comprised of 648 total units, includes 70 parking garage structures holding between 3-6 cars per structure for a total of 328 garage spaces, an additional 48 surface parking spaces (376 total parking spaces) and 326 storage units.  The Eagle Ridge Village Property is located approximately one mile west of Fort Drum and is the closest new off-base multifamily housing complex to the front gates of Fort Drum.  As of December 31, 2012, the Total and Owned Occupancy was 98.6%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

EAGLE RIDGE VILLAGE

The following table presents certain information relating to Eagle Ridge Village Property:
Unit Type	Renovated	# of Units	SF	Monthly Market Rent per Unit	Yearly Market Rent	Monthly Actual Rent per Unit	Yearly Actual Rent
2 Bed / 1 Bath	No	403	1,000	$1,040	$5,029,440	$1,040	$5,029,440
2 Bed / 1 Bath (ADA)	No	15	1,100	$1,110	199,800	$1,110	199,800
2 Bed / 2 Bath	No	15	1,150	$1,155	207,900	$1,155	207,900
3 Bed / 2 Bath	No	215	1,200	$1,210	3,121,800	$1,210	3,121,800
Total / Wtd. Avg.		648	1,072	$1,101	$8,558,940	$1,101	$8,558,940

The following table presents certain information relating to historical leasing at the Eagle Ridge Village Property:

Historical Leased %(1)(2)
	2009	2010(3)	2011	2012
Occupancy	98.3%	81.6%	97.8%	98.6%

(1)	As provided by borrower which reflects occupancy as of December 31, for the specified year.
(2)
Phase I (218 units) was delivered in January 2008, phase II (136 units) was delivered in February 2009, phase III (190 units) was delivered in March 2010 and phase IV (104 units) was delivered in February 2012.

(3)
The December 31, 2010 occupancy reflected was lower than 2009, 2011 and 2012 as result of the March 2010 delivery of phase III, which was 64.2% occupied as of December 31, 2010. Phase III reached 90.5% occupancy as of March 30, 2011 and was 97.4% occupied as of December 31, 2011.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Eagle Ridge Village Property:

Cash Flow Analysis(1)
	2009	2010	2011	2012	Underwritten(2)	Underwritten $ per Unit
Base Rent(3)	$3,218,493	$4,660,512	$6,253,047	$7,767,221	$8,558,940	$13,208.24
Vacancy Loss	0	0	0	0	(513,536)	(792.49)
Collection Loss	0	0	0	0	(85,589)	(132.08)
Concessions	0	0	0	0	0	0.00
Total Rent Revenue	$3,218,493	$4,660,512	$6,253,047	$7,767,221	$7,959,815	$12,283.67
Other Revenue(4)	109,123	217,827	253,709	279,759	279,759	431.73
Parking Revenue	88,852	150,677	181,158	222,547	222,547	343.44
Laundry Revenue	0	0	0	0	0	0.00
Effective Gross Income	$3,416,468	$5,029,015	$6,687,914	$8,269,527	$8,462,120	$13,058.83

Total Operating Expenses	$1,066,703	$1,486,872	$1,864,166	$2,197,132	$2,321,351	$3,582.33

Net Operating Income	$2,349,766	$3,542,143	$4,823,748	$6,072,395	$6,140,769	$9,476.50
Replacement Reserves	0	0	0	0	194,400	300.00
Net Cash Flow	$2,349,766	$3,542,143	$4,823,748	$6,072,395	$5,946,369	$9,176.50

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten base rent is based on annualized in-place rents as of the December 31, 2012 rent roll grossed up to 100% occupancy.
(3)
The Eagle Ridge Village Property was constructed in four phases from 2008-2012.  Phase I (218 units) was delivered in January 2008, phase II (136 units) was delivered in February 2009, phase III (190 units) was delivered in March 2010 and phase IV (104 units) was delivered in February 2012. Underwritten revenues are higher than historical revenues due to the different phases coming online over the four year period from 2008-2012. Year-end 2012 historical cash flow only represents 11 months of revenue from phase IV, which was delivered in February 2012.

(4)	Other revenue includes storage revenue, late fee revenue, pet fee revenue, refund revenue and other miscellaneous revenue.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

EAGLE RIDGE VILLAGE

■	Appraisal. According to the appraisal, the Eagle Ridge Village Property had an “as-is” appraised value of $84,500,000 as of an effective date of January 10, 2013.

■	Environmental Matters. According to the Phase I report, dated January 4, 2013, there are no recommendations for further action at the Eagle Ridge Village Property.

■
Market Overview and Competition.  The Eagle Ridge Village Property is located approximately one mile west of Fort Drum and is the closest new off-base multifamily housing complex to the front gates of Fort Drum. Fort Drum is located approximately 70 miles north of Syracuse, New York near the eastern end of Lake Ontario and approximately 30 miles south of the Canadian border.  Fort Drum was commissioned in 1908 and contains over 107,000 acres of training areas.  Nearly 80,000 deployable troops train at Fort Drum every year.

The property sponsor is currently constructing a 92-unit phase V adjacent to the Eagle Ridge Village Property.  Phase V will not be part of the Eagle Ridge Village Loan’s collateral and will be constructed to similar dimensions as the original four phases that comprise the Eagle Ridge Village Property.

The following table presents certain information relating to the primary competition for the Eagle Ridge Village Property:

Competitive Set(1)
	The Ledges Apartments	Wood Cliff Community	Wood Creek Apartments	Friends Settlement	Mountaineer Estates	Gabriel Courts
Location	Evans Mills, NY	Calcium, NY	Calcium, NY	Philadelphia, NY	Watertown, NY	Watertown, NY
Year Built	1988	1988	1989	1987	1986	1987
Occupancy	90.0%	86.0%	98.0%	86.0%	95.0%	99.0%
No of Units	100	300	104	150	223	120
Avg. Unit Size	850	1,230	850	1,250	1,250	1,250
Avg. Rent Per Unit	$865-$1,100	$975-$1,325	$975	$910-$1,300	$910-$1,285	$910-$1,240
Avg. Rent Per SF	$1.00-$1.24	$0.87-$0.97	$1.15	$0.76-$0.86	$0.75-$0.86	$0.77-$0.86

(1)	Source: Appraisal.

■
The Borrower.  The borrower is Eagle Ridge Housing Partners, LLC, a single-purpose, single-asset entity.  Legal counsel delivered a non-consolidation opinion in connection with the origination of the Eagle Ridge Village Loan.  The borrower of the Eagle Ridge Village Loan is indirectly owned, in part, by and controlled by Michael L. Joseph, with passive limited partner investors owning the remaining interests.  Michael L. Joseph is also the property sponsor and non-recourse carveout guarantor under the Eagle Ridge Village Loan.

■
Escrows.  At origination, the borrower funded (i) an escrow reserve in the amount of $65,500 in respect of taxes and $67,500 in respect of insurance premiums, and (ii) an escrow reserve in the amount of $34,988 in respect of deferred maintenance. On each due date, the borrower is required to fund (i) tax and insurance reserves in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes and insurance over the then succeeding twelve month period and (ii) a replacement reserve in the amount of $16,200.

■
Lockbox and Cash Management.  The Eagle Ridge Village Loan requires a soft lockbox and cash management, which are already in place.  The loan documents require the borrower or the property manager to deposit all amounts received into the lockbox account within one business day after receipt.  All amounts in the lockbox account are swept on a daily basis to a lender-controlled cash management account.  In addition, the Eagle Ridge Village Loan provides for a cash flow sweep in the event that (i) the debt yield, as calculated under the loan documents, is less than 7.5% or (ii) less than 85.0% of the rentable square footage of the Eagle Ridge Village Property is tenanted. During a cash flow sweep, all excess funds in the cash management account, after all required payments and deposits under the cash waterfall have been made (including the payment of debt service and the funding required reserves) are retained by lender and held as cash collateral for the Eagle Ridge Village Loan. The cash flow sweep will terminate with respect to clause (i) above, once the debt yield is at least

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

EAGLE RIDGE VILLAGE

7.5% for two consecutive calendar quarters and with respect to clause (ii) above, once the Eagle Ridge Village Property has an occupancy level above 85.0% for two consecutive quarters.

■
Property Management.  The Eagle Ridge Village Property is managed by Clover Management, Inc., an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the Eagle Ridge Village Property may not be managed by any other party, other than a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender may require the borrower to replace the property manager if (i) the debt yield is less than 6.0%, (ii) an event of default is continuing under the loan documents, (iii) there is a material default by the property manager under the management agreement or (iv) upon the gross negligence, malfeasance or willful misconduct of the property manager.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Eagle Ridge Village Property, plus eighteen (18) months of business interruption coverage in an amount equal to 100% of the projected gross income from the Eagle Ridge Village Property (on an actual loss sustained basis) for a period continuing until the restoration of the Eagle Ridge Village Property are completed. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Property” in the Free Writing Prospectus.

■
PILOT Program.  The construction of the Eagle Ridge Village Property was facilitated in part by a payment-in-lieu of taxes program (the “PILOT Program”) sponsored by the Industrial Development Agency of Jefferson County, New York (the “IDA”).  To effectuate the PILOT Program, the IDA acquired legal title to the fee interest in the Eagle Ridge Village Property and leased such property back to the borrower for an amount calculated to be significantly less than the real estate taxes which would otherwise be due and payable on the Eagle Ridge Village Property, as improved by the newly-constructed units.  Pursuant to the terms and conditions of the PILOT Program, the tax abatement ends 42 months from the date of substantial completion of the subject phase of the development at the Eagle Ridge Village Property.  Upon the expiration of the PILOT Program with respect to each such phase of the Eagle Ridge Village Property, the IDA is required to convey legal title in the fee interest of the applicable phase to the borrower, and the borrower thereafter pays the normal, unabated real estate taxes for such phase.  Currently, two phases (out of four) at the Eagle Ridge Village Property are benefitting from the PILOT Program, with Phase III’s benefit ending April 1, 2014, and Phase IV’s benefit ending on May 1, 2015.  A default in any of borrower’s obligations under the PILOT Program beyond any applicable notice and cure periods will result in the termination of the PILOT Program and the reversion of the fee interests in the Eagle Ridge Village Property back to the borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CONDYNE INDUSTRIAL PORTFOLIO

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CONDYNE INDUSTRIAL PORTFOLIO

NEW HAMPSHIRE
MASSACHUSETTS
RHODE ISLAND
Massachusetts Bay
Condyne Portfolio-Littleton
1 Distribution Center Circle
Littleton, MA 01460
Condyne Portfolio-Brockton
1150 West Chestnut Street
Brockton, MA 02301
Condyne Portfolio-Taunton
220 O'Connell Way
East Taunton, MA 02718
Condyne Portfolio-Fall River
81 Commerce Drive
Fall River, MA 02720
Newbury
Georgetown
Lawrence
Pepperell
Ipswich
Rockport
Lowell
Andover
South Hamilton
Gloucester
Fitchburg
Littleton
Carlisle
Billerica
Beverly
Leominster
Salem
Wakefield
Lynn
Boxborough
Concord
Woburn
Sterling
Medford
Arlington
Revere
Hudson
Sudbury
Belmont
Boylston
Waltham
Cambridge
Marlborough
Boston
Newton
Wellesley
Framingham
Worcester
Dedham
Quincy
Milton
Weymouth
Millbury
Hopkinton
Medfield
Norwood
Northbridge
Canton
Norwell
Norfolk
Milford
Rockland
Marshfield
Brockton
Uxbridge
Bellingham
Foxboro
Pembroke
Mansfield
Easton
East Bridgewater
Woonsocket
Bridgewater
Kingston
Norton
Putnam
Attleboro
Raynham
Plymouth
Glocester
Pawtucket
Taunton
Middleborough
Rehoboth
East Taunton
Providence
Wareham
Warwick
Fall River
New Bedford
CARTIFACT
3
93
95
495
2
190
290
90
395
24
295
195
105

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CONDYNE INDUSTRIAL PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller	CGMRC
Location (City/State)	Various, Massachusetts	Cut-off Date Principal Balance	$57,000,000
Property Type	Industrial	Cut-off Date Principal Balance per SF	$37.73
Size (SF)	1,510,588	Percentage of Initial Pool Balance	4.8%
Total Occupancy as of 1/31/2013 – 4/17/2013	90.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/31/2013 – 4/17/2013	90.4%	Type of Security	Both Fee Simple / Leasehold
Year Built / Latest Renovation	Various	Mortgage Rate	5.0900%
Appraised Value	$90,100,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	348
Original Interest Only Period (Months)	12
Underwritten Revenues	$9,346,730
Underwritten Expenses	$3,485,024	Escrows
Underwritten Net Operating Income (NOI)	$5,861,706	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,279,534	Taxes	$123,768	$123,768
Cut-off Date LTV Ratio	63.3%	Insurance	$55,293	$11,059
Maturity Date LTV Ratio	59.2%	Replacement Reserves	$0	$12,591
DSCR Based on Underwritten NOI / NCF	1.56x / 1.40x	TI/LC(1)	$0	$33,334
Debt Yield Based on Underwritten NOI / NCF	10.3% / 9.3%	Other(2)	$118,375	$5,133

Sources and Uses(3)
Sources	$	%	Uses	$	%
Loan Amount	$57,000,000	78.4%	Purchase Price	$63,545,000	87.4%
Principal’s New Cash Contribution	11,914,324	16.4	Loan Payoff	6,621,065	9.1
Subordinate Debt	2,000,000	2.8	Closing Costs	2,261,019	3.1
Other Sources	1,810,197	2.5	Reserves	297,436	0.4

Total Sources	$72,724,520	100.0%	Total Uses	$72,724,520	100.0%

(1)	TI/LC reserves are capped at $750,000.
(2)
Other upfront reserves represent a solar panel reserve ($58,500), a ground rent reserve ($36,000), and a deferred maintenance reserve ($23,875). Other monthly reserve ($5,133) represents the ground rent reserve.  See “–Reserves” below

(3)
The Condyne Industrial Portfolio Loan was used to recapitalize (through the purchase of the equity interests of a prior partner) the Condyne Portfolio – Littleton Property, Condyne Portfolio – Fall River Property, Condyne Portfolio – Taunton Property and the Condyne Portfolio – Brockton Property, and to refinance existing debt on the Condyne Portfolio – Brockton Property.

■
The Mortgage Loan. The mortgage loan (the “Condyne Industrial Portfolio Loan”) is evidenced by a note in the original principal amount of $57,000,000 and is secured by first mortgages encumbering the borrower’s interest in three fee interests on the Condyne Portfolio – Littleton Property, Condyne Portfolio – Taunton Property and the Condyne Portfolio – Brockton Property and one leasehold interest on the Condyne Portfolio – Fall River Property, comprising a portfolio of four industrial properties located in Massachusetts (collectively, the “Condyne Portfolio Properties”).  The Condyne Industrial Portfolio Loan was originated by Redwood Commercial Mortgage Corporation on March 28, 2013 and represents approximately 4.8% of the Initial Pool Balance.  The Condyne Industrial Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $57,000,000 and an interest rate of 5.0900% per annum.  The proceeds of the Condyne Industrial Portfolio Loan were primarily used to recapitalize (through the purchase of the equity interests of a prior partner) the Condyne Portfolio Properties, and to refinance existing debt on the Condyne Portfolio – Brockton Property, pay closing costs, and set up reserves in connection with the Condyne Industrial Portfolio Loan.

The Condyne Industrial Portfolio Loan had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date and requires payments of interest only for the initial 12 months and then payments of principal and interest thereafter based on a 29-year amortization schedule.  The scheduled maturity date of the Condyne Industrial Portfolio Loan is the due date in April 2018.  The borrower has the right to voluntarily prepay the Condyne Industrial Portfolio Loan in whole or, solely in connection with a partial release (See “—Release of Collateral” below), in part, at any time after April 6, 2014 provided that, in connection with any prepayment occurring prior to the due date occurring in January, 2018, the borrower pays an additional amount equal to the greater of (a) a yield maintenance premium and (b) 1% of the principal amount being prepaid.  On and after the due date occurring in January, 2018, the borrower may prepay the Condyne Industrial Portfolio Loan in whole or, solely in connection with a partial release, in part, without penalty.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CONDYNE INDUSTRIAL PORTFOLIO

■
The Mortgaged Properties.  The Condyne Portfolio Properties consist of 4 industrial properties located in Massachusetts.  The collateral securing the Condyne Industrial Portfolio Loan totals approximately 1,510,588 SF and includes tenants such as the Verizon Corp Services Group, Veryfine, Victor Innovative Textiles, and Super-Dog Pet Foods.  Industrial space comprises approximately 92.7% of the total net rentable area and office space comprises the remaining 7.3% of the total net rentable area.  Ceiling clear heights of the Condyne Portfolio Properties are 26-32 feet.  As of November 1, 2012, Total Occupancy and Owned Occupancy were both 90.4%.

The following table presents certain information relating to the Condyne Portfolio Properties:

Property Name	City	State	Allocated Cut- off Date Loan Amount	Total GLA	Occupancy(1)	Year Built / Renovated	# of Dock Doors	Ceiling Clear Height	% Office Finish	UW NCF
Littleton	Littleton	MA	$24,100,000	480,000	87.5%	2004 / 2007	53	32’	5.0%	$2,073,684
Fall River	Fall River	MA	16,300,000	600,000	92.5%	2001 / NAP	23	30’	10.0%	1,736,751
Taunton	East Taunton	MA	11,800,000	330,488	87.6%	2009 / NAP	29	30’	5.0%	1,004,898
Brockton	Brockton	MA	4,800,000	100,100	100.0%	1974 / NAP	10	26’	9.0%	464,201
Total / Wtd. Avg. Portfolio			$57,000,000	1,510,588	90.4%		115		7.3%	$5,279,534

(1)	Occupancy as of November 1, 2012.

The following table presents certain information relating to the major tenants at the Condyne Portfolio Properties:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Victor Innovative Textiles	NR / NR / NR	555,341	36.8%	$2,038,860	31.4%	$3.67	9/23/2017	2, 5-year options
Verizon Corp Services Group	A / A3 / A-	150,000	9.9	922,500	14.2	6.15	12/31/2016	2, 5-year options
Super-Dog Pet Foods	NR / NR / NR	155,016	10.3	775,261	12.0	5.00	11/30/2019(2)	2, 5-year options(3)
Veryfine(4)	NR / NR / NR	90,000	6.0	492,206	7.6	5.47	12/31/2014	1, 3-year option
Triumph Learning	NR / NR / NR	80,000	5.3	496,000	7.6	6.20	10/31/2014	NA
Bureau Veritas	NR / NR / NR	60,000	4.0	475,800	7.3	7.93	3/31/2019	2, 5-year options
Summit Tires Northeast	NR / NR / NR	134,648	8.9	467,500	7.2	3.47	7/31/2019	2, 5-year options
Beacon Roofing	NR / NR / NR	60,500	4.0	393,250	6.1	6.50	3/31/2016	NA
Archive Systems	NR / NR / NR	40,000	2.6	195,200	3.0	4.88	1/31/2023	2, 5-year options
Advantage Construction	NR / NR / NR	19,025	1.3	132,201	2.0	6.95	3/27/2020	1, 5-year option
Ten Largest Tenants		1,344,530	89.0%	$6,388,778	98.5%	$4.75
Remaining Owned Tenants		20,575	1.4	97,731	1.5	4.75
Vacant		145,483	9.6	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		1,510,588	100.0%	$6,486,509	100.0%	$4.75

(1)	Certain ratings are those of the parent company regardless of whether the parent guarantees the lease.
(2)	Super-Dog Pet Foods has 116,443 SF expiring on 11/30/2019 and 38,573 SF expiring on 5/31/16.
(3)	Super-Dog Pet Foods has 2, 5-year renewal options on 116,443 SF and 1, 3.5-year renewal option on 38,573 SF.
(4)	Veryfine has 27,950 SF expiring on 2/1/2013 and 62,050 SF expiring on 12/31/14.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CONDYNE INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Condyne Portfolio Properties:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
2013	27,950	1.9%	1.9%	$119,906	1.8%	$4.29	1
2014	142,050	9.4	11.3%	868,300	13.4	6.11	2
2015	0	0.0	11.3%	0	0.0	0.00	0
2016	249,073	16.5	27.7%	1,479,685	22.8	5.94	3
2017	555,341	36.8	64.5%	2,038,860	31.4	3.67	2
2018	0	0.0	64.5%	0	0.0	0.00	0
2019	311,091	20.6	85.1%	1,554,626	24.0	5.00	4
2020	39,600	2.6	87.7%	229,932	3.5	5.81	3
2021	0	0.0	87.7%	0	0.0	0.00	0
2022	0	0.0	87.7%	0	0.0	0.00	0
2023	40,000	2.6	90.4%	195,200	3.0	4.88	1
2024	0	0.0	90.4%	0	0.0	0.00	0
Vacant	145,483	9.6	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,510,588	100.0%		$6,486,509	100.0%	$4.75	16

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

■	Operating History and Underwritten Net Cash Flow. The following table presents the historical performance and Underwritten Net Cash Flow for the Condyne Portfolio Properties.

Cash Flow Analysis(1)
	2010	2011	2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,822,715	$5,551,504	$5,934,905	$6,252,733	$4.14
Contractual Rent Steps	0	0	0	$233,776	0.15
Gross Up Vacancy	0	0	0	1,062,417	0.70
Total Rent	$4,822,715	$5,551,504	$5,934,905	$7,548,926	$5.00
Total Reimbursables	1,358,279	1,682,544	1,740,734	2,200,956	1.46
Other Income	154,673	337,066	333,857	730,336	0.48
Less Vacancy & Credit Loss	0	0	0	(1,133,489)	(0.75)
Effective Gross Income	$6,335,667	$7,571,114	$8,009,496	$9,346,730	$6.19

Total Operating Expenses	$2,229,940	$2,817,674	$2,706,240	$3,485,024	$2.31
Net Operating Income	$4,105,727	$4,753,440	$5,303,256	$5,861,706	$3.88
TI/LC	0	0	0	422,229	0.28
Capital Expenditures	0	0	0	159,943	0.11
Net Cash Flow	$4,105,727	$4,753,440	$5,303,256	$5,279,534	$3.50

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten base rent based on contractual rents as November 2012 and contractual rent steps through 9/24/2013.

■	Appraisal. According to the appraisals, the Condyne Portfolio Properties had an “as-is” appraised value of $90,100,000 as of an effective date ranging from December 31, 2012 to January 3, 2013.

■
Environmental Matters.  According to Phase I reports, dated from December 27, 2012 to December 31, 2012, there are no recommendations for further action other than an Operations and Maintenance (O&M) Plan for asbestos at the Condyne Portfolio – Brockton Property, which is already in place.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CONDYNE INDUSTRIAL PORTFOLIO

■
The Borrowers.  The borrowers are MA Industrial Taunton LLC, MA Industrial Littleton LLC, MA Industrial Fall River LLC and MA Industrial Brockton LLC, each a single-purpose, single-asset entity.  Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Condyne Industrial Portfolio Loan.  Jeffrey C. O’Neill, Square Mile Partners IV LP, Square Mile Partners IV TE LP and Square Mile Partners IV-A LP are the non-recourse carveout guarantors under the Condyne Industrial Portfolio Loan.

■
Escrows.  At origination, the borrowers funded escrow reserves with respect to the Condyne Portfolio Properties in the amounts of (i) $123,768 for real estate taxes, (ii) $55,293 for insurance premiums, (iii) $58,500 for rent associated with the solar panel lease at the Condyne Portfolio – Littleton Property, to be disbursed to borrowers in one lump sum upon the tenant under such solar panel lease having taken possession and begun paying full unabated rent, (iv) $36,000 to be either (x) disbursed to borrower for the payment of the purchase price of the Fall River Property or (y) in the event lender elects to purchase the Fall River Property on borrowers’ behalf (in accordance with the loan documents), to fund the purchase price of the Fall River Property (the “Fall River Purchase Reserve”) (See “—TIF Financing” below), and (v) $23,875 for certain immediate and short term repair obligations.  On each monthly due date, the borrowers are required to fund (i) a tax reserve in an amount equal to one-twelfth of amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; (iii) a replacement reserve in the monthly amount of $12,591, (iv) a tenant improvement and leasing commission reserve in the monthly amount of $33,334 capped at $750,000, and (v) a monthly deposit of $5,133 into the Fall River Purchase Reserve account (to be disbursed in the same manner as the upfront Fall River Purchase Reserve amount).

A “Condyne Industrial Portfolio Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default under the Condyne Industrial Portfolio Loan, (ii) the debt service coverage ratio (as calculated under the loan documents and inclusive of the Condyne Industrial Portfolio Mezzanine Loan (See “Mezzanine and Subordinate Indebtedness” below)) being less than 1.25x, and (iii) the occurrence and continuance of an event of default under the Condyne Industrial Portfolio Mezzanine Loan and (B) expiring upon (x) with regard to any Condyne Industrial Portfolio Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default under the Condyne Industrial Portfolio Loan, (y) with regard to any Condyne Industrial Portfolio Trigger Period commenced in connection with clause (ii) above, the date on which the debt service coverage ratio (as calculated under the loan documents and inclusive of the mezzanine loan) is equal to or greater than 1.30x for one calendar quarter, and (z) with regard to any Condyne Industrial Portfolio Trigger Period commenced in connection with clause (iii) above, the cure (if applicable) of such event of default under the Condyne Industrial Portfolio Mezzanine Loan in accordance with the Condyne Industrial Portfolio Mezzanine Loan documents, in each case, so long as no other Condyne Industrial Portfolio Trigger Period then exists.

■
Lockbox and Cash Management.  The Condyne Industrial Portfolio Loan is structured with a hard lockbox, which is already in place.  The loan documents require the borrowers to direct tenants to pay rent directly to the lender controlled lockbox account.  So long as a Condyne Industrial Portfolio Trigger Period is not then in effect, all available funds in the lender controlled lockbox account will be remitted on each business day to the borrower’s operating account.  On each business day, sums on deposit in the lockbox account are required to (i) provided no Condyne Industrial Portfolio Trigger Period exists, be transferred to or at the direction of the borrowers, or (ii) if a Condyne Industrial Portfolio Trigger Period exists, be transferred to the cash management account and applied to fund required reserves, debt service (inclusive of debt service required under the mezzanine loan) and other amounts due under the mortgage loan documents, and any amounts remaining in the cash management account after application as described above are to be deposited (1) into the excess cash flow account if a Condyne Industrial Portfolio Trigger Period is then continuing, or (2) to the extent that no Condyne Industrial Portfolio Trigger Period is then in existence and continuing, disbursed to the borrowers (unless otherwise owed to the mezzanine lender). During the continuance of an event of default under the Condyne Industrial Portfolio Loan, the lender may apply any funds in the cash management account to amounts payable under the Condyne Industrial Portfolio Loan and/or toward the payment of expenses of the Condyne Industrial Portfolio Loan, in such order of priority as the lender may determine.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CONDYNE INDUSTRIAL PORTFOLIO

■
Release of Collateral.  The Condyne Industrial Portfolio Loan documents permit the release of the Condyne Industrial Portfolio-Fall River Property and any one (1) other individual Condyne Industrial Property at any time after April 6, 2014, in connection with a bona fide sale to an unaffiliated third party, subject to satisfaction of certain conditions, including: (i) the borrowers must prepay an amount equal to the greater of (A) 120% of the allocated loan amount for the individual Condyne Industrial Portfolio Property to be released and (B) the net sales proceeds applicable to such Condyne Industrial Portfolio Property less the allocated mezzanine loan amount with respect to such individual Condyne Industrial Portfolio Property, (ii) as of each of the partial release notice date and the release date, after giving effect to the release, the debt service coverage ratio (calculated under the loan documents and inclusive of the mezzanine loan) for the remaining Condyne Portfolio Properties is equal to or greater than the greater of (a) the debt service coverage ratio for all Condyne Portfolio Properties encumbered by the related mortgages securing the Condyne Industrial Portfolio Loan immediately prior to the release notice date and (b) 1.35x, (iii) as of each of the partial release notice date and the release date, after giving effect to the release, the loan-to-value ratio (calculated under the loan documents and inclusive of the mezzanine loan) for the remaining Condyne Portfolio Properties is not greater than the lesser of (a) 75% and (b) the loan-to-value ratio for all then remaining Condyne Portfolio Properties securing the Condyne Industrial Portfolio Loan immediately prior to the partial release notice date or the release date, as applicable, (iv) as of each of the partial release notice date and the release date, after giving effect to such release, the debt yield (calculated under the loan documents and inclusive of the mezzanine loan) for the remaining Condyne Portfolio Properties is greater than the greater of (a) the debt yield for all Condyne Portfolio Properties securing the Condyne Industrial Portfolio Loan immediately prior to the release notice date or the release date, as applicable and (b) 9.6%, and (v) the borrowers are required to deliver to lender a REMIC opinion.

■
Property Management.  The Condyne Portfolio Properties are currently managed by Condyne, LLC, an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the Condyne Portfolio Properties may not be managed by any other party, other than a management company approved by the lender and with respect to which Rating Agency Confirmation has been received. The lender may require the borrowers to replace the property manager if there is a material default by the property manager under the management agreement after the expiration of any applicable cure period.  Upon the occurrence of an event of default, a default by the property manager under the management agreement beyond any applicable cure period or the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may require the borrowers to replace the property manager with a new property manager selected by the lender and with respect to which a Rating Agency Confirmation has been received.

■
TIF Financing.  The collateral for the Condyne Industrial Portfolio Loan consists of (i) a mortgage on the borrower’s fee interest in three individual Condyne Portfolio Properties and (ii) a mortgage on the borrower’s leasehold interest in the Condyne Industrial Property – Fall River pursuant to a twenty (20) year lease expiring in October, 2019 with the Fall River Redevelopment Authority (the “Development Authority”) (the “TIF Lease”).  The applicable borrower has the right and option to extend the term of the TIF Lease for an additional period of 20 years on mutually agreeable terms and conditions with the Development Authority.  In the event the parties do not enter into an agreement for the 20 year extension of the TIF Lease, the borrower is required to purchase the Fall River property in October, 2019, for $344,000.  If the TIF Lease is extended for an additional 20 year period, the borrower will have the option to purchase the Fall River property in October 2039 for the price of fair market value of unimproved land at the Fall River property (as determined by an independent appraiser, or, in the event borrower disagrees with such appraisal, the fair market value determined under expedited arbitration in Boston, Massachusetts).  At any time during the term of the TIF Lease, the borrower has the option to purchase the Fall River property at the fair market value of the unimproved land at the Fall River property (to be agreed upon between the Landlord and borrower, or, in the event agreement cannot be reached, the fair market value determined under expedited arbitration in Boston, Massachusetts).  So long as the borrower complies with certain capital infusion, job training, and employment requirements (among others), pursuant to that certain TIF Agreement dated July 20, 1999, the borrower is entitled to partial property tax exemptions until June 30, 2020, which partial exemptions reduce to zero over the course of the 20 year schedule.  The Fall River property is currently in year 13 of the TIF arrangement, and is entitled to a 50% property tax exemption, with such exemption

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CONDYNE INDUSTRIAL PORTFOLIO

declining to 4% in years 16 through 18, and 3% in years 19 through 20. The mortgage encumbering the leasehold interest encumbers the leasehold only and was not executed by the Development Authority.

■
Mezzanine or Subordinate Indebtedness.  Concurrently with the funding of the Condyne Industrial Portfolio Loan, Redwood Commercial Mortgage Corporation funded a mezzanine loan in the amount of $2,000,000 to MA Industrial Mezzanine LLC, as mezzanine borrower, which is the direct owner of 100% of the membership interests in the borrowers.  The mezzanine loan is secured by a pledge of the mezzanine borrower’s 100% interest in the equity interests in the borrowers.  The mezzanine loan carries an interest rate of 11.0000% per annum and is co-terminus with the Condyne Industrial Portfolio Loan. The mezzanine loan requires payments of interest-only for the initial 12 months and then payments of principal and interest thereafter based on a 29-year amortization schedule.  The mezzanine loan is subject to a customary intercreditor agreement with the first mortgage lender.

Additionally, affiliates of the related borrowers are indebted to RBS Citizens, National Association, for a loan in the original principal amount of $2,000,000.  Such loan is secured by a pledge of the affiliates’ approximately 99.84% ownership interests in Condyne Manager II, LLC, which such entity is the owner of an approximately 26.1% indirect equity ownership interest in the related borrowers.  The outstanding balance of the loan as of the origination of Condyne Industrial Portfolio Loan was $1,625,000.

■
Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Condyne Industrial Portfolio Properties, plus twelve (12) months of business interruption coverage (with an additional extended period of indemnity of six (6) months) in an amount equal to 100% of the projected gross income from the applicable individual Condyne Industrial Portfolio Property (on an actual loss sustained basis) for a period continuing until the restoration of the applicable individual Condyne Industrial Portfolio is completed. The terrorism insurance is required to contain a deductible that is no larger than $50,000.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

W MINNEAPOLIS

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

W MINNEAPOLIS

Minneapolis
W Minneapolis
821 Marquette Avenue
Minneapolis, MN 55402
Metro Transit Hiawatha Line
WAREHOUSE DISTRICT
DOWNTOWN WEST
Target Field
Target Center
Block E
Butler Square
City Center
IDS Center
Macys
TCF Tower
Minneapolis Public Library
Minneapolis City Hall
US Bank Plaza
Minneapolis Convention Center
Hyatt Regency
Orchestra Hall
Greyhound Bus Terminal
Minneapolis
Property Types
Office
Retail
Civic & Institutional
Culture & Entertainment
Medical Facilities
Residential
Hotels
Religious Institutions
Educational Facilities
Parking
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

W MINNEAPOLIS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JLC
Location (City/State)	Minneapolis, Minnesota	Cut-off Date Principal Balance		$51,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$222,707.42
Size (Rooms)	229	Percentage of Initial Pool Balance		4.3%
Total TTM Occupancy as of 1/31/2013	82.8%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 1/31/2013	82.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	1929 / 2007-2008	Mortgage Rate		5.4620%
Appraised Value	$75,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
Underwritten Revenues	$19,261,656
Underwritten Expenses	$13,372,427	Escrows
Underwritten Net Operating Income (NOI)	$5,889,229
Underwritten Net Cash Flow (NCF)	$5,118,763		Upfront	Monthly
Cut-off Date LTV Ratio	68.0%	Taxes	$181,653	$99,523
Maturity Date LTV Ratio	56.7%	Insurance	$89,692	$17,938
DSCR Based on Underwritten NOI / NCF	1.70x / 1.48x	FF&E(2)	$0	$64,205
Debt Yield Based on Underwritten NOI / NCF	11.5% / 10.0%	Other(1)	$23,000	$0

		Sources and Uses
Sources	$	%	Uses	$	%
First Mortgage Loan Amount	$51,000,000	88.7%	Loan Payoff	$55,357,722	96.3%
Mezzanine Loan Amount	6,500,000	11.3	Closing Costs	1,433,873	2.5
			Principal Equity Distribution	414,061	0.7
			Reserves	294,344	0.5

Total Sources	$57,500,000	100.0%	Total Uses	$57,500,000	100.0%

(1)	Other upfront reserve represents a deferred maintenance reserve.
(2)
During the time that Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”) serves as property manager of the W Minneapolis Property, the FF&E reserve is maintained by Starwood and not at the loan level.

■
The Mortgage Loan.  The mortgage loan (the “W Minneapolis Loan”) is evidenced by a note in the original principal amount of $51,000,000 and is secured by a first mortgage encumbering the borrower’s interest in a 229-room hotel located in Minneapolis, Minnesota (the “W Minneapolis Property”).  The W Minneapolis Loan was originated by Jefferies LoanCore LLC on May 3, 2013 and represents approximately 4.3% of the Initial Pool Balance.  The note evidencing the W Minneapolis Loan has an outstanding principal balance as of the Cut-off Date of $51,000,000 and an interest rate of 5.4620% per annum. The proceeds of the W Minneapolis Loan were used to refinance existing debt on the W Minneapolis Property.

The W Minneapolis Loan has a term of 120 months and requires payments of interest and principal based on a 30-year amortization schedule.  The scheduled maturity date is the due date in May 2023.  Voluntary prepayment of the W Minneapolis Loan is permitted on or after the due date in February 2023.  Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

■
The Mortgaged Property.  The W Minneapolis Property is a 32-story, 229-room, full service luxury hotel located in downtown Minneapolis, Minnesota.  The W Minneapolis Property, also known as “The Foshay”, is one of Minneapolis’ landmark buildings.  Modeled after the Washington Monument, it was completed in 1929 and was added to the National Register of Historic Places in 1978 as an example of Art Deco architecture.  The W Minneapolis Property was originally configured as office space until 2006, when an affiliate of the borrower acquired and extensively renovated and developed the W Minneapolis Property into a four star hotel, which opened in August 2008.  Property amenities include a fitness center, spa treatment rooms, a wired business center, and approximately 6,761 sf of event and meeting space.  The W Minneapolis Property leases its space to four restaurants, Manny’s Steakhouse, Prohibition Bar, Living Room Bar, and Key’s Bar & Grill, as well as operating as a hotel.  The total cost basis in the asset, including acquisition, redevelopment, and capital expenditures is approximately $91.9 million according to an affiliate of the borrower.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

W MINNEAPOLIS

The following table presents certain information relating to the TTM January 31, 2013 demand analysis based on market segmentation with respect to the W Minneapolis Property, as provided in a market report for the W Minneapolis Property:

TTM Through 1/31/2013 Accommodated Room Night Demand(1)
Property	Transient	Group	Contract
W Minneapolis	67.3%	15.2%	0.3%

(1)	Source: January 2013 travel research report.

The following table presents certain information relating to the TTM January 31, 2013 penetration rates relating to the W Minneapolis Property and various market segments, as provided in a market report for the W Minneapolis Property:

TTM Through 1/31/2013 Penetration Rates(1)
Property	Occupancy	ADR	RevPAR
W Minneapolis	108.6%	113.0%	122.7%

(1)	Source: January 2013 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the W Minneapolis Property:

W Minneapolis(1)
	2010	2011	2012	TTM 1/31/2013	UW
Occupancy(2)	65.5%	71.2%	81.5%	82.8%	80.0%
ADR	$173.70	$182.23	$182.00	$180.71	$192.00
RevPAR	$113.77	$129.74	$148.33	$149.63	$153.60

(1)	As provided by the borrower.
(2)	Reflects average occupancy for the indicated period.

■
Operating History and Underwritten Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the W Minneapolis Property:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 1/31/2013	Underwritten	Underwritten $ per Room
Room Revenue	$9,509,817	$10,844,686	$12,432,235	$12,541,037	$12,838,656	$56,064
Food & Beverage Revenue	2,737,538	2,850,918	2,340,110	2,335,034	3,375,000	14,738
Other Revenue(2)	2,435,597	2,589,571	2,801,827	2,805,744	3,048,000	13,310
Total Revenue	$14,682,952	$16,285,175	$17,574,172	$17,681,815	$19,261,656	$84,112

Room Expense	$2,605,502	$2,839,338	$3,178,461	$3,183,120	$3,260,000	$14,236
Food & Beverage Expense	1,911,020	1,930,625	1,552,883	1,547,467	2,237,000	9,769
Other Expense(3)	737,174	725,403	779,981	791,296	830,400	3,626
Total Departmental Expense	$5,253,696	$5,495,366	$5,511,325	$5,521,883	$6,327,400	$27,631
Total Undistributed Expense	3,900,271	4,183,976	4,446,952	4,414,458	4,795,000	20,939
Total Fixed Charges	2,034,824	1,987,756	2,097,770	2,141,094	2,250,027	9,825
Total Operating Expenses	$11,188,791	$11,667,098	$12,056,047	$12,077,435	$13,372,427	$58,395

Net Operating Income	$3,494,161	$4,618,077	$5,518,125	$5,604,380	$5,889,229	$25,717
FF&E	334,710	386,822	338,300	704,184	770,466	3,364
Net Cash Flow	$3,159,451	$4,231,255	$5,179,825	$4,900,196	$5,118,763	$22,353

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, owner expenses, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Other revenue includes, but is not limited to, parking revenue, restaurant lease revenue, business center revenue, telephone revenue and other minor items.
(3)	Other expense includes, but is not limited to, similar items as in other revenue.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

W MINNEAPOLIS

■	Appraisal. According to the appraisal, the W Minneapolis Property had an “as-is” appraised value of $75,000,000 as of an effective date of March 1, 2013.

■	Environmental Matters. According to the Phase I environmental report, dated March 22, 2013 there are no recommendations for further action or investigation at the W Minneapolis Property.

■
Market Overview and Competition.  The W Minneapolis Property is located within the Minneapolis CBD hospitality market. According to the appraisal, there are five hotels totaling 1,034 rooms within one mile of The W Minneapolis Property that are considered direct competitors. The W Minneapolis Property’s market contains a total of 37,391 rooms, including 901 rooms in the Luxury Class tract, 6,877 rooms in the Minneapolis CBD tract, and 5,266 rooms in the Upscale Chain tract (per the January 2013 travel research report).

The following table presents certain information relating to the competitive set for the W Minneapolis Property:

Property	Number of Rooms	Year Opened	2012 Occupancy	2012 ADR	2012 RevPAR
W Minneapolis	229	2008	82%	$182.00	$148.33
Hilton Marquette Hotel	281	1970	72%	$177.00	$127.44
Kimpton The Grand Hotel Minneapolis	140	2000	68%	$165.00	$112.20
Wyndham Graves 601 Hotel	255	2003	83%	$144.00	$119.52
Luxury Collection Hotel Ivy	136	2008	69%	$210.00	$144.90
Autograph Collection Hotel Minneapolis	222	2008	83%	$132.00	$109.56

Source: Appraisal.

■
The Borrower.  The borrower is, collectively, Foshay Hotel Property Owner, LLC (the “Fee Borrower”), and Foshay Hotel Subtenant, LLC (the “Sub-Leasehold Borrower”), each a single-purpose, single-asset entity, and collectively referred to herein as “borrower”.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the W Minneapolis Loan. The borrower is indirectly owned 25.2% by Ralph W. Burnet (“Burnet”), 18.9% by Ryan Companies US, Inc. (“Ryan”), and 55.9% by passive investors (none with an interest of 15% or more). Burnet and Ryan are the non-recourse carveout guarantors under the W Minneapolis Loan.

■
Escrows. At origination, the borrower funded an escrow reserve in the amount of $181,653 in respect of taxes and $89,692 in respect of insurance premiums.  On each due date, the borrower is required to fund (i) the tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding twelve month period and (ii) a reserve for furniture, fixtures and equipment in an amount equal to 4% of the borrower’s monthly gross revenue of the W Minneapolis Property. During the time that Starwood serves as property manager, the same reserve for furniture, fixtures and equipment is maintained by Starwood, and the loan level reserve is waived as redundant.  The lender has a first priority lien on such furniture, fixtures and equipment owned by the borrower and maintained by Starwood.

■
Lockbox and Cash Management.  The W Minneapolis Loan requires a hard lockbox and cash management, which are already in place.  All credit card receivables, all cash revenues and all other money received by Starwood with respect to the W Minneapolis Property are, following payment of hotel operating costs, the funding of an FF&E reserve equal to 4% of annual operating revenue, and payment of all other amounts due under the franchise agreement, required to be deposited into the lockbox account within two business days after receipt.  In addition, the W Minneapolis Loan provides for a cash flow sweep in the event that debt yield, as calculated under the loan documents, is less than 7.5%. During a cash flow sweep, all excess funds in the cash management account, after all required payments and deposits under the cash waterfall have been made (including the payment of debt service and the funding of required reserves) are retained by the lender and held as cash collateral for the W Minneapolis Loan.  The cash flow sweep will terminate once the debt yield is at least 7.5% for two consecutive calendar quarters.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

W MINNEAPOLIS

■
Property Management.  The W Minneapolis Property is operated under an operating agreement with Starwood.  At the origination of the W Minneapolis Loan, Starwood, the borrower under the W Minneapolis Loan and lender entered into a Subordination, Non-Disturbance and Attornment Agreement pursuant to which Starwood agreed that in the event the lender takes possession of the W Minneapolis Property following an exercise of rights under the W Minneapolis Loan, the lender will be permitted to replace the borrower under the operating agreement.

■
Franchise Agreement.  The W Minneapolis Property is operated under the “W Hotel” brand per the terms of the operating agreement described above. The lender and Starwood have entered into a Subordination, Non Disturbance and Attornment Agreement pursuant to which the W Minneapolis Property will continue to be operated under the “W Hotel” brand in the event lender takes possession of the W Minneapolis Property following an exercise of rights under the W Minneapolis Loan.

■
Mezzanine or Subordinate Indebtedness.  Concurrently with the funding of the W Minneapolis Loan, Jefferies LoanCore LLC funded a mezzanine loan in the amount of $6,500,000 to Foshay Hotel, LLC and Foshay Hotel Subtenant Owner LLC, collectively as mezzanine borrower, the owners of 100% of the equity interests in the borrower.  The mezzanine loan is secured by a pledge of the mezzanine borrower’s 100% equity interest in the borrower.  The mezzanine loan has an interest rate of 5.4620% per annum.  The mezzanine loan is co-terminus with the W Minneapolis Loan.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the W Minneapolis Property, plus eighteen (18) months of business interruption coverage.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the W Minneapolis Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

■
Wells Fargo Pledge.  On August 23, 2005, an entity affiliate of Burnet entered into a building loan with Wells Fargo Bank, N.A. (“Wells”), in an original principal amount of $21,000,000 (the “Chambers Loan”) in connection with the construction of the Le Meridien Chambers, a 60 room boutique hotel located in Minneapolis, Minnesota.  The current balance of the Chambers Loan is $16,197,102.80, and the current maturity date is June 30, 2014, with a one-year extension option.  In December, 2012, Wells required that Burnet pledge all of his interests (50% of the governance interests, and 25.2% of the equity interests) in the mezzanine borrower described above to Wells as a condition to granting an extension of the Chambers Loan maturity date to June 30, 2014.  The operating agreement of Foshay Hotel, LLC requires that the holders of 100% of the governance interests in Foshay Hotel, LLC agree to major decisions, and that day-to-day management of the company is required to be performed by a board of governors, whose members are jointly appointed by the holders of 100% of the governance interests.  Ryan is the holder of the other 50% of the governance interests in Foshay Hotel, LLC.

■
Historic Tax Credit Program.  The W Minneapolis Property was renovated in part through the use of credits obtained under the Historic Preservation Tax Incentives Program.  Foshay Hotel, LLC entered into a master lease (the “Master Lease”) with Foshay Hotel Tenant, LLC (the “Tax Credit Entity”) which in turn entered into a master sublease (the “Master Sublease”) with the Sub-Leasehold Borrower to create a “credit pass-through” structure to allow U.S. Bancorp Community Development Corporation (“Tax Credit Investor”) to invest in the W Minneapolis Property through its ownership of the equity interests in the Tax Credit Entity managed by Foshay Hotel Manager, LLC (“Tax Credit Manager”), an affiliate of borrower, and take advantage of certain tax credits obtained through the approved renovation of the W Minneapolis Property.  The Tax Credit Investor has received certain priority returns on this investment which are paid annually in arrears in the amount of approximately $265,000 per annum (the “Priority Return”).  Additionally, the Tax Credit Investor also has the right to exercise a put option commencing on or about September 1, 2013, whereby it will have the option to require the Tax Credit Manager to buy Tax Credit Investor’s equity investment in the Tax Credit Entity for an amount equal to approximately $1,985,000 plus any accrued and unpaid amounts on account of the above described annual return and any associated tax liability to the Tax Credit Investor in connection with the exercise of the put option (the “Put Option Price”), and it is expected that this option will be exercised.  Burnet and Ryan, collectively, delivered a guaranty of

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

W MINNEAPOLIS

the Tax Credit Manager’s obligations under the put option to the Tax Credit Investor. If the Tax Credit Investor does not exercise its put option, the Tax Credit Manager may exercise a call option, commencing on or about March, 2014, pursuant to which it would buy Tax Credit Investor’s equity investment in the Tax Credit Entity for the “fair market value” of such equity interest, which the related mortgage loan seller believes to be an amount below the Put Option Price. The failure to either satisfy the obligations under the put option, or to exercise the call option, as applicable, triggers recourse liability of $2,013,162 (plus lender’s enforcement costs) to Burnet and Ryan under the W Minneapolis Loan and $2,013,162 (plus lender’s enforcement costs) under the related W Minneapolis mezzanine loan. If for any reason the Master Lease is terminated, including without limitation the rejection of the Master Lease in a bankruptcy proceeding, the Master Sublease will continue as a direct lease between the Sub-Leasehold Borrower and the Fee Borrower. Upon exercise of the put or call, the borrower and lender have agreed to dissolve the Master Lease and Master Sublease structure, and, whether or not so dissolved, the obligation to pay the Priority Return will cease.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

MARKETPLACE AT HUNTINGDON VALLEY

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MARKETPLACE AT HUNTINGDON VALLEY

CARTIFACT
Marketplace at Huntingdon Valley
2010 County Line Road
Huntingdon Valley, PA 19006
Quakertown
Sellersville
Doylestown
East Amwell
Princeton
PENNSYLVANIA
Woodside
Trenton
Levittown
Huntingdon Valley
Glenside
Cheltenham
Columbus
Havertown
NEW JERSEY
Philadelphia
Cherry Hill
Medford
Chester
Voorhees
Valley Square
Warminster Square Shopping Center
Warminster
Center Point Place
Willow Grove Naval Air Station
Warminster Heights
Horsham
Hatboro
Southampton Shopping Center
Southampton
Huntingdon Valley
Willow Grove
Willow Grove Shopping Center
Willow Grove Park Mall
Bryn Athyn
Huntingdon Valley Country Club
Philmont Country Club
Sunset Memorial Park
Meadowbrook Country Club
Noble Town Center
Northeast Philadelphia
Grant Plaza Shopping Center
Krewstown Shopping Center
Northeast Philadelphia Airport
Huntingdon Pike
Manor Junior College
Lorimer Park
Spring Mill Country Club
Bristol Rd
W. Bristol Rd
Street Rd
County Line Rd
Easton Rd
York Rd
N. York Rd
Old York Rd
Jacksonville Rd
Hatboro Pike
Byberry Ave
Byberry Rd
2nd St Pike
Welsh Rd
Terwood Rd
Susquehanna Rd
Red Lion Rd
Bustleton Pike
Bustleton Ave
Verree Rd
E. Roosevelt Blvd
Edge Hill Rd
Jenkintown Rd
Church Rd
W. Moreland Rd
Fitzwatertown Rd
Norristown Rd
E. Welsh Rd
611
463
332
263
63
276

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MARKETPLACE AT HUNTINGDON VALLEY

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Huntingdon Valley, Pennsylvania	Cut-off Date Principal Balance		$40,750,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$160.21
Size (SF)	254,349	Percentage of Initial Pool Balance		3.4%
Total Occupancy as of 2/1/2013	95.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/1/2013	95.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	1992 / 2002	Mortgage Rate		4.1000%
Appraised Value	$52,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		24
Underwritten Revenues	$5,239,893
Underwritten Expenses	$1,603,362	Escrows
Underwritten Net Operating Income (NOI)	$3,636,531		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,382,885	Taxes	$366,454	$61,076
Cut-off Date LTV Ratio	78.4%	Insurance	$50,011	$4,546
Maturity Date LTV Ratio(1)	63.2%	Replacement Reserves	$0	$5,511
DSCR Based on Underwritten NOI / NCF	1.54x / 1.43x	TI/LC(2)	$0	$16,998
Debt Yield Based on Underwritten NOI / NCF	8.9% / 8.3%	Other(3)	$2,475,820	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$40,750,000	99.8%	Loan Payoff	$34,162,249	83.6%
Other Sources	95,000	0.2	Principal Equity Distribution	3,129,139	7.7
			Reserves	2,892,285	7.1
			Closing Costs	661,327	1.6
Total Sources	$40,845,000	100.0%	Total Uses	$40,845,000	100.0%

(1)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $54,500,000.  The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value, is 66.2%.  See “—Appraisal” below.

(2)	TI/LC reserve capped at $400,000.
(3)
Other reserves represent a Weis Markets (“Weis”) reserve ($924,081) for disbursement to borrower monthly until such time as Weis occupies its space and commences paying full rent, a Weis construction reserve ($682,605) for disbursement to borrower upon completion of the construction of the Weis space, a deferred maintenance reserve ($375,149), an unfunded landlord obligation reserve ($350,000) for costs associated with tenant improvements and leasing commissions associated with the Weis space, a tenant rent reserve ($82,065) for disbursement to borrower upon certain tenants (which have signed leases but have not yet commenced paying rent) paying full unabated rent, and an environmental reserve ($61,920) for disbursement to borrower upon completion of specified dry cleaner soil remediation work.  See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “Marketplace at Huntingdon Valley Loan”) is evidenced by a note in the original principal amount of $40,750,000 and is secured by a first mortgage encumbering the borrower’s interest in a retail center located in Huntingdon Valley, Pennsylvania (the “Marketplace at Huntingdon Valley Property”).  The Marketplace at Huntingdon Valley Loan was originated by Citigroup Global Markets Realty Corp. on April 26, 2013 and represents approximately 3.4% of the Initial Pool Balance.  The Marketplace at Huntingdon Valley Loan has an outstanding principal balance as of the Cut-off Date of $40,750,000 and an interest rate of 4.1000% per annum.  The proceeds of the Marketplace at Huntingdon Valley Loan were primarily used to refinance existing debt on the Marketplace at Huntingdon Valley Property, pay closing costs, set up reserves in connection with the Marketplace at Huntingdon Valley Loan, and return equity to the principal of the borrower.

The Marketplace at Huntingdon Valley Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date and requires payments of interest only for the initial 24 months and then payments of principal and interest based on a 30-year amortization schedule.  The scheduled maturity date of the Marketplace at Huntingdon Valley Loan is the due date in May 2023.  Voluntary prepayment of the Marketplace at Huntingdon Valley Loan is permitted on or after the due date in February 2023.  Defeasance of the Marketplace at Huntingdon Valley Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time after the second anniversary of the Closing Date.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MARKETPLACE AT HUNTINGDON VALLEY

■
The Mortgaged Property.  The Marketplace at Huntingdon Valley Property is a 254,349 SF, grocery-anchored, retail center located in Huntingdon Valley, Pennsylvania, approximately 15 miles north of Philadelphia.  The improvements were constructed in 1992, renovated in 2002, and are situated on a 49.0-acre site located on the west side of County Line Road, a major thoroughfare. The Marketplace at Huntingdon Valley Property will be anchored by Weis (space is currently being constructed and Weis has executed a lease which is required to commence no later than March 8, 2014, subject to completion of landlord’s construction obligations and force majeure under the lease) and features other national tenants such as Sears, Roebuck and Co., Fitness International, LLC (LA Fitness), Bank of America, Starbucks, Dunkin’ Donuts and Rite Aid.  The Marketplace at Huntingdon Valley Property includes 1,800 parking spaces, which equates to a ratio of 7.1 parking spaces per 1,000 square feet. As of February 1, 2013, the Total Occupancy and Owned Occupancy were both 95.6%.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Marketplace at Huntingdon Valley Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Fitness International, LLC (LA Fitness)	NR / NR / NR	41,900	16.5%	$836,534	20.2%	$19.97	4/30/2017	NA	NA	2, 5-year options
Weis(3)	NR / NR / NR	62,857	24.7	785,713	19.0	12.50	8/31/2028	NA	NA	6, 5-year options
Sears, Roebuck and Co.	NR / NR / CCC+	21,092	8.3	291,913	7.1	13.84	11/19/2014	NA	NA	NA
Rite Aid	CCC / Caa2 / B-	10,908	4.3	275,000	6.6	25.21	12/14/2021	$276	10.9%	4, 5-year options
Bertucci’s Restaurant Corp.	NR / NR / NR	7,500	2.9	184,481	4.5	24.60	8/31/2023	NA	NA	2, 5-year options
M&M Fashion for Kids, Inc.	NR / NR / NR	8,050	3.2	120,750	2.9	15.00	12/31/2016	$426	4.6%	1, 5-year option
Angelo’s Soccer Corner	NR / NR / NR	5,042	2.0	96,302	2.3	19.10	8/31/2015	NA	NA	1, 3-year option
Photo License Center	NR / NR / NR	5,000	2.0	92,500	2.2	18.50	6/30/2020	NA	NA	NA
Revere Mgt Office & Storage	NR / NR / NR	6,921	2.7	87,405	2.1	12.63	4/30/2020	NA	NA	NA
Dunkin’ Donuts(4)	NR / NR / B+	1,876	0.7	83,648	2.0	44.59	3/31/2023	$490	10.1%	1, 5-year option
Ten Largest Owned Tenants		171,146	67.3%	$2,854,245	68.9%	$16.68
Remaining Owned Tenants(5)		72,078	28.3	1,285,658	31.1	17.84
Vacant Spaces (Owned Space)		11,125	4.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		254,349	100.0%	$4,139,903	100.0%	$17.02

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales $ per SF are as of 12/31/2012.
(3)
Weis has executed a lease but has not yet taken occupancy or commenced paying rent. Rental payments are required to commence upon the earlier of (a) Weis opening for business and (b) March 8, 2014 (subject to completion of landlord’s construction obligations and force majeure).

(4)	Dunkin’ Donuts has the right to terminate its lease with 90 days’ notice.
(5)
As of the Cut-off date, Pet Valu Int’l Inc., Norman’s Hallmark, Commonwealth Medspa Services, LLC, General Nutrition Center, Radio Shack, and Hand & Stone Massage and Facial Spa had executed leases but had not yet commenced paying full rent.

The following table presents certain information relating to the lease rollover schedule at the Marketplace at Huntingdon Valley Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	4,791	1.9	1.9%	90,756	2.2	18.94	2
2014	31,733	12.5	14.4%	499,851	12.1	15.75	6
2015	25,071	9.9	24.2%	392,798	9.5	15.67	7
2016	8,050	3.2	27.4%	120,750	2.9	15.00	1
2017	60,240	23.7	51.1%	1,200,043	29.0	19.92	11
2018	1,910	0.8	51.8%	38,200	0.9	20.00	1
2019	1,500	0.6	52.4%	24,750	0.6	16.50	1
2020	11,921	4.7	57.1%	179,905	4.3	15.09	2
2021	12,873	5.1	62.2%	304,475	7.4	23.65	2
2022	0	0.0	62.2%	0	0.0	0.00	0
2023	20,626	8.1	70.3%	434,700	10.5	21.08	5
2024 & Thereafter	64,509	25.4	95.6%	853,676	20.6	13.23	2
Vacant	11,125	4.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	254,349	100.0%		$4,139,903	100.0%	$17.02	40

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MARKETPLACE AT HUNTINGDON VALLEY

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marketplace at Huntingdon Valley Property:

Cash Flow Analysis(1)
	2010	2011	2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,013,085	$3,895,155	$3,469,336	$4,139,903	$16.28
Gross Up Vacancy	0	0	0	250,563	0.99
Total Rent	$4,013,085	$3,895,155	$3,469,336	$4,390,466	$17.26
Total Reimbursables	1,050,997	1,060,662	879,860	1,079,603	4.24
Other Income	48,115	70,132	76,201	44,525	0.18
Less Vacancy & Credit Loss	0	0	0	(274,701)	(1.08)
Effective Gross Income	$5,112,196	$5,025,949	$4,425,398	$5,239,893	$20.60

Total Operating Expenses	$1,390,660	$1,288,198	$1,190,020	$1,603,362	$6.30
Net Operating Income	$3,721,537	$3,737,750	$3,235,378	$3,636,531	$14.30
TI/LC	0	0	0	187,516	0.74
Capital Expenditures	0	0	0	66,131	0.26
Net Cash Flow	$3,721,537	$3,737,750	$3,235,378	$3,382,885	$13.30

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)
Underwritten base rent based on contractual rents as of 2/1/2013 and contractual rent steps through 10/1/2013. Additionally, underwritten base rent includes $785,713 attributable to Weis.  Weis has executed a lease but has not yet taken occupancy or commenced paying rent. Rental payments are required to commence upon the earlier of (a) Weis opening for business and (b) March 8, 2014 (subject to completion of landlord’s construction obligations and force majeure).

■
Appraisal.  According to the appraisal, the Marketplace at Huntingdon Valley Property had an “as-is” appraised value of $52,000,000 as of an effective date of January 23, 2013 and is expected to have an “as stabilized” appraised value of $54,500,000 as of an effective date of September 1, 2013.

■
Environmental Matters.  A Phase I environmental report dated January 28, 2013 recommended further subsurface investigation of an underground waste oil tank and further subsurface investigation of the on-site dry cleaner at the Marketplace at Huntingdon Valley Property.  A limited Phase II environmental report dated February 27, 2013 identified dry-cleaner related chlorinated volatile organic compounds impacts to shallow soils and residual impacts to groundwater localized within the dry cleaning tenant space at concentrations exceeding Pennsylvania Department of Environmental Protection Act 2 standard.  A Soil Delineation Report dated April 11, 2013 confirmed that impacted soils were concentrated in the immediate area of the dry cleaning equipment, and that based upon the more focused soil sampling, approximately 21 cubic yards of impacted soil should be remediated through excavation and off-site disposal. The borrower is in the process of remediating the contaminated soil and $61,920 was reserved at origination for disbursement to borrower upon completion of the soil remediation work in accordance with the Phase III Dry Cleaner Soil Remediation proposal dated April 16, 2013 within six months of the origination date.  Failure to complete such remediation in such time frame will be an immediate event of default.

■
Market Overview and Competition.  The Marketplace at Huntingdon Valley Property is located on the west side of County Line Road, a major thoroughfare, in Huntingdon Valley, Pennsylvania, approximately 15 miles north of Philadelphia. The immediate area surrounding the Marketplace at Huntingdon Valley Property is composed of mostly commercial uses including freestanding retail buildings, shopping centers, service stations and small professional office buildings. Residential uses are found on surrounding streets. Commercial uses along County Line Road in close proximity to the Marketplace at Huntingdon Valley Property include Justa Farm Shopping Center (adjacent to the Marketplace at Huntingdon Valley Property), Town and Country strip center, a Wawa service station/convenience store, a freestanding CVS Pharmacy, PNC Bank, Fox Chase Bank and an American Legion Post.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MARKETPLACE AT HUNTINGDON VALLEY

According to the appraisal, the 2012 population within a one, three, and five mile radius of the Marketplace at Huntingdon Valley Property was 7,377, 73,889, and 212,390, respectively.  Average household income within a one, three, and five mile radius of the Marketplace at Huntingdon Valley Property is $82,291, $80,280, and $85,268, respectively.

Per the appraisal, the Marketplace at Huntingdon Valley Property is located in the Philadelphia market and Montgomery County submarket.  As of the third quarter 2012, the Philadelphia market had a total retail supply of 61,284,000 SF with a vacancy rate of 9.7%, average quoted rent of $19.83 per SF and positive year-to-date net absorption of 16,000 SF. The Montgomery County submarket had a total retail supply of 11,298,000 SF with a vacancy rate of 11.4%, averaged quote rent of $21.43 per SF and positive year-to-date net absorption of 9,000 SF.

The following table presents certain information relating to the primary competition for the Marketplace at Huntingdon Valley Property:

Competitive Set(1)
	Marketplace at Huntingdon Valley	Justa Farm Shopping Center	Davisville Shopping Center
Distance from Subject	--	Adjacent	1.3 miles
Property Type	Anchored Retail	Unanchored Retail	Anchored Retail
Year Built / Renovated	1992 / 2002	NA / NA	1975 / 2001
Total GLA	254,349	68,348	95,000
Total Occupancy	96%	100%	96%
Anchors / Significant Tenants	Weis, Fitness International, LLC (LA Fitness), Sears, Roebuck and Co.	Unanchored	Acme Market, Dollar Tree
	Hampton Square	Southampton Shopping Plaza
Distance from Subject	2.0 miles	2.1 miles
Property Type	Anchored Retail	Anchored Retail
Year Built/Renovated	1980 / NA	1962 / NA
Total GLA	62,933	147,639
Total Occupancy	93%	95%
Anchors / Significant Tenants	Maggio’s, Rite Aid	Giant Food

(1)	Source: Appraisal.

■
The Borrower.  The borrower is New Century Associates Group, L.P., a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marketplace at Huntingdon Valley Loan.  The non-recourse carveout guarantors under the Marketplace at Huntingdon Valley Loan are Joseph A. Casacio, Jr., Stanley A. Casacio, William R. Regli, Joanne M. Regli, and Joy Casacio Nash.

■
Escrows.  On the origination date, the borrower funded aggregate reserves of $2,892,285 with respect to the Marketplace at Huntingdon Valley Property, comprised of: (i) $366,454 for real estate taxes, (ii) $50,011 for insurance premiums, (iii) $375,149 for deferred maintenance, (iv) $924,081 for disbursement to borrower in  monthly installments in the amount of $90,007.92 until such time as Weis occupies its space and commences paying full rent, upon which time any remaining funds will be disbursed to borrower, (v) $682,605 for disbursement to borrower upon completion of the construction of the Weis space, (vi) $350,000 for unfunded landlord obligations associated with tenant improvements and leasing commissions associated with the Weis space, to be disbursed to borrower upon Weis occupying its space, paying full rent, obtaining a valid certificate of occupancy, and in accordance with the following schedule: (1) $250,000 upon all allowances owed to Weis under its lease having been paid, and (2) $100,000 upon all credits owed to Weis under its lease having been paid, (vii) $82,065 for disbursement to borrower upon certain inline tenants (which have signed leases but have not yet commenced paying rent) paying full unabated rent, and (viii) $61,920 for an environmental reserve for disbursement to borrower upon completion of specified dry cleaner soil remediation work (the “Environmental Escrow”)( See “—Environmental Matters” above).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MARKETPLACE AT HUNTINGDON VALLEY

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Marketplace at Huntingdon Valley Property: (i) a tax reserve in an amount equal to one-twelfth of amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period; (iii) a replacement reserve in the amount of $5,511; and (iv) a tenant improvement and leasing commission reserve in the amount of $16,998 capped at $400,000.

In addition, on each monthly due date during a Marketplace at Huntingdon Valley Trigger Period, the borrower is required to deposit into an eligible account with the lender or the servicer an amount equal to (x) the aggregate amount of approved operating expenses and approved extraordinary expenses for the subject month (for further deposit into the operating expense account) and (y) all excess cash flow generated by the Marketplace at Huntingdon Valley Property for the immediately preceding month.

A “Marketplace at Huntingdon Valley Trigger Period” means a period commencing upon (i) the occurrence of an event of default, (ii) the debt service coverage ratio (as calculated under the loan documents) being less than 1.15x, and/or (iii) the occurrence of a Specified Tenant Trigger Period; and expiring upon (x) in connection with clause (i) above, the cure (if applicable) of such event of default, (y) in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two (2) consecutive calendar quarters, and/or (z) in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the loan documents, in each case, so long as no other Marketplace at Huntingdon Valley Trigger Period shall then exist.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) the Specified Tenant being in monetary default under its Lease beyond applicable notice and cure periods, (ii) after the Specified Tenant first takes possession of its space under its Lease and opens for business, the Specified Tenant failing to be in actual, physical possession of its space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in its space (or applicable portion thereof), (iii) the Specified Tenant giving notice that it is terminating its lease for all or any portion of its space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any such lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of the Specified Tenant and (vi) the Specified Tenant failing to extend or renew its lease on or prior to the date occurring twelve months prior to the expiration of the then applicable term of its lease; and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to lender) of (1) the satisfaction of the certain cure conditions specified in the loan agreement or (2) the borrower leasing the entire such space (or applicable portion thereof) in accordance with the applicable terms and conditions of the loan agreement, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease.

“Specified Tenant” means, as applicable, (i) Weis and (ii) any other lessee(s) of the space leased pursuant to the lease with Weis in effect as of the date of origination of the Marketplace at Huntingdon Valley Loan (as the same may be amended or modified) (or any portion thereof) and any guarantor(s) of the applicable related Marketplace at Huntingdon Valley Property Specified Tenant lease(s).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MARKETPLACE AT HUNTINGDON VALLEY

■
Lockbox and Cash Management.  The Marketplace at Huntingdon Valley Loan is structured with a hard lockbox, which is already in place.  The loan documents require the borrower to direct the tenants to pay their rents directly to a lender controlled lockbox account. The loan documents also require that the borrower cause all cash revenues relating to the Marketplace at Huntingdon Valley Property to be immediately deposited into the lockbox account.  On each business day, sums on deposit in the lockbox account are required to (i) provided no Marketplace at Huntingdon Valley Trigger Period exists, be transferred to or at the direction of the borrower, or (ii) if a Marketplace at Huntingdon Valley Trigger Period exists, be transferred to the cash management account and applied to fund required reserves, debt service and other amounts due under the loan documents and any amounts remaining in the cash management account after application as described above are to be (1) deposited into the excess cash flow account if a Marketplace at Huntingdon Valley Trigger Period is then continuing or (2) to the extent that no Marketplace at Huntingdon Valley Trigger Period is then in existence and continuing, disbursed to the borrower.  During the continuance of an event of default under the Marketplace at Huntingdon Valley Loan, the lender may apply any funds in the cash management account to amounts payable under the Marketplace at Huntingdon Valley Loan and/or toward the payment of expenses of the Marketplace at Huntingdon Valley Property, in such order of priority as the lender may determine.

■
Property Management. The Marketplace at Huntingdon Valley Property is currently managed by Revere Suburban Realty Corp., an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the borrower may replace the property manager or consent to the assignment of the property manager’s rights under the management agreement, in each case without the lender’s consent, to the extent that (i) no event of default has occurred and is continuing, (ii) the lender receives at least sixty (60) days prior written notice, and (iii) the applicable replacement property manager is approved by the lender which may be conditioned upon Rating Agency Confirmation. Upon the occurrence of an event of default, a default by the property manager under the management agreement beyond any applicable cure period, or the filing of a bankruptcy petition or a similar event with respect to the property manager, the lender may require the borrower to replace the property manager with a new property manager selected by the lender and meeting the criteria set forth above.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Marketplace at Huntingdon Valley Property, plus twelve months of business interruption coverage (with an additional extended period of indemnity as reasonably required by the lender)  in an amount equal to 100% of the projected gross income from the Marketplace at Huntingdon Valley Property (on an actual loss sustained basis) for a period continuing until the restoration of the Marketplace at Huntingdon Valley Property is completed. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BRADLEY FAIR SHOPPING CENTER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BRADLEY FAIR SHOPPING CENTER

CARTIFACT.
Kechi
254
Bel Aire
Echo Hills Golf Club
135
81
15
E 53RD ST
FALCON FALLS
N HYDRAULIC ST
N OLIVER ST
N WOODLAWN ST
Bel Aire Recreation Center Park
E 45TH ST N
Eagle Lake Park
Willowbend Golf Club
37TH ST E
COLONEL JAMES JABARA AIRPORT
96
Chisholm Creek Park
E 29TH ST N
Dr. Glen Dey Park
NORTHEAST HEIGHTS
Stryker Soccer Complex
Bradley Fair Shopping Center
2000 North Rock Road
Wichita, KS 67206
E 21ST ST N
Wichita State University
Braeburn Golf Course
CRESTVIEW HEIGHTS
N WEBB RD
N GREENWICH RD
CAMBRIDGE
NORTH CENTRAL
Fairmount Park
Mcadams Park
East View Park
E 13TH ST N
N HILLSIDE ST
N ROCK RD
Macdonald Golf Course
Wichita Country Club
Beech Lake
Crestview Country Club
Via Christi-St Francis Campus
Edgemoor Park
Wichita
Wesley Medical Center
E CENTRAL AVE
BEECH FACTORY AIRPORT
EASTBOROUGH
E DOUGLAS AVE
Wichita Area Technical College
College Hill Park
Towne East Square
54
400
FAIRFAX
SUNNYSIDE
S HYDRAULIC ST
S HILLSIDE ST
S OLIVER ST
S WOODLAWN ST
S ROCK RD
LINWOOD
HEDGEWOOD
Harrison Coventry Park
Friendship Park
Via Christi-St Joseph Campus
Boston Park
35
E HARRY ST
Linwood Park
Clapp Memorial Park
EAST MT VERNON
S WEBB RD
S BROADWAY ST
SOUTHEAST BLVD
S GEORGE WASHINGTON BLVD
E PAWNEE ST
CESSNA AIRCRAFT FIELD AIRPORT
SOUTH CITY
Planeview Park
Sierra Hills Golf Club

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BRADLEY FAIR SHOPPING CENTER

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BRADLEY FAIR SHOPPING CENTER

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Wichita, Kansas	Cut-off Date Principal Balance	$40,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$143.60
Size (SF)	278,552	Percentage of Initial Pool Balance	3.3%
Total Occupancy as of 3/15/2013	98.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/15/2013	98.1%	Type of Security	Fee Simple
Year Built / Latest Renovation(1)	Various / NAP	Mortgage Rate	3.6100%
Appraised Value	$68,200,000	Original Term to Maturity (Months)	120
Original Amortization Term(Months)	360
Original Interest Only Period (Months)	36
Underwritten Revenues	$7,354,650
Underwritten Expenses	$2,637,138	Escrows
Underwritten Net Operating Income (NOI)	$4,717,512	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,404,673	Taxes	$0	$124,741
Cut-off Date LTV Ratio	58.7%	Insurance	$0	$0
Maturity Date LTV Ratio	50.2%	Replacement Reserves	$0	$4,643
DSCR Based on Underwritten NOI / NCF	2.16x / 2.02x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.8% / 11.0%	Other(2)	$383,800	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$40,000,000	100.0%	Loan Payoff	$29,153,931	72.9%
Principal Equity Distribution	9,523,769	23.8
Closing Costs	938,500	2.3
Reserves	383,800	1.0
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%

(1)	The Bradley Fair Shopping Center Property was built in various phases between 1990 and 2008.
(2)	Other reserve represents unfunded tenant improvement obligations for Versona ($373,800) and leasing commissions for Apricot Lane ($10,000).

■
The Mortgage Loan.  The mortgage loan (the “Bradley Fair Shopping Center Loan”) is evidenced by a note in the original principal amount of $40,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in a lifestyle shopping center located in Wichita, Kansas (the “Bradley Fair Shopping Center Property”).  The Bradley Fair Shopping Center Loan was originated by Goldman Sachs Mortgage Company.  The Bradley Fair Shopping Center Loan was originated on April 1, 2013 and represents approximately 3.3% of the Initial Pool Balance.  The note evidencing the Bradley Fair Shopping Center Loan has an outstanding principal balance as of the Cut-off Date of $40,000,000 and has an interest rate of 3.6100% per annum.  The proceeds of the Bradley Fair Shopping Center Loan were used to refinance the Bradley Fair Shopping Center Property.

The Bradley Fair Shopping Center Loan had an initial term of 120 months and has a remaining term of 119 months.  The Bradley Fair Shopping Center Loan requires payments of interest only for the first 36 payments following origination and thereafter will require payments of interest and principal based on a 30-year amortization schedule.  The scheduled maturity date is the due date in April 2023.  Voluntary prepayment of the Bradley Fair Shopping Center Loan is prohibited prior to January 6, 2023.  Provided that no event of default is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

■
The Mortgaged Property.  The Bradley Fair Shopping Center Property is a 278,552 SF retail lifestyle shopping center located in Wichita, Kansas and was constructed in phases from 1990 through 2008.  The Bradley Fair Shopping Center Property is located at the intersection of Rock Road and 21st Street in Wichita, Kansas within the 320-acre master planned community known as Wilson Estates.  Wilson Estates includes a 103-key Hilton Garden Inn, approximately 450,000 SF of office space, and Wilson Estates residential community with more than 200 homes.  The Bradley Fair Shopping Center Property has 49 tenants including The Fresh Market, The Gap, Victoria’s Secret, Bed Bath & Beyond, Bath and Body Works, Pier 1 Imports, Barnes & Noble, Jos. A Bank and Eddie Bauer.  As of March 15, 2013, the Total and Owned Occupancy were 98.1%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BRADLEY FAIR SHOPPING CENTER

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Bradley Fair Shopping Center Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost	Renewal / Extension Options
Bed, Bath & Beyond	NR / NR / BBB+	34,604	12.4%	$432,550	8.4%	$12.50	1/31/2016	NA	NA	3, 5-year options
Barnes & Noble	NR / NR / NR	28,167	10.1	293,782	5.7	10.43	4/30/2018	$275	6.9%	2, 5-year options
The Fresh Market	NR / NR / NR	20,970	7.5	272,610	5.3	13.00	6/30/2022	NA	NA	6, 5-year options
The Gap	BBB- / Baa3 / BB+	12,000	4.3	240,000	4.7	20.00	1/31/2017	$358	6.5%	1, 5-year option
Talbot’s	NR / NR / NR	9,500	3.4	232,750	4.5	24.50	1/31/2017	$157	22.1%	2, 5-year options
Pier 1 Imports	NR / NR / NR	9,297	3.3	199,421	3.9	21.45	2/28/2019	$173	17.0%	2, 5-year options
Healing Waters	NR / NR / NR	7,848	2.8	196,200	3.8	25.00	4/30/2020	$224	16.0%	NA
Redrock Canyon Grill	NR / NR / NR	6,800	2.4	182,988	3.6	26.91	3/31/2018	$588	6.1%	3, 5-year options
Ya Ya’s Eurobistro	NR / NR / NR	7,120	2.6	159,986	3.1	22.47	5/30/2020	$301	11.1%	2, 5-year options
Sephora	NR / NR / A	5,443	2.0	152,404	3.0	28.00	1/31/2022	$701	5.4%	NA
Ten Largest Owned Tenants		141,749	50.9%	$2,362,691	45.9%	$16.67
Remaining Owned Tenants		131,449	47.2	2,779,427	54.1	21.14
Vacant Spaces (Owned Space)		5,354	1.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		278,552	100.0%	$5,142,118	100.0%	$18.82

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Borrower owned space. Does not include non-owned tenants.
(3)	Tenant Sales are as of TTM 12/31/2012. Barnes & Noble sales are as of TTM April 2012, Pier 1 Imports sales are as of TTM February 2013.

The following table presents certain information relating to the lease rollover schedule at the Bradley Fair Shopping Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	22,780	8.2	8.2%	512,583	10.0	22.50	7
2015	19,503	7.0	15.2%	382,303	7.4	19.60	6
2016	58,608	21.0	36.2%	952,194	18.5	16.25	8
2017	55,226	19.8	56.0%	1,115,784	21.7	20.20	11
2018	42,186	15.1	71.2%	600,330	11.7	14.23	5
2019	16,167	5.8	77.0%	403,711	7.9	24.97	4
2020	19,918	7.2	84.1%	479,936	9.3	24.10	3
2021	0	0.0	84.1%	0	0.0	0.00	0
2022	31,334	11.2	95.4%	545,757	10.6	17.42	4
2023	7,476	2.7	98.1%	149,520	2.9	20.00	1
2024 & Thereafter	0	0.0	98.1%	0	0.0	0.00	0
Vacant	5,354	1.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	278,552	100.0%		$5,142,118	100.0%	$18.82	49

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Bradley Fair Shopping Center Property:

Historical Leased %(1)
	2010(2)	2011(2)	2012(2)	As of 1/31/2013
Owned Space	93.9%	91.2%	93.5%	94.2%

(1)	As provided by the borrower.
(2)	Represents occupancy as of December 31, for the indicated year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BRADLEY FAIR SHOPPING CENTER

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bradley Fair Shopping Center Property:

Cash Flow Analysis(1)

	2010	2011	2012	TTM 1/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,626,228	$4,638,441	$4,913,451	$4,933,864	$5,142,118	$18.46
Overage Rent	60,054	66,891	120,333	153,873	113,972	0.41
Other Rental Revenue	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	162,212	0.58
Total Rent	$4,686,282	$4,705,332	$5,033,784	$5,087,737	$5,418,302	$19.45
Total Reimbursables	2,085,319	2,040,182	2,242,749	2,265,156	2,323,435	8.34
Other Income(3)	27,049	27,553	3,003	2,502	0	0.00
Vacancy & Credit Loss	0	0	0	0	(387,087)	(1.39)
Effective Gross Income	$6,798,649	$6,773,067	$7,279,536	$7,355,394	$7,354,650	$26.40

Total Operating Expenses	2,563,656	2,629,790	2,663,046	2,677,568	2,637,138	9.47

Net Operating Income	$4,234,994	$4,143,277	$4,616,490	$4,677,827	$4,717,512	$16.94
TI/LC	0	0	0	0	257,128	0.92
Capital Expenditures	0	0	0	0	55,710	0.20
Net Cash Flow	$4,234,994	$4,143,277	$4,616,490	$4,677,827	$4,404,673	$15.81

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 3/15/2013 rent roll with rent steps through 5/31/2014.
(3)	Other income includes non-tenant security and late charges.

■	Appraisal. According to the appraisal, the Bradley Fair Shopping Center Property had an “as-is” appraised value of $68,200,000 as of an effective date of March 1, 2013.

■	Environmental Matters. According to a Phase I report, dated March 18, 2013, there are no recommendations for further action at the Bradley Fair Shopping Center Property.

■
Market Overview and Competition.  The Bradley Fair Shopping Center Property is located at the intersection of Rock Road and 21st Street in Wichita, Kansas.  The Bradley Fair Shopping Center Property is within the 320-acre master planned community known as Wilson Estates.  Wilson Estates includes a 103-key Hilton Garden Inn, 450,000 SF of office space and Wilson Estates residential, a community with more than 200 homes ranging from $400,000 to over $2.5 million in value. According to CoStar’s 4Q2012 Wichita Retail Market Report, the Bradley Fair Shopping Center Property is located in the Northeast submarket, which includes 4.7 million SF of general retail with a direct vacancy of 3.4% and a 62,409 SF positive absorption for year-end 2012.  The Wichita, Kansas CBSA has a population of 631,688 according to Claritas, Inc. as of 2012. The corporate headquarters for Koch Industries Inc. is located 4.5 miles northwest of the Bradley Fair Shopping Center Property and according to Forbes has approximately $115 billion in annual revenues and approximately 60,000 employees as of November 2012.  The city is also home to the headquarters for Beechcraft and Cessna Aircraft Company.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BRADLEY FAIR SHOPPING CENTER

The following table presents certain information relating to the primary competition for the Bradley Fair Shopping Center Property:

Competitive Set(1)
	Bradley Fair Shopping Center	Regency Lakes	Tallgrass Plaza	Tallgrass Centre	The Waterfront	One Kellogg Place
Distance from Subject	-	1.8 miles	0.3 miles	0.4 miles	1.5 miles	3.6 miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Year Built	Various	2005-2006	1988	1984-2006	2003-2005	2001-2006
Total GLA	278,552	303,853	101,007	197,962	90,000	499,230
Total Occupancy	98%	96%	97%	99%	96%	87%
Anchors	Bed Bath & Beyond, The Fresh Market, Barnes & Noble	Target, Cabela’s, World Market	Dillon’s	Gordman’s, Dick’s, Best Buy, Accessory City	NAP	Walmart, Lowe’s, Slumberland Furniture, Michaels

(1)	Source: Appraisal.

■
The Borrower.  The borrower is BF Wichita, L.L.C., a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bradley Fair Shopping Center Loan.  The borrower is owned in part by the family of, and entities controlled by, George E. Laham, II, the non-recourse carveout guarantor under the Bradley Fair Shopping Center Loan.

■
Escrows.  At origination, the borrower deposited $383,800 into a reserve account to cover certain unfunded tenant improvements for Versona ($373,800) and leasing commissions for Apricot Lane ($10,000) at the Bradley Fair Shopping Center Property.  Additionally, the borrower is required to fund a capital expenditure reserve in the monthly amount of $4,643.

On each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve month period. Subject to the satisfaction of certain conditions, the borrower is not required to make monthly deposits in respect of taxes that are paid directly to the taxing authority by the following tenants: Gap, On the Border and Eddie Bauer. Additionally, the borrower is not required to reserve funds in respect of insurance premiums so long as (i) no event of default has occurred and is continuing and (ii) the borrower maintains a blanket insurance policy reasonably acceptable to the lender and delivers evidence the applicable insurance premiums for the policy year have been paid in full in advance.

■	Lockbox and Cash Management. None.

■
Property Management. The Bradley Fair Shopping Center Property is currently managed by Laham Development Company, L.L.C., an affiliate of the borrower, pursuant to a management agreement.  Under the mortgage loan documents, the Bradley Fair Shopping Center Property may not be managed by any other party, other than a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received.  The lender may replace or require the borrower to replace the property manager during the continuance of an event of default under the Bradley Fair Shopping Center Loan that lasts for 60 or more days, following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, during the continuance of a material default by the property manager under the management agreement after the expiration of any applicable cure period or if the property manager files or is the subject of a petition in bankruptcy, if a trustee or receiver is appointed for the property manager’s assets, if the property manager makes an assignment for the benefit of creditors or if the property manager is adjudicated insolvent.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BRADLEY FAIR SHOPPING CENTER

■
Terrorism Insurance.  So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or similar or subsequent statute) in an amount equal to the full replacement cost of the Bradley Fair Shopping Center Property, plus eighteen months of rental loss and/or business interruption coverage.  If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Bradley Fair Shopping Center Loan as required by the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (not including the terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  The terrorism insurance is required to contain a deductible that is approved by the lender, is no larger than is customary for similar policies covering similar properties in the geographic market in which the Bradley Fair Shopping Center Property is located and is no larger than $50,000.  The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Bradley Fair Shopping Center Property are separately allocated under the blanket policy and that certain other requirements are satisfied.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

250 LIVINGSTON STREET

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

250 LIVINGSTON STREET

New York
MANHATTAN
CHINATOWN
LOWER EAST SIDE
FINANCIAL DISTRICT
BATTERY PARK
World Trade Center
New York Downtown Hospital
CUNY Manhattan Comm College
FDR DRIVE
WILLIAMSBURG BRDG
Williamsburg
EAST RIVER
BROOKLYN BRDG
MANHATTAN BRDG
Wallabout Bay
VINEGAR HILL
BROOKLYN HEIGHTS
FLUSHING AVE
BROOKLYN QUEENS EXPY
TILARY ST
New York City College of Technology
DOWNTOWN BROOKLYN
FORT GREENE
Fort Greene Park
Long Island University
Brooklyn Hospital Center
DEKALB AVE
LAFAYETTE AVE
ATLANTIC AVE
LIVINGSTON ST
GOVERNORS ISLAND
BROOKLYN BATTERY TUNNEL
COBBLE HILL
250 Livingston Street
250 Livingston Street
Brooklyn, NY 11201
BOERUM HILL
BROOKLYN
CARROLL GARDENS
PROSPECT HEIGHTS
RED HOOK
PARK SLOPE
Prospect Park
PROSPECT PARK WEST
GREENWOOD
Clifton
Passaic
Union City
East Orange
New York
Newark
Jersey City
Bayonne
STATEN ISLAND
Lower Bay
Atlantic Ocean
QUEENS
BRONX
LAGUARDIA AIRPORT
JFK INT'L AIRPORT
NEWARK-LIBERTY INT'L AIRPORT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

250 LIVINGSTON STREET

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Brooklyn, New York	Cut-off Date Principal Balance	$37,500,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF	$128.22
Size (SF)	292,463	Percentage of Initial Pool Balance	3.1%
Total Occupancy as of 3/7/2013	96.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/7/2013	96.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	1920 / 2000-2001	Mortgage Rate	4.0000%
Appraised Value	$63,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Underwritten Revenues	$6,979,824
Underwritten Expenses	$3,061,840	Escrows
Underwritten Net Operating Income (NOI)	$3,917,984	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,592,198	Taxes	$610,653	$101,775
Cut-off Date LTV Ratio	59.5%	Insurance	$72,774	$14,555
Maturity Date LTV Ratio(1)	46.2%	Replacement Reserves(2)	$0	$4,994
DSCR Based on Underwritten NOI / NCF	1.82x / 1.67x	TI/LC(3)	$0	$22,155
Debt Yield Based on Underwritten NOI / NCF	10.4% / 9.6%	Other(4)	$74,375	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$37,500,000	99.8%	Loan Payoff	$33,964,595	90.4%
Other Sources	75,000	0.2	Principal Equity Distribution	2,180,492	5.8
Reserves	757,802	2.0
Other Uses	639,627	1.7
Closing Costs	32,483	0.1
Total Sources	$37,575,000	100.0%	Total Uses	$37,575,000	100.0%

(1)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $64,500,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 47.3%. See “—Appraisal” below.

(2)
The monthly replacement reserve of $4,994 represents an office replacement reserve ($4,431) and a residential replacement reserve ($563).  Monthly deposits in an amount equal to $4,431 are required if the office replacement reserve balance is less than $159,518.

(3)	Monthly deposits in an amount equal to $22,155 are required if the TI/LC reserve is less than $1,329,320.
(4)	The other upfront reserve of $74,375 represents a deferred maintenance reserve ($41,250) and a required violation removal reserve ($33,125). See “—Escrows” below.

■
The Mortgage Loan.  The mortgage loan (the “250 Livingston Street Loan”) is evidenced by a note in the principal amount of $37,500,000 and is secured by a first mortgage encumbering the borrower’s interest in a 292,463 SF mixed-use building located in Brooklyn, New York (the “250 Livingston Street Property”).  The 250 Livingston Street Loan was originated by Citigroup Global Markets Realty Corp. on May 1, 2013 and represents approximately 3.1% of the Initial Pool Balance.  The 250 Livingston Street Loan has an outstanding principal balance as of the Cut-off Date of $37,500,000 and an interest rate of 4.0000% per annum.  The proceeds of the 250 Livingston Street Loan were primarily used to refinance existing debt on the 250 Livingston Street Property, pay closing costs, set up reserves in connection with the 250 Livingston Street Loan, and return equity to the principal of the borrower.

The 250 Livingston Street Loan has an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the 250 Livingston Street Loan is the due date in May 2023.  Voluntary prepayment of the 250 Livingston Street Loan is permitted on or after the due date in March 2023.  Defeasance of the 250 Livingston Street Loan with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time after the second anniversary of the Closing Date.

■
The Mortgaged Property.  The 250 Livingston Street Property is a 292,463 SF, 12-story, mixed-use building with approximately 223,195 SF of office space, 26,599 SF of multifamily, residential space, 41,469 SF of storage space and 1,200 SF of retail space located in Brooklyn, New York. The 250 Livingston Street Property is situated on a block-through site that is located along the north side of Schermerhorn Street and the south side of Livingston Street between Bond and Hoyt Streets, just south of the Fulton Street Mall within Downtown Brooklyn.  This is a mostly commercial area that is an office and retail center of Brooklyn and also contains the municipal buildings and courts for Kings County.  The area is accessible via local and regional mass transit services.  The 250 Livingston Street Property was constructed in 1920 and renovated from 2000 to 2001.  As of March 7, 2013, the Total and Owned Occupancy was 96.6%.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

250 LIVINGSTON STREET

The following table presents certain information relating to the major tenants at the 250 Livingston Street Property:

Largest Owned Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
The City of New York (Floors 4-8)(2)	NR / NR / NR	185,240	63.3%	$3,460,023	59.2%	$18.68	8/31/2020	NA
The City of New York (Floors 1-3)(2)	NR / NR / NR	79,424	27.2	1,707,616	29.2	21.50	12/31/2016	NA
Danny & Andy Deli	NR / NR / NR	1,200	0.4	80,188	1.4	66.82	9/30/2016	NA
Largest Tenants		265,864	90.9%	$5,247,827	89.9%	$19.74
Remaining Owned Tenants(3)		16,687	5.7	592,374	10.1	35.50
Vacant(3)		9,912	3.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		292,463	100.0%	$5,840,201	100.0%	$20.67

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
The 250 Livingston Street Property is subject to two (2) leases with the City of New York, one covering floors one through three and the other covering floors four through eight.  The tenant has the option to terminate the lease covering floors one through three at any time with 120 days’ prior written notice.  The tenant also has the option to terminate the lease covering floors four through eight (in whole or in part) at any time with one year prior written notice.

(3)
250 Livingston Street Property is a 292,463 SF, 12-story, mixed-use building with approximately 223,195 SF of office space, 26,599 SF of multifamily, residential space, 41,469 SF of storage space and 1,200 SF of retail space.  Remaining Owned Tenants and Vacant represent 26,599 of multifamily, residential space.

The following table presents the lease rollover schedule at the 250 Livingston Street Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	80,624	30.3	30.3%	1,787,804	34.1	22.17	2
2017	0	0.0	30.3%	0	0.0	0.00	0
2018	0	0.0	30.3%	0	0.0	0.00	0
2019	0	0.0	30.3%	0	0.0	0.00	0
2020	185,240	69.7	100.0%	3,460,023	65.9	18.68	1
2021	0	0.0	100.0%	0	0.0	0.00	0
2022	0	0.0	100.0%	0	0.0	0.00	0
2023	0	0.0	100.0%	0	0.0	0.00	0
2024 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	265,864	100.0%		$5,247,827	100.0%	$19.74	3

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)
250 Livingston Street Property is a 292,463 SF, 12-story, mixed-use building with approximately 223,195 SF of office space, 26,599 SF of multifamily, residential space, 41,469 SF of storage space and 1,200 SF of retail space. Not included in the lease expiration schedule are residential units totaling 26,599 SF ($592,374 of UW base rent).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

250 LIVINGSTON STREET

The following table presents certain information relating to historical leasing at the 250 Livingston Street Property:

Historical Leased %(1)
	2010	2011	2012
Owned Space	100.0%	100.0%	100.0%

(1)	As provided by the borrower which reflects average occupancy for the year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 250 Livingston Street Property:

Cash Flow Analysis(1)

	2010	2011	2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$5,646,434	$5,575,797	$5,676,558	$5,840,201	$19.97
Contractual Rent Steps	0	0	0	2,406	0.01
Gross Up Vacancy	0	0	0	396,480	1.36
Total Rent	$5,646,434	$5,575,797	$5,676,558	$6,239,086	21.33
Total Reimbursables	730,260	768,053	845,149	937,218	3.20
Other Income(3)	175,000	175,000	183,333	200,000	0.68
Vacancy & Credit Loss	0	0	0	(396,480)	(1.36)
Effective Gross Income	$6,551,694	$6,518,850	$6,705,040	$6,979,824	$23.87

Total Operating Expenses	$2,713,171	$2,796,469	$2,763,603	$3,061,840	$10.47

Net Operating Income	$3,838,523	$3,722,381	$3,941,437	$3,917,984	$13.40
Capital Expenditures	0	0	0	265,864	0.91
TI/LC	0	0	0	59,923	0.20
Net Cash Flow	$3,838,523	$3,722,381	$3,941,437	$3,592,198	$12.28

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten base rent based on contractual rents as of 3/7/13 and contractual rent steps through 8/1/2013.
(3)	Other Income includes parking income.

■
Appraisal.  According to the appraisal, the 250 Livingston Street Property had an “as-is” appraised value of $63,000,000 as of an effective date of March 14, 2013 and is expected to have an “as stabilized” appraised value of $64,500,000 upon stabilized occupancy as of an effective date of March 1, 2014.

■
Environmental Matters.  Based on a Phase I environmental report dated September 25, 2012, the environmental consultant recommended no further action other than Operations and Maintenance (O&M) Plans for asbestos and lead-based paint which are already in place, and registering the above ground fuel storage tank with the New York State Department of Environmental Conservation.

■
Market Overview and Competition.  The 250 Livingston Street Property is located in Brooklyn, New York, on a block-through site that is located along the north side of Schermerhorn Street and the south side of Livingston Street between Bond and Hoyt Streets within Downtown Brooklyn.  The 250 Livingston Street Property is proximate to major public transportation facilities such as the Atlantic Terminal transit station, the Hoyt-Schermerhorn subway station, the Hoyt Street-Fulton Street subway station and several other subway stations with access to several train lines.  The 250 Livingston Street Property is also accessible to the Brooklyn Bridge, the Manhattan Bridge, the Brooklyn-Queens Expressway, LaGuardia Airport and JFK International Airport.

According to the appraisal, as of the fourth quarter of 2012, the Brooklyn office market consisted of 21,019,472 square feet with a direct vacancy rate of 9.3% and an average gross asking rent of $30.10 per square foot.  Class B office properties within the Brooklyn market reported an average gross rent of $32.13 per square foot.  As of the year-end 2011, the Brooklyn residential market consisted of 957,741 units of which 691,178 units were rental units.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

250 LIVINGSTON STREET

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 250 Livingston Street Property:

Office Lease Comparables(1)

Property	Total GLA	Asking Rent per SF
250 Livingston Street	292,463	$30.00
123 Fulton Street	11,728	$33.00
32 Court Street	108,000	$31.75
188 Montague Street	85,644	$30.00
325 Gold Street	52,000	$30.00
470 Vanderbilt Street	641,657	$26.00
16 Court Street	300,000	$31.00
45 Main Street	476,000	$28.00
175 Remsen Street	129,520	$26.00
186 Joralemon Street	75,000	$27.38
Total / Wtd. Avg.(2)	1,879,549	$28.03

(1)	Source: Appraisal.
(2)	Total / Wtd. Avg. excludes the 250 Livingston Street Property.

The following table presents certain information relating to certain office sales comparables provided in the appraisal for the 250 Livingston Street Property:

Office Sales Comparables(1)

Property Name	City	Sale Date	Year Built	Total GLA	Sale Price	Sale Price PSF	Occupancy
33-00 Northern Boulevard	Long Island City	December 2012	1915	444,606	$84,500,000	$190.06	88%
Falchi Building	Long Island City	May 2012	1922	619,451	$81,200,000	$131.08	94%
620 Foster Avenue	Midwood	April 2012	2010	30,000	$7,866,175	$262.21	0%
384 East 149th Street	Mott Haven	February 2011	1929	69,840	$17,550,000	$251.29	100%
30 Flatbush Avenue	Downtown	December 2010	1971	231,936	$57,000,000	$245.76	100%
205 Montague Street	Downtown	July 2010	1960	73,697	$33,000,000	$447.78	100%
486-496 Fulton Street	Downtown	April 2010	1920	237,463	$46,442,850	$195.58	15%

(1)	Source: Appraisal.

■
The Borrower.  The borrower is 250 Livingston Owner LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 250 Livingston Street Loan. David Bistricer is the non-recourse carveout guarantor of the 250 Livingston Street Loan.

David Bistricer (“Bistricer”) was the subject of litigation brought by the office of the attorney general for the state of New York in connection with the guarantor’s conversion of rental buildings in New York City into co-operative ownership in the late 1980’s.  In 1998, the New York Supreme Court issued a permanent injunction against Bistricer prohibiting him from the offer and sale of real estate securities in New York State.  The consent order and judgment went into effect in 2001.  Pursuant to an agreement with the attorney general’s office, Bistricer was further required to make periodic reports to the attorney general’s office on the status of any sales of real estate securities for pre-2001 conversions, and to disclose the litigation and injunction in all amendments to the offering plans related to such pre-2001 conversions.  Additionally, Bistricer was required to make payments to two of the co-operatives.  In 2006, the consent order and judgment was modified to permit Bistricer to act as a principal in a single offer of real estate securities, but the permanent injunction remains otherwise intact.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

250 LIVINGSTON STREET

■
Escrows.  In connection with the origination of the 250 Livingston Street Loan, the borrower funded aggregate reserves of $757,802 with respect to the 250 Livingston Street Property, comprised of: (i) $610,653 for real estate taxes, (ii) $72,774 for insurance premiums, (iii) $41,250 for deferred maintenance and (iv) $33,125 for disbursement to the borrower upon final resolution of various building code violations.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the 250 Livingston Street Property: (i) a tax reserve in an amount equal to one-twelfth of amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period, provided, however, that reserve deposits are not required in respect of insurance premiums where the borrower is maintaining an approved umbrella or blanket policy in accordance with the loan documents, (iii) an office replacement reserve in an amount equal to $4,431at any time the balance of the replacement reserve is less than $159,518, (iv) a residential replacement reserve in an amount equal to $563, and (v) a tenant improvement and leasing commission reserve in an amount equal to $22,155 capped at $1,329,320.

A “250 Livingston Street Trigger Period” means a period (A) commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio (as calculated under the loan documents) being less than 1.15x, and (iii) the occurrence of a Specified Tenant Trigger Period and (B) expiring upon (x) in the case of clause (i) above, the cure (if applicable) of such event of default, (y) in the case of clause (ii) above, the date on which the debt service coverage ratio (as calculated under the loan documents) is equal to or greater than 1.15x for two consecutive calendar quarters, and (z) in the case of clause (iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the loan documents, in each case, so long as no other 250 Livingston Street Trigger Period shall then exist.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary default under its lease beyond applicable notice and cure periods, (ii) a Specified Tenant giving notice that it is terminating its lease for all or any portion of its space, (iii) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any such Specified Tenant lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of a Specified Tenant, (v) a Specified Tenant failing to provide written notice to borrower of its election to extend or renew its lease for a period of at least 5 years upon the earlier to occur of (x) one (1) year prior to the expiration of the current term or any renewal term under its lease, or (y) the commencement of the renewal notice period required under its lease, and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender of (1) the satisfaction of the certain cure conditions specified in the loan agreement, or (2) the borrower leasing such entire space (or applicable portion thereof) in accordance with the applicable terms and conditions of the loan agreement, and the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease.

A “Specified Tenant” means individually and collectively, as the context may require, (i) the City of New York under either of its two (2) leases, and (iii) any other lessee(s) of the space leased pursuant to the lease with the City of New York in effect as of the date of origination of the 250 Livingston Street Loan (as the same may be amended or modified) (or any portion thereof) and any guarantor(s) of the applicable related 250 Livingston Street Property Specified Tenant lease(s).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

250 LIVINGSTON STREET

■
Lockbox and Cash Management.  The 250 Livingston Street Loan is structured with a springing lockbox with springing cash management.  Upon the occurrence and continuance of the first 250 Livingston Street Trigger Period, a lender controlled lockbox account is required to be established pursuant to the documents executed and provided by the borrower in connection with the origination of the loan.  Upon the occurrence and during the continuance of the first 250 Livingston Street Trigger Period, and upon the occurrence of the second 250 Livingston Street Trigger Period and thereafter, the loan documents require all revenues generated by the 250 Livingston Street Property to be deposited into the lockbox account.  During the continuance of a 250 Livingston Street Trigger Period, all sums on deposit in the lockbox account are required to be transferred to the cash management account and applied to fund required reserves, debt service and other amounts due under the loan documents and any amounts remaining in the cash management account after application as described above are to be (i) deposited into the excess cash flow account if a 250 Livingston Street Trigger Period is then continuing or (ii) to the extent that no 250 Livingston Street Trigger Period is then in existence and continuing, disbursed to the borrower. Notwithstanding the foregoing, in the event that a 250 Livingston Street Trigger Period exists solely due to the occurrence and continuance of the Specified Tenant Trigger Period (relating to the failure of the Specified Tenant occupying floors one through three to renew its lease in 2016 in accordance with the terms of the loan documents), (i) all excess cash flow generated by the 250 Livingston Street Property will be deposited in the excess cash flow account until such time as the funds on deposit in such account equal $1,700,000 or (ii) the borrower deposits an acceptable letter of credit in the amount of $1,700,000, to be held as additional security for the loan or to be disbursed to borrower in connection with the re-leasing of such Specified Tenant’ space.

Upon the occurrence and during the continuance of an event of default, the lender may apply any funds in the cash management account to amounts payable under the loan and/or toward the payment of expenses of the 250 Livingston Street Property, in such order of priority as the lender may determine.

■
Property Management.  The 250 Livingston Street Property is currently self-managed.  Upon the occurrence of an event of default, the lender may require the borrower to engage a manager (or, in the event borrower has already engaged an approved manager, a new manager) to manage the 250 Livingston Street Property, and lender’s approval of such manager (or new manager, as applicable) may be conditioned upon lender’s receipt of a rating agency confirmation.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 250 Livingston Street Property, plus twelve (12) months of business interruption coverage with an additional six (6) month extended period of indemnity, or until the income is restored to prior level.  The terrorism insurance is required to contain a deductible that is no larger than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

AMALFI HOTEL

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

AMALFI HOTEL

Chicago
Property Types
High-Rise Office
Office & Retail
Retail
Industry & Mixed-Use
Civic & Institutional
Culture & Entertainment
Medical Facilities
Residential
High-Rise Residential
Hotels & Clubs
Religious Institutions
Educational Facilities
CARTIFACT.
CHICAGO
Amalfi Hotel
20 West Kinzie Street
Chicago, IL 60654
RIVER NORTH
THE LOOP
CHICAGO RIVER
LAKESHORE EAST
MAGNIFICENT MILE
Millennium Park
Lurie Garden
Lake Michigan
ILLINOIS
INDIANA
Chicago
W CHICAGO AVE
W SUPERIOR ST
W HURON ST
W ERIE ST
W ONTARIO ST
W OHIO ST
W GRAND AVE
W ILLINOIS ST
W HUBBARD ST
W KINZIE ST
W WACKER DR
W LAKE ST
W RANDOLPH ST
W WASHINGTON ST
W MADISON ST
W MONROE ST
N MICHIGAN AVE
N STATE ST
N DEARBORN ST
N CLARK ST
N LASALLE ST
N WELLS ST
N FRANKLIN ST
N ORLEANS ST
N WABASH AVE
N RUSH ST
N ST CLAIR ST
N COLUMBUS DR
SOUTH STATE STREET
THE MERCHANDISE MART
TRUMP TOWER
HOUSE OF BLUES
MARINA CITY APT TOWERS
CLOUD GATE SCULPTURE
GREAT LAWN
JAY PRITZKER PAVILION
NBC TOWER
NORDSTROM

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

AMALFI HOTEL

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Chicago, Illinois	Cut-off Date Principal Balance		$34,500,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$160,465.12
Size (Rooms)	215	Percentage of Initial Pool Balance		2.9%
Total TTM Occupancy as of 12/31/2012	86.4%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 12/31/2012	86.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	2003 / 2008, 2013	Mortgage Rate		4.2800%
Appraised Value	$48,800,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
Underwritten Revenues	$12,728,777	Original Interest-Only Period (Months)		3
Underwritten Expenses	$8,743,507
Underwritten Net Operating Income (NOI)	$3,985,270	Escrows
Underwritten Net Cash Flow (NCF)	$3,476,119		Upfront	Monthly
Cut-off Date LTV Ratio	70.7%	Taxes	$188,333	$47,083
Maturity Date LTV Ratio(1)	54.2%	Insurance	$26,367	$6,592
DSCR Based on Underwritten NOI / NCF	1.95x / 1.70x	FF&E	$0	$42,429
Debt Yield Based on Underwritten NOI / NCF	11.6% / 10.1%	Other(2)	$2,596,789	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$34,500,000	99.9%	Principal Equity Distribution(3)	$30,862,860	89.3%
Other Sources	50,000	0.1	Reserves	2,811,490	8.1
			Closing Costs	875,650	2.5

Total Sources	$34,550,000	100.0%	Total Uses	$34,550,000	100.0%

(1)
The Maturity Date LTV Ratio is calculated utilizing the “as stabilized” appraised value of $58,300,000.  The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value, is 64.8%.  See “—Appraisal” below.

(2)	Other Reserve represents a rebranding reserve ($2,085,812) and a debt service reserve ($510,977). See “—Escrows” below.
(3)	The principals of the borrower purchased the Amalfi Hotel Property for $48.1 million on an all-cash basis in January 2013.

■
The Mortgage Loan.  The mortgage loan (the “Amalfi Hotel Loan”) is evidenced by a note in the principal amount of $34,500,000 and is secured by a first mortgage encumbering the borrower’s interest in a full-service hotel located in Chicago, Illinois (the “Amalfi Hotel Property”).  The Amalfi Hotel Loan was originated on March 13, 2013 by Citigroup Global Markets Realty Corp. and represents approximately 2.9% of the Initial Pool Balance.  The note evidencing the Amalfi Hotel Loan has an outstanding principal balance of as of the Cut-off Date of $34,500,000 and has an interest rate of 4.2800% per annum.  The proceeds of the Amalfi Hotel Loan were used to return equity to the principals of the borrower of the Amalfi Hotel Loan, pay closing costs and fund reserves in connection with the Amalfi Hotel Loan.  The Amalfi Hotel Property was acquired on an all-cash basis in January 2013 by the principals of the borrower of the Amalfi Hotel Loan.

The Amalfi Hotel Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date, and requires interest-only payments on each due date through (and including) the due date occurring in July 2013 and thereafter requires payments of interest and principal based on a 30-year amortization schedule.  The scheduled maturity date of the Amalfi Hotel Loan is the due date in April 2018.  Voluntary prepayment of the Amalfi Hotel Loan is prohibited prior to January 6, 2018.  Defeasance of the Amalfi Hotel loan with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time after the second anniversary of the Closing Date.

■
The Mortgaged Property.  The Amalfi Hotel Property is a 215-room, boutique hotel located in the River North neighborhood of Chicago, Illinois that was constructed in 2003 and renovated in 2008 and 2013.  The Amalfi Hotel Property offers amenities including a fitness center, lounge/café, business center, 2,398 SF of meeting space, high-speed internet access, concierge and valet service, and ice machines. The Amalfi Hotel Property is located along the north side of West Kinzie Street and is part of a larger, 382,000 SF, 17-story, mixed-use development known as Dearborn Plaza.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

AMALFI HOTEL

■
Subdivision.  Dearborn Plaza is a 17-story, 382,000 SF mixed-use building that is subject to vertical subdivision.  The vertical subdivision consists of two portions: a hotel portion and an office portion. Only the hotel portion is subject to the lien of the Amalfi Hotel Loan. The relationship between the owners of the hotel portion and the office portion are governed by a reciprocal easement agreement. The hotel portion comprises a portion of the ground floor and the 2nd to 6th floors of Dearborn Plaza and the office portion comprises the remainder. Under the reciprocal easement agreement, the office owner maintains and controls the services that are common to both the office and the hotel portions. The hotel owner makes monthly payments to the office owner for such services based on an estimate of operating expenses reasonably determined by the owner of the office portion. For such services, the owner of the office portion receives a fee equal to 9.12% of the operating expenses of Dearborn Plaza.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Amalfi Hotel Property.

Cash Flow Analysis

	2010	2011	2012	Underwritten	Underwritten $ per Room
Room Revenue	$9,052,414	$10,534,049	$12,041,422	$11,884,619	$55,277
Food & Beverage Revenue	199,238	219,649	230,935	215,822	1,004
Other Revenue	485,867	553,096	672,335	628,336	2,922
Total Revenue	$9,737,519	$11,306,794	$12,944,692	$12,728,777	$59,204

Room Expense	$2,999,936	$3,430,678	$3,724,179	$3,675,683	$17,096
Food & Beverage Expense	305,718	355,433	390,135	364,604	1,696
Other Expense	373,657	464,914	549,161	513,223	2,387
Total Departmental Expense	$3,679,311	$4,251,025	$4,663,475	$4,553,509	$21,179
Total Undistributed Expense	2,963,776	3,126,076	3,346,415	3,549,663	16,510
Total Fixed Charges	(164,597)	477,681	656,484	640,335	2,978
Total Operating Expenses	$6,478,490	$7,854,782	$8,666,374	$8,743,507	$40,667

Net Operating Income	$3,259,029	$3,452,012	$4,278,318	$3,985,270	$18,536
FF&E	0	0	517,788	509,151	2,368
Net Cash Flow	$3,259,029	$3,452,012	$3,760,530	$3,476,119	$16,168

■
Appraisal.  According to the appraisal, the Amalfi Hotel Property had an “as-is” appraised value of $48,800,000 as of an effective date of February 1, 2013 and is expected to have an “as stabilized” appraised value of $58,300,000 as of an effective date of February 1, 2016.

■	Environmental Matters. According to the Phase I environmental report, dated November 6, 2012, there are no recommendations for further action at the Amalfi Hotel Property.

■
Market Overview and Competition.  The Amalfi Hotel Property is located at the intersection of West Kinzie and Dearborn streets in downtown Chicago’s River North neighborhood, approximately three blocks from Michigan Avenue, a well-known shopping destination. Additionally, the Amalfi Hotel Property is in proximity to the city’s corporate employment concentration within the Loop as well as Navy Pier, McCormick Place, Millennium Park and the Willis Tower (formerly, Sears Tower). There is also an extensive selection of dining and entertainment options in the immediate area, including House of Blues Chicago, Smith & Wollensky Steak House, Bin 36 Restaurant, Dick’s Last Resort and 10Pin Bowling Lounge.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

AMALFI HOTEL

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Amalfi Hotel Property and its competitive set, as provided in a market report for the Amalfi Hotel Property:

Historical Statistics(1)
	Amalfi Hotel		Competitive Set		Penetration
	2011	2012	2011	2012	2011	2012
Occupancy(2)	79.4%	85.9%	71.1%	75.9%	111.6%	113.1%
ADR	$168.99	$179.43	$158.88	$169.20	106.4%	106.0%
RevPAR	$134.10	$154.06	$112.94	$128.44	118.7%	119.9%

(1)	As per December 2012 travel research report.
(2)	Reflects average for indicated year.

Amalfi Hotel Competitive Set
Property	Number of Rooms	Year Opened
Amalfi Hotel	215	2003
Wyndham Grand Chicago Riverfront Hotel 71	362	1959
Kimpton Hotel Monaco Chicago	191	1958
Hotel Sax Chicago	353	1998
Dana Hotel	216	2008
Springhill Suites Chicago Downtown River North	253	2008
Hotel Felix	225	2009
Total	1,815

Source: December 2012 travel research report.

■
The Borrower.  The borrower is BBC PH Kinzie, LLC, a single-purpose, single-asset entity.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Amalfi Hotel Loan.  The non-recourse carve-out guarantors are Julie A. Dumon, Julie A. Dumon Trust dated March 24, 2006, Graham Hershman, and Bixby Bridge Fund I, LLC.

Peter Dumon, the manager of the managing member of the borrower, and his affiliated company, the Hart Group, were involved in the Chapter 11 bankruptcy filing of two affiliated owned properties securing non-performing mortgage loans in 2009.  One of the properties emerged from bankruptcy in 2010 after the lenders confirmed a plan of reorganization.  The other bankruptcy was litigated to the US Supreme Court, which denied the proposed plan of reorganization.  As of the origination date of the Amalfi Hotel Loan, the second, unrelated property is currently in receivership.  Additionally, Peter Dumon filed Chapter 7 bankruptcy in 2010, which was subsequently discharged in 2011.

■
Escrows. On the origination date, the borrower funded aggregate reserves of $2,811,490 with respect to the Amalfi Hotel Property, comprised of: (i) $183,333 for real estate tax expenses; (ii) $26,367 for insurance premiums; (iii) $2,085,812 for costs associated with the rebranding of the Amalfi Hotel Property, to be disbursed to the borrower upon the lender’s receipt of an acceptable draw request for rebranding expenditures made in connection with the borrower’s rebranding plan (see “Rebranding Plan/License Agreement” below); and (iv) $510,977 for debt service, to be disbursed to the borrower on the due date in January, February, and March, 2014, in an amount sufficient to cover the debt service due on each such due date.

On each monthly due date, the borrower is required to fund: (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding 12-month period and (ii) a reserve for furniture, fixtures and equipment in an amount equal to the greater of (a) 1/12 of 4% of the greater of (1) the annual gross revenues at the Amalfi Hotel Property for the immediately preceding calendar year and (2) the projected annual gross revenues for hotel related operations at the Amalfi Hotel Property for the then current calendar year as set forth in the annual budget approved in accordance with the loan documents, and (b) to the extent a franchise agreement is in place with respect to the Amalfi Hotel Property, the amount required by the applicable franchisor under such franchise agreement; such

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

AMALFI HOTEL

funds to be disbursed to the borrower upon the lender’s receipt of an acceptable draw request in connection with the borrower’s expenses for furniture, fixtures and equipment.

In addition, from and after the date that the debt service coverage ratio is less than 1.40x, on each due date occurring in the months of May through December (inclusive), the borrower is required to deposit into the cash management account a seasonality reserve (in monthly installments) an amount equal to 110% of the greater of (x) the sum of actual negative cash flow amounts (if any) occurring in the months of January, February and March immediately preceding such Seasonality Reserve Calculation Date and (y) the sum of projected negative cash flow amounts occurring in the months of January, February and March immediately following such Seasonality Reserve Calculation Date.

An “Amalfi Hotel Trigger Period” means any period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default and (ii) the debt service coverage ratio being less than 1.25x; and (B) expiring upon (w) in the case of clause (i) above, the cure of such event of default and (x) in the case of clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters.

A “Seasonality Reserve Calculation Date” means (x) the monthly due date first occurring after April 1, 2014 in the months of May through December (inclusive) subsequent to the debt service ratio first falling below 1.40x and (y) thereafter, the monthly due date occurring in May of each subsequent calendar year.

■
Lockbox and Cash Management.  The Amalfi Hotel Loan is structured with a hard lockbox with springing cash management which was established upon closing of the Amalfi Hotel Loan.  The borrower is required to cause all revenues derived from the Amalfi Hotel Property to be directly deposited into a lender controlled lockbox account.  The funds in the lockbox account are swept on a daily basis (x) for so long as no Amalfi Hotel Trigger Period is continuing, to borrower’s operating account and (y) upon the occurrence and during the continuance of an Amalfi Hotel Trigger Period, into the cash management account to be disbursed on each monthly due date to pay required reserves, debt service, operating expenses and all other amounts due under the mortgage loan documents. Any amounts remaining in the cash management account after such deposits are (i) to the extent that an Amalfi Hotel Trigger Period is continuing, to be deposited into the excess cash flow account, and (ii) to the extent that no Amalfi Hotel Trigger Period exists, to be disbursed to the borrower.  During the continuance of an event of default under the Amalfi Hotel Loan, the lender may apply any funds in the cash management account to amounts payable under the Amalfi Hotel Loan and/or toward the payment of expenses of the Amalfi Hotel Property, in such order of priority as the lender may determine.

■
Property Management.  The Amalfi Hotel Property is currently managed by PHRM Chicago, LLC, an affiliate of the borrower.  Under the loan documents, PHRM Chicago, LLC cannot be replaced as manager of the Amalfi Hotel Property by the borrower, except with a management company meeting certain criteria specified in the loan documents, including delivery to lender of a Rating Agency Confirmation.  The lender may replace (or require borrower to replace) PHRM Chicago, LLC as manager if there is a material default by PHRM Chicago, LLC under the management agreement, if PHRM Chicago, LLC files a bankruptcy petition or a similar event occurs, or during an event of default under the Amalfi Hotel Loan.

■
Rebranding Plan/License Agreement.  The borrower operates the Amalfi Hotel Property under the “Amalfi” name. The Amalfi name and other related intellectual property is owned by Hostmark Hospitality Group, Inc. and is licensed to the borrower pursuant to an intellectual property license agreement. The license agreement expires during the term of the Amalfi Hotel Loan. The Amalfi Hotel Property is currently undergoing the rebranding plan pursuant to which the borrower plans to make certain improvements to the Amalfi Hotel Property and rename the hotel. The borrower’s failure to complete the improvements and rebranding in accordance with the plan, or termination or expiration of the license agreement prior to the completion of the rebranding plan, constitutes an event of default under the loan documents.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

AMALFI HOTEL

■
Mezzanine or Subordinate Indebtedness.  Generally, not permitted, provided, however, that the pledge (but not any foreclosure of such pledge or assignment in lieu of foreclosure of such pledge) by Bixby Bridge Fund II, LLC of the direct or indirect ownership interests in the borrower in effect at the origination of the Amalfi Hotel Loan is permitted, provided such pledge secures a loan to Bixby Bridge Fund II, LLC made by an institutional lender (as defined in the loan documents) that is secured by all or substantially all of the assets of Bixby Bridge Fund II, LLC.

■
Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Amalfi Hotel Property, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses (on an actual loss sustained basis) from the Amalfi Hotel Property for a period continuing until the earlier of (x) eighteen (18) months or (y) restoration of the Amalfi Hotel Property has been completed.  The terrorism insurance is required to contain a deductible that is no larger than $25,000.  See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

CABANA CLUB APARTMENTS

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CABANA CLUB APARTMENTS

Cabana Club Apartments
8680 Baymeadows Road East
Jacksonville, FL 32256
Jacksonville
Jacksonville University
St. John's River
ARLINGWOOD
ARLINGTON
CRAIG MUNICIPAL AIRPORT
EAST ARLINGTON
EverBank Field
CLIFTON
WOODLAND ACRES
Regency Square Mall
Regency Plaza
Regency Park
ATLANTIC BLVD
OAK HAVEN
HOLIDAY HILL
SANDALWOOD
SPRING GLEN
GLYNLEA/ GROVE PARK
ALTAMA RD
UNIVERSITY BLVD S
SOUTHSIDE ESTATES
Southside Estates Park
SOUTHSIDE BLVD
ARNSTON RD
SAINT JOHNS BLUFF RD S
KERNAN BLVD S
BEACHWOOD
GOLDEN GLADES/ THE WOODS
BEACH BLVD
SPRING PARK
SPRING GLEN RD
EMERSON ST
Bartram Farms Air Park
Memorial Hospital of Jacksonville
Florida State College South Campus
Countryside Village
SANS PAREIL
ENGLEWOOD
HOGAN RD
PINE FOREST
TERRY RD
Lone Star Shopping Center
BRACKRIDGE
Brackridge Park
Windsor Parke Golf Club
Curtis Lovelace Park
Drew Park
HILSDALE RD
Specialty Hospital
University of North Florida
LAKEWOOD
WINDY HILL
TOWN CENTER PKWY
GREENFIELD MANOR
BELFORT RD
SECRET COVE
GATE PKWY
BOWDEN
SOUTHPOINT PKWY
Glen Kernan Golf and Country Club
SAN JOSE
POWERS AVE
St Lukes Hospital
Blue Cross Blue Shield Florida
St Johns Town Center
OLD KINGS RD S
SOUTHPOINT
BUTLER BLVD
The Bolles School
San Jose Country Club
VISTAKON Corporate HQ (Johnson & Johnson)
MONCLAIR
DEERWOOD CENTER
BAYMEADOWS
DEERWOOD
SAN JOSE BLVD
BRIERWOOD
PHILIPS HWY
Deerwood Country Club
BAYMEADOWS RD
Florida State College Deerwood Village
Stein Mart
Reedy Branch Shopping Center
CRAVEN
ROYAL LAKES
BEAUCLERC RD
COUNTY ROAD 116
SUNBEAM
HOOD RD
AVENUES
The Avenues
Deer Creek Driving Range
DEERCREEK
SOUTHWOOD
Riverside Shopping Center
1
115
113
9A
295
10
90
228
95
109
202
13
5
CARTIFACT

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CABANA CLUB APARTMENTS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JLC
Location (City/State)	Jacksonville, Florida	Cut-off Date Principal Balance		$32,150,000
Property Type	Multifamily	Cut-off Date Principal Balance per Pad		$127,579.37
Size (Pads)	252	Percentage of Initial Pool Balance		2.7%
Total Occupancy as of 2/28/2013	96.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/28/2013	96.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	2012 / NAP	Mortgage Rate		4.6140%
Appraised Value	$44,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		24
Underwritten Revenues	$4,085,825
Underwritten Expenses	$1,390,235	Escrows
Underwritten Net Operating Income (NOI)	$2,695,590		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,632,590	Taxes	$216,813	$36,136
Cut-off Date LTV Ratio	71.9%	Insurance	$84,530	$7,044
Maturity Date LTV Ratio	61.6%	Replacement Reserves(1)	$0	$5,250
DSCR Based on Underwritten NOI / NCF	1.36x / 1.33x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.4% / 8.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$32,150,000	100.0%	Loan Payoff	$26,716,544	83.1%
			Principal Equity Distribution	4,471,594	13.9
			Closing Costs	660,519	2.1
			Reserves	301,343	0.9

Total Sources	$32,150,000	100.0%	Total Uses	$32,150,000	100.0%

(1)	The replacement reserve is capped at $200,000 so long as the Cabana Club Apartments Property has achieved a debt yield of at least 6.5% for two consecutive quarters.

■
The Mortgage Loan.  The mortgage loan (the “Cabana Club Apartments Loan”) is evidenced by a note in the original principal amount of $32,150,000 and is secured by a first mortgage encumbering the borrower’s interest in a 252-unit multifamily community located in Jacksonville, Florida (the “Cabana Club Apartments Property”). The Cabana Club Apartments Loan was originated on March 25, 2013 and represents approximately 2.7% of the Initial Pool Balance.  The Cabana Club Apartments Loan has an outstanding principal balance as of the Cut-off Date of $32,150,000 and has an interest rate of 4.6140% per annum.  The proceeds of the Cabana Club Apartments Loan were used to refinance existing debt on the Cabana Club Apartments Property.

The Cabana Club Apartments Loan had an initial term of 120 months and has a remaining term of 119 months.  The Cabana Club Apartments Loan requires payments of interest and principal based on a 30-year amortization schedule after 24 months of interest only payments.  The scheduled maturity date is the due date in April 2023.  Voluntary prepayment of the Cabana Club Apartments Loan is permitted on or after the due date in January 2023. Defeasance with direct, non-callable obligations that are either the direct obligations of, or are fully guaranteed by the full faith and credit of, the United States of America is permitted at any time on or after the first due date following the second anniversary of the Closing Date.

■
The Mortgaged Property.  The Cabana Club Apartments Property is a 252-unit Class A, garden apartment complex built in 2012 and located approximately 10 miles southeast of the Jacksonville CBD.  The Cabana Club Apartments Property was delivered in phases beginning with the first building delivery in May 2012, followed by three in June, four in July, and the final four in August 2012.  Lease-up to stabilization of the completed Cabana Club Apartments Property occurred over a four-month period between September 2012 and January 2013.  The Cabana Club Apartments Property contains a clubhouse/management office building and 12, three-story apartment buildings with 326,808 SF of NRA on 14.96 acres.  There are 534 parking spaces (approximately 2 spaces per unit) and 72 detached garages available for monthly rental.  The Total and Owned Occupancy at the Cabana Club Apartments Property was 96.8% occupied as of February 2013.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CABANA CLUB APARTMENTS

The following table presents certain information relating to the Cabana Club Apartments Property:
Unit Type	Renovated	# of Units	SF	Monthly Market Rent per Unit	Yearly Market Rent	Monthly Actual Rent per Unit	Yearly Actual Rent
1 Bed / 1.5 Bath	No	78	1,044	$1,084	$1,014,347	$1,041	$974,820
2 Bed / 2 Bath	No	48	1,267	$1,349	777,130	$1,313	756,540
2 Bed / 2.5 Bath	No	60	1,371	$1,379	992,981	$1,358	978,000
3 Bed / 2.5 Bath	No	66	1,550	$1,533	1,214,056	$1,520	1,204,029
Total / Wtd. Avg.		252	1,297	$1,322	$3,998,513	$1,294	$3,913,389

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cabana Club Apartments Property:

Cash Flow Analysis(1)
	Annualized YTD 3/31/2013	Underwritten	Underwritten $ per Unit
Base Rent	$3,884,140	$3,998,513	$15,867.12
Vacancy Loss	(183,960)	(199,926)	(793.36)
Collection Loss	(1,204)	(19,993)	(79.34)
Concessions	0	0	0.00
Total Rent Revenue	$3,698,976	$3,778,595	$14,994.43
Other Revenue(2)	351,524	307,230	1,219.17
Effective Gross Income	$4,050,500	$4,085,825	$16,213.59

Total Operating Expenses	$1,136,684	$1,390,235	$5,516.80

Net Operating Income	$2,913,816	$2,695,590	$10,696.79
Replacement Reserves	63,000	63,000	250.00
Net Cash Flow	$2,850,816	$2,632,590	$10,446.79

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow. The Cabana Club Apartments Property was delivered in phases beginning with the first building delivery in May 2012, followed by three in June, four in July, and the final four in August 2012.  Lease-up to stabilization of the completed Cabana Club Apartments Property occurred over a four-month period between September 2012 and January 2013.

(2)	Other revenue includes laundry revenue, commercial revenue, administrative fee revenue, application fee revenue, pet fee revenue, garage rental revenue and utilities reimbursement revenue.

■	Appraisal. According to the appraisal, the Cabana Club Apartments Property had an “as-is” appraised value of $44,700,000 as of an effective date of February 15, 2013.

■	Environmental Matters. According to the Phase I report, dated February 27, 2013, there are no recommendations for further action at the Cabana Club Apartments Property.

■
Market Overview and Competition.  The Cabana Club Apartments Property is located to the southeast of the Jacksonville CBD in an area along the path of Jacksonville’s growth.  Between 2000 and 2012, both total population and average household income within a five-mile radius increased by at least 19%.  Average household income within a three-mile radius is currently $70,285, which exceeds the Jacksonville average of $60,930 by over 15%.

Market inventory in Jacksonville includes 69,762 units in 353 buildings with an average occupancy of 92.7%.  Average monthly rents in Jacksonville have steadily increased from $799 per unit in 2008 to the current level of $820 per unit.  The Jacksonville market consists of 13 submarkets, with the Cabana Club Apartments Property located in the Southside/Bay Meadows submarket (the “SBM Submarket”).  The SBM Submarket has 10,759 units with an average occupancy of 94.3%.  Average monthly rents in the SBM Submarket are $905 per unit, indicating the SBM Submarket is outperforming the overall Jacksonville market. With respect to the Class A sector, overall Jacksonville market occupancy is 94.3%, which is consistent with SBM Submarket occupancy of 93.8%.  Class A average monthly asking rent in the Jacksonville market is $993 per unit, while SBM Submarket averages $1,038 per unit. Average monthly rents and occupancy at the Cabana Club Apartments Property are $1,294 per unit and 96.8%, respectively.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CABANA CLUB APARTMENTS

Between 2008 and 2012, there were 5,829 units delivered in the Jacksonville market, an average of 1,166 per year.  Between 2008 and 2012, 522 units were completed in the SBM Submarket, including the Cabana Club Apartments Property’s 252 units that were delivered in the last half of 2012.  There are currently 11 projects with 3,036 units under construction in the Jacksonville market and 732 units in the SBM Submarket.  An affiliate of the borrower is currently building Hacienda Club in the SBM Submarket, a 300-unit Class A property scheduled for completion in mid-2013 directly across the street from the Cabana Club Apartments Property.  Unit sizes will be slightly smaller and rental pricing will be in line with the Cabana Club Apartments Property’s. Also scheduled for completion in mid-2013 is Twin Lake Apartments, a 239-unit complex located close to the Cabana Club Apartments Property within the northwest quadrant of Baymeadows Road and the Interstate 295 East Beltway, approximately four miles west of the Cabana Club Apartments Property.  Planned projects include 1,562 units over the next few years with 280 units in the SBM Submarket.  Proposed projects indicate 2,049 units over the next several years, 239 of which are in the SBM Submarket.

The following table presents certain information relating to the primary competition for the Cabana Club Apartments Property:

Competitive Set(1)
	Courtney Meadows	Tattersall at Tapestry Park	Arelia James Island	Atlantic Crossing	Citigate
Location	Jacksonville, FL	Jacksonville, FL	Jacksonville, FL	Jacksonville, FL	Jacksonville, FL
Year Built	2001	2009	2009	2008	2009
Occupancy	93.0%	97.0%	91.0%	93.5%	93.0%
No of Units	276	280	270	200	444
Avg. Unit Size	1,047	1,104	1,010	1,240	1,042
Avg. Rent Per Unit	$869-$1,199	$1,353-$1,728	$1,000-$1,420	$945-$1,380	$985-$1,495
Avg. Rent Per SF	$0.89-$1.03	$1.16-$1.58	$1.03-$1.21	$0.86-$0.99	$0.95-$1.18

(1)	Source: Appraisal.

■
The Borrower.  The borrower is Cabana Club Rental Community, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cabana Club Apartments Loan.  The borrower is indirectly owned by Mr. Donald C. Fort, a Jacksonville/Ponte Vedra Beach, Florida-based real estate developer and investor.  Mr. Fort is also the property sponsor and non-recourse carveout guarantor under the Cabana Club Apartments Loan.

■
Escrows.  At origination, the borrower funded an escrow reserve in the amount of $216,813 in respect of taxes and $84,530 in respect of insurance premiums. On each due date, the borrower is required to fund (i) tax and insurance reserves in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes and insurance over the then succeeding twelve month period and (ii) a replacement reserve in the amount of $5,250, which is capped at $200,000 so long as the property has achieved a debt yield of at least 6.5% for two consecutive quarters.

■
Lockbox and Cash Management.  The Cabana Club Apartments Loan requires a soft lockbox, which is already in place, and springing cash management.  The loan documents require the borrower or the property manager to deposit all amounts received into the lockbox account within one business day after receipt.  All amounts in the lockbox account are swept on a daily basis to a borrower-controlled account, or upon the initiation of a cash flow sweep, to a lender-controlled cash management account.  The Cabana Club Apartments Loan provides for a cash flow sweep in the event that the debt yield, as calculated under the loan documents, based on the trailing twelve month period on the last day of each calendar quarter, is less than 6.25% for one quarter. During a cash flow sweep, all excess funds in the cash management account, after all required payments and deposits under the cash waterfall have been made (including the payment of debt service and the funding required reserves) are retained by lender and held as cash collateral for the Cabana Club Apartments Loan. The cash flow sweep will terminate once the debt yield is at least 8.25% for one quarter.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

CABANA CLUB APARTMENTS

■
Property Management.  The Cabana Club Apartments Property is managed by Perimeter Realty, Inc., an affiliate of the borrower, pursuant to a management agreement.  Under the loan documents, the Cabana Club Apartments Property may not be managed by any other party, other than a management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. Upon the failure to maintain a debt yield of at least 6.5% for two consecutive quarters, the occurrence of an event of default, a default by the property manager under the management agreement the gross negligence, malfeasance or willful misconduct of the property manager or  a change in control occurs with respect to the property manager, the lender may require the borrower to replace the property manager with a new property manager selected by the lender and with respect to which a Rating Agency Confirmation has been received.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■
Terrorism Insurance.  The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Cabana Club Apartments Property (provided that such coverage is available), plus eighteen months of business interruption coverage in an amount equal to 100% of the projected gross income from the Cabana Club Apartments Property (on an actual loss sustained basis) for a period continuing until the restoration of the Cabana Club Apartments Property are completed. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Property” in the Free Writing Prospectus.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WOODHAWK CLUB APARTMENTS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	MC-Five Mile
Location (City/State)	Pittsburgh, Pennsylvania	Cut-off Date Principal Balance	$29,500,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$67,660.55
Size (Units)	436	Percentage of Initial Pool Balance	2.5%
Total Occupancy as of 3/31/2013	93.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/31/2013	93.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	1989 / 2004	Mortgage Rate	4.2700%
Appraised Value	$40,050,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	336
Original Interest Only Period (Months)	24
Borrower Sponsor(1)	Marcia Deaktor
Underwritten Revenues	$4,749,727
Underwritten Expenses	$2,105,728	Escrows
Underwritten Net Operating Income (NOI)	$2,643,999	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,531,854	Taxes	$218,309	$38,300
Cut-off Date LTV Ratio	73.7%	Insurance	$85,638	$7,137
Maturity Date LTV Ratio	61.0%	Replacement Reserves	$299,288	$9,345
DSCR Based on Underwritten NOI / NCF	1.46x / 1.40x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.0% / 8.6%	Other Reserve(2)	$209,713	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$29,500,000	99.8%	Loan Payoff	$21,426,632	72.5%
Principal Equity Contribution	63,244	0.2	Settlement Payments (3)	6,727,500	22.8
			Reserves	812,947	2.7
			Closing Costs	596,165	2.0

Total Sources	$29,563,244	100.0%	Total Uses	$29,563,244	100.0%

(1)	Marcia Deaktor is the guarantor of the non-recourse carveouts under the Woodhawk Club Apartments Loan.
(2)	Other reserve is made up of $200,713 for deferred maintenance and $9,000 relating to an upfront litigation escrow.
(3)
$6,727,500 of the loan proceeds were used to satisfy settlement agreements with the lenders on unrelated projects undertaken by her son, for which the non-recourse carveout  guarantor provided loan repayment guarantees.

The following table presents certain information relating to the units and rent at the Woodhawk Club Apartments Property:
Unit Type	# of Units	Average SF per Unit	Monthly Market Rent per Unit	Yearly Market Rent per Unit	Monthly Actual Rent per Unit	Yearly Actual Rent per Unit
1 Bed / 1 Bath (Raven)	40	662	$875	$10,500	$868	$10,416
1 Bed / 1 Bath (Willet)	10	740	900	10,800	898	10,776
1 Bed / 1 Bath (Osprey)	78	730	925	11,100	913	10,956
1 Bed / 1 Bath (Falon)	28	819	950	11,400	933	11,196
2 Bed / 1 Bath (Hawk)	114	937	975	11,700	968	11,616
2 Bed / 2 Bath (Condor)	120	1,044	1,100	13,200	1,068	12,816
2 Bed / 2 Bath (Eagle)	46	1,133	1,150	13,800	1,118	13,416
Total / Wtd. Avg.	436	913	$1,006	$12,077	$988	$11,862

Source: As provided by the borrower.

The following table presents certain information relating to historical leasing at the Woodhawk Club Apartments Property:

Historical Leased %(1)(2)
	2010	2011	2012	As of 3/31/2013
Owned Space	95.0%	96.0%	95.0%	93.6%

(1)	As provided by the borrower.
(2)	Occupancy is based on the average occupancy for the specified year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

WOODHAWK CLUB APARTMENTS

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Woodhawk Club Apartments Property:

Cash Flow Analysis (1)
	2010	2011	2012	TTM 2/28/2013	Underwritten	Underwritten $ per Unit
Base Rent (2)	$4,298,230	$4,745,344	$4,704,742	$4,749,870	$5,404,500	$12,395.64
Other Income	0	0	0	0	0	0.00
Total Rent Revenue	$4,298,230	$4,745,344	$4,704,742	$4,749,870	$5,404,500	$12,395.64
Concessions (3)	0	0	0	0	(290,517)	(666.32)
Vacancy (4)	0	0	0	0	(340,484)	(780.93)
Model Units (5)	0	0	0	0	(23,772)	(54.52)
Effective Gross Income	$4,298,230	$4,745,344	$4,704,742	$4,749,870	$4,749,727	$10,893.87

Total Operating Expenses	$2,043,247	$2,166,621	$2,109,731	$2,115,633	$2,105,728	$4,829.65

Net Operating Income	$2,254,983	$2,578,723	$2,595,011	$2,634,237	$2,643,999	$6,064.22
Replacement Reserves (6)	28,363	2,709	62,411	80,456	112,145	257.21
Net Cash Flow	$2,226,620	$2,576,014	$2,532,600	$2,553,781	$2,531,854	$5,807.00

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Base rent is underwritten in accordance with the appraiser’s estimated market rents. The appraiser’s estimate of annual premium income ($138,900) is included in the base rent.
(3)
The underwritten concession loss is calculated based on the current concession being offered at the Woodhawk Club Apartments Property, which is quoted to prospective tenants as one month’s free rent on a 14-month lease.  This equates to an annualized concession loss of 6.1% which, when applied to income derived from occupied non-corporate units, is equivalent to 5.4% of Base Rent.

(4)	Vacancy loss is underwritten at 6.3% of base rent, which is consistent with the actual vacancy at the Woodhawk Club Apartments Property.
(5)	The Woodhawk Club Apartments Property has two model units (Units 1105 and 1117) which represent an annual rental loss of $23,772.
(6)	Replacement reserves are underwritten at $112,145/year ($257/unit/year), based on the engineer’s recommended reserves less the upfront deposit into the account at closing ($299,288).

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NORTHEAST PHILADELPHIA INDUSTRIAL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	14	Loan Seller		AMF I
Location (City/State)	Philadelphia, Pennsylvania	Cut-off Date Principal Balance		$29,000,000
Property Type	Industrial	Cut-off Date Principal Balance per SF		$26.50
Size (SF)	1,094,191	Percentage of Initial Pool Balance		2.4%
Total Occupancy as of 4/23/2013	90.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/23/2013	90.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate		4.2340%
Appraised Value	$39,550,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(1)		Jatinder Pal Chawla
Underwritten Revenues	$4,886,402
Underwritten Expenses	$1,611,197	Escrows
Underwritten Net Operating Income (NOI)	$3,275,205		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,838,077	Taxes	$195,035	$65,012
Cut-off Date LTV Ratio	73.3%	Insurance	$194,998	$16,250
Maturity Date LTV Ratio	58.7%	Replacement Reserves(2)	$0	$13,677
DSCR Based on Underwritten NOI / NCF	1.92x / 1.66x	TI/LC(3)	$750,000	$29,000
Debt Yield Based on Underwritten NOI / NCF	11.3% / 9.8%	Other(4)	$686,031	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$29,000,000	96.6%	Loan Payoff	$ 25,164,432	83.8%
Principal’s New Cash Contribution	1,022,038	3.4	Closing Costs	3,031,543	10.1
			Reserves	1,826,064	6.1

Total Sources	$ 30,022,038	100.0%	Total Uses	$ 30,022,038	100.0%

(1)	Jatinder Pal Chawla is the guarantor of the non-recourse carveouts under the Northeast Philadelphia Industrial Portfolio Loan.
(2)	Replacement reserves are capped at $600,000.
(3)	TI/LC reserves are capped at $1,100,000.
(4)
Other reserves include a deferred maintenance reserve ($359,906), a tenant improvement reserve with respect to tenant Catalent Packaging ($225,000), a rent concession and outstanding tenant improvement reserve with respect to tenant Material Concepts ($63,000) and an environmental reserve ($38,125).

The following table presents certain information relating to the tenants at the Northeast Philadelphia Industrial Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Catalent Packaging	NR / NR / NR	116,578	10.7%	$460,846	12.2%	$3.95	(2)	3, 1-year options
Fluidics	NR / NR / NR	40,577	3.7	324,145	8.6	7.99	11/30/2021	2, 5-year options
Delavau/Accucorp	NR / NR / NR	88,700	8.1	270,535	7.2	3.05	10/31/2016	NA
Crowley Foods / HP HOOD LLC	NR / NR / NR	34,783	3.2	237,568	6.3	6.83	12/31/2013	1, 2-year option
Material Concepts	NR / NR / NR	70,814	6.5	228,000	6.0	3.22	6/30/2018	1, 1-year option
George R. Chaby, Inc.	NR / NR / NR	80,580	7.4	190,169	5.0	2.36	12/31/2020	NA
Rio Brands	NR / NR / NR	74,256	6.8	189,353	5.0	2.55	7/31/2014	NA
Albert Einstein Healthcare Network	NR / NR / NR	16,600	1.5	182,600	4.8	11.00	5/31/2014	NA
HADCO	NR / NR / NR	89,000	8.1	177,996	4.7	2.00	8/31/2015	3, 1-year options
Compass Industries	NR / NR / NR	50,000	4.6	177,676	4.7	3.55	12/31/2018	NA
Ten Largest Tenants		661,888	60.5%	$2,438,888	64.6%	$3.68
Remaining Tenants		330,577	30.2	1,334,884	35.4	4.04
Vacant		101,726	9.3	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		1,094,191	100.0%	$3,773,772	100.0%	$3.80

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Catalent Packaging leases two spaces: 91,828 SF expiring on 10/31/2021 at 3031 Red Lion Road and 24,750 SF expiring on 3/31/2014 at 10360 Drummond Road.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NORTHEAST PHILADELPHIA INDUSTRIAL PORTFOLIO

The following table presents the lease rollover schedule at the Northeast Philadelphia Industrial Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	14,400	1.3%	1.3%	$44,416	1.2%	$3.08	3
2013	118,046	10.8	12.1%	564,809	15.0	4.78	4
2014	148,506	13.6	25.7%	554,203	14.7	3.73	5
2015	124,400	11.4	37.0%	347,006	9.2	2.79	4
2016	111,314	10.2	47.2%	418,846	11.1	3.76	3
2017	82,000	7.5	54.7%	366,145	9.7	4.47	4
2018	180,814	16.5	71.2%	561,676	14.9	3.11	3
2019	0	0.0	71.2%	0	0.0	0.00	0
2020	80,580	7.4	78.6%	190,169	5.0	2.36	1
2021	132,405	12.1	90.7%	710,741	18.8	5.37	2
2022	0	0.0	90.7%	0	0.0	0.00	0
2023	0	0.0	90.7%	0	0.0	0.00	0
2024 & Thereafter	0	0.0	90.7%	15,761	0.4	0.00	1
Vacant	101,726	9.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,094,191	100.0%		$3,773,772	100.0%	$3.80	30

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to the Northeast Philadelphia Industrial Portfolio Properties:

Property Name	City	State	Allocated Cut-off Date Loan Amount	Total GLA	Occupancy(1)	Year Built	Year Renovated
10981 Decatur Road	Philadelphia	PA	4,546,144	248,436	100.0%	1975	1980, 1990
10360 Drummond Road	Philadelphia	PA	3,886,220	99,250	91.3	1973	NAP
9815 Roosevelt Boulevard	Philadelphia	PA	3,812,895	78,500	61.4	1962	NAP
3031 Red Lion Road	Philadelphia	PA	2,713,021	91,828	100.0	1970	NAP
2800 Comly Road	Philadelphia	PA	2,273,072	98,416	57.5	1968	1980
275 Geiger Road	Philadelphia	PA	2,053,097	88,700	100.0	1970	NAP
11600 Caroline Road	Philadelphia	PA	1,759,798	100,000	89.0	1969	1980
11620 Caroline Road(2)	Philadelphia	PA	1,613,148	70,814	100.0	1969	1980, 1990, 2011
10195 Northeast Avenue	Philadelphia	PA	1,319,848	50,000	100.0	1968	NAP
12700 Townsend Road	Philadelphia	PA	1,173,198	42,247	100.0	1989	NAP
13430 Damar Drive	Philadelphia	PA	1,099,874	46,000	78.3	1975	2012
14001 Townsend Road	Philadelphia	PA	1,026,549	34,000	100.0	1989	NAP
10380 Drummond Road	Philadelphia	PA	1,026,549	23,000	100.0	1962	NAP
12600 Townsend Road	Philadelphia	PA	696,587	23,000	100.0	1989	NAP
Total / Wtd. Avg. Portfolio			$29,000,000	1,094,191	90.7%

(1)	Occupancy as of 4/23/2013.
(2)
Tenant Material Concepts has executed a lease but is not expected to take occupancy or begin paying rent until July 1, 2013.  A reserve for the underwritten monthly rent under Material Concept’s lease was established at origination of the Northeast Philadelphia Industrial Portfolio Loan.

The following table presents certain information relating to historical leasing at the Northeast Philadelphia Industrial Portfolio Properties:

Historical Leased %(1)
	2010	2011	2012	As of 4/23/2013
Owned Space	71.0%	77.0%	83.0%	90.7%

(1)	As provided by the borrower which reflects average occupancy for the indicated year or as of the stated date.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

NORTHEAST PHILADELPHIA INDUSTRIAL PORTFOLIO

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Northeast Philadelphia Industrial Portfolio Properties:

Cash Flow Analysis(1)
	2010	2011	2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,318,595	$3,759,806	$3,239,851	$3,773,772	$3.45
Overage Rent	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	530,895	0.49
Total Rent	$4,318,595	$3,759,806	$3,239,851	$4,304,668	$3.93
Total Reimbursables	664,700	874,248	931,004	1,112,630	1.02
Other Income	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(530,895)	(0.49)
Effective Gross Income	$4,983,295	$4,634,054	$4,170,855	$4,886,402	$4.47

Total Operating Expenses	$1,055,069	$1,162,139	$1,462,594	$1,611,197	$1.47

Net Operating Income	$3,928,226	$3,471,915	$2,708,261	$3,275,205	$2.99
TI/LC	0	0	0	273,000	0.25
Capital Expenditures	0	0	0	164,129	0.15
Net Cash Flow	$3,928,226	$3,471,915	$2,708,261	$2,838,077	$2.59

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of 4/23/2013.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

STETSON VILLAGE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Glendale, Arizona	Cut-off Date Principal Balance		$26,300,000
Property Type	Retail	Cut-off Date Principal Balance per SF		$182.40
Size (SF)	144,192	Percentage of Initial Pool Balance		2.2%
Total Occupancy as of 12/31/2012	96.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/31/2012	96.5%	Type of Security		Leasehold
Year Built / Latest Renovation	2008 / NAP	Mortgage Rate		4.4400%
Appraised Value	$35,900,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	36
		Borrower Sponsor(1)	James Pederson and Roberta Pederson
Underwritten Revenues	$4,104,530
Underwritten Expenses	$1,693,776	Escrows
Underwritten Net Operating Income (NOI)	$2,410,754		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,297,194	Taxes	$0	$27,072
Cut-off Date LTV Ratio	73.3%	Insurance	$0	$0
Maturity Date LTV Ratio	64.0%	Replacement Reserves(2)	$0	$1,802
DSCR Based on Underwritten NOI / NCF	1.52x / 1.45x	TI/LC(3)	$256,310	$8,333
Debt Yield Based on Underwritten NOI / NCF	9.2% / 8.7%	Other(4)	$105,715	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$26,300,000	99.8%	Loan Payoff	$24,888,149	94.5%
Other Sources	47,500	0.2	Other Uses	427,088	1.6
			Principal Equity Distribution	385,911	1.5
			Reserves	362,026	1.4
			Closing Costs	284,327	1.1

Total Sources	$26,347,500	100.0%	Total Uses	$26,347,500	100.0%

(1)	James Pederson, Roberta Pederson, Pederson Group Inc. and Pederson-2002 Investments, LLC are the guarantors of the non-recourse carveouts under the Stetson Village Loan.
(2)	Replacement reserves are capped at $64,886.
(3)	TI/LC reserves are capped at $400,000.
(4)	Other reserves represent a New Tenant Reserve held back for rent abatements. Reserves are to be released on evidence that tenants are in occupancy and paying rent.

The following table presents certain information relating to the tenants at the Stetson Village Property (of which, certain tenants may have co-tenancy provisions):

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Safeway	BBB- / Baa3 / BBB	57,860	40.1%	$998,706	34.1%	$17.26	7/31/2028	NA	NA	9, 5-year options
Phoenix Children’s Academy	NR / NR/ NR	10,094	7.0	248,817	8.5	24.65	6/30/2024	NA	NA	2, 5-year options
Chase Bank	A+ / Aa3 / A+	4,214	2.9	199,996	6.8	47.46	4/30/2029	NA	NA	4, 5-year options
Fitness One	NR / NR/ NR	7,810	5.4	142,330	4.9	18.22	2/29/2016	$96	25.8%	1, 5-year option
Bella Donne Salon Suites	NR / NR/ NR	4,684	3.2	110,964	3.8	23.69	5/31/2015	$58	51.9%	1, 5-year option
Good Egg	NR / NR/ NR	3,640	2.5	94,640	3.2	26.00	7/31/2022	$143	22.8%	2, 5-year options
FastMed	NR / NR/ NR	3,184	2.2	93,928	3.2	29.50	3/31/2022	NA	NA	2, 3-year options
Burger King	NR / NR/ NR	2,846	2.0	92,011	3.1	32.33	5/31/2029	$393	9.6%	4, 5-year options
Safeway Fuel Center	BBB- / Baa3 / BBB	5,600	3.9	84,975	2.9	15.17	1/31/2028	NA	NA	9, 5-year options
Bikram Yoga	NR / NR/ NR	3,091	2.1	80,366	2.7	26.00	4/30/2017	$14	250.3%	1, 5-year option
Ten Largest Owned Tenants		103,023	71.4%	$2,146,734	73.4%	$20.84
Remaining Owned Tenants		36,137	25.1	779,416	26.6	21.57
Vacant Spaces (Owned Space)		5,032	3.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		144,192	100.0%	$2,926,150	100.0%	$21.03

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales as of trailing twelve months ended December 31, 2012.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

STETSON VILLAGE

The following table presents certain information relating to the lease rollover schedule at the Stetson Village Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	1,118	0.8%	0.8%	$0	0.0%	$0.00	1
2013	0	0.0	0.8%	0	0.0	0.00	0
2014	6,032	4.2	5.0%	197,598	6.8	32.76	5
2015	9,569	6.6	11.6%	251,528	8.6	26.29	5
2016	15,477	10.7	22.3%	316,174	10.8	20.43	6
2017	9,681	6.7	29.0%	257,995	8.8	26.65	5
2018	5,286	3.7	32.7%	0	0.0	0.00	2
2019	1,203	0.8	33.5%	31,904	1.1	26.52	1
2020	1,756	1.2	34.8%	57,878	2.0	32.96	1
2021	0	0.0	34.8%	0	0.0	0.00	0
2022	6,824	4.7	39.5%	188,568	6.4	27.63	2
2023	1,600	1.1	40.6%	0	0.0	0.00	1
2024 & Thereafter	80,614	55.9	96.5%	1,624,506	55.5	20.15	5
Vacant	5,032	3.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	144,192	100.0%		$2,926,150	100.0%	$21.03	34

(1)	Calculated based on approximate square footage occupied by each Tenant.
(2)
Includes tenants that have leased space but have either not taken occupancy, opened for business or have not commenced full rental payments. These tenants include: Starbucks, Glory Days Sports Grill, Healthy Habits Massage, Humble Pie and Ceramics at Home.

The following table presents certain information relating to historical leasing at Stetson Village.

Historical Leased %(1)
	2011	2012
Owned Space	84.6%	96.5%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Stetson Village Property:

Cash Flow Analysis(1)

	2011	2012	Underwritten	Underwritten $ per SF
Base Rent	$2,211,274	$2,606,888	$2,926,150	$20.29
Gross Up Vacancy	0	0	524,758	3.64
Total Reimbursables	397,178	722,406	839,812	5.82
Other Income	3,345	0	0	0.00
Vacancy & Credit Loss	0	0	(186,190)	(1.29)
Effective Gross Income	$2,611,797	$3,329,294	$4,104,530	$28.47

Total Operating Expenses	$858,230	$1,132,541	$1,693,776	$11.75

Net Operating Income	$1,753,567	$2,196,753	$2,410,754	$16.72
TI/LC	0	0	91,931	0.64
Capital Expenditures	0	0	21,629	0.15
Net Cash Flow	$1,753,567	$2,196,753	$2,297,194	$15.93

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COMMERCE PARK

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JLC
Location (City/State)	Danbury, Connecticut	Cut-off Date Principal Balance	$25,871,928
Property Type	Industrial	Cut-off Date Principal Balance per SF	$66.68
Size (SF)	388,004	Percentage of Initial Pool Balance	2.2%
Total Occupancy as of 12/5/2012	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/5/2012	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate	4.9000%
Appraised Value	$37,750,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Borrower Sponsor(1)	Melvyn J. Powers
Underwritten Revenues	$3,233,640
Underwritten Expenses	$495,550	Escrows
Underwritten Net Operating Income (NOI)	$2,738,090	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,585,263	Taxes	$172,000	$27,000
Cut-off Date LTV Ratio	68.5%	Insurance	$175,000	$4,416
Maturity Date LTV Ratio	56.4%	Replacement Reserves	$1,700,000	$4,850
DSCR Based on Underwritten NOI / NCF	1.65x / 1.56x	TI/LC	$500,000	$8,083
Debt Yield Based on Underwritten NOI / NCF	10.6% / 10.0%	Other(2)	$469,781	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$26,000,000	83.9%	Loan Payoff	$25,509,584	82.3%
Mezzanine Loan Amount	5,000,000	16.1	Reserves	3,016,781	9.7
			Principal Equity Distribution	1,773,674	5.7
			Closing Costs	699,961	2.3

Total Sources	$31,000,000	100.0%	Total Uses	$31,000,000	100.0%

(1)	Melvyn J. Powers is the guarantor of the non-recourse carveouts under the Commerce Park Loan.
(2)
Upfront other reserve consists of the following: (i) a deferred maintenance reserve of $269,781 and (ii) a continuum reserve of $200,000.  The continuum reserve was held back at origination as additional collateral for the Commerce Park Loan until the estoppel for the Continuum lease was received by the lender.  On 12/19/2012, the lender received the estoppel and the continuum reserve was returned to the borrower and no further reserves or collections are due under this reserve.

The following table presents certain information relating to the tenants at the Commerce Park Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Lorad Hologic	NR / B2 / BB	60,000	15.5%	$631,956	21.9%	$10.53	12/31/2017	1, 5-year option
ATMI	NR / NR / NR	72,710	18.7	570,000	19.7	7.84	12/31/2016	1, 5-year option
Amphenol	NR / Baa2 / BBB	49,500	12.8	220,020	7.6	4.44	8/31/2023	1, 5-year option
U.S. Army	AAA / Aaa / AA+	15,065	3.9	116,604	4.0	7.74	12/31/2013	NA
Wells Fargo	AA- / A2 / A+	3,494	0.9	111,109	3.8	31.80	9/30/2021	1, 20-year option
Wind Corp.	NR / NR / NR	18,025	4.6	108,000	3.7	5.99	9/30/2014	1, 5-year option
Agilent	BBB+ / Baa2 / BBB+	15,000	3.9	105,000	3.6	7.00	10/31/2015	1, 1-year option
Good Directions	NR / NR / NR	19,630	5.1	91,083	3.1	4.64	12/31/2017	NA
Continuum	NR / NR / NR	15,000	3.9	90,000	3.1	6.00	6/30/2017	1, 5-year option
Conoptics	NR / NR / NR	8,100	2.1	71,678	2.5	8.85	8/31/2016	NA
Ten Largest Owned Tenants		276,524	71.3%	$2,115,450	73.1%	$7.65
Remaining Owned Tenants		111,480	28.7	776,697	26.9	6.97
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg.		388,004	100.0%	$2,892,147	100.0%	$7.45

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

COMMERCE PARK

The following table presents certain information relating to the lease rollover schedule at the Commerce Park Property:

Lease Expiration Schedule(1)
Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	27,065	7.0	7.0%	224,774	7.8	8.30	3
2014	38,729	10.0	17.0%	252,691	8.7	6.52	5
2015	50,220	12.9	29.9%	335,524	11.6	6.68	6
2016	102,766	26.5	56.4%	781,010	27.0	7.60	6
2017	105,930	27.3	83.7%	886,219	30.6	8.37	6
2018	6,400	1.6	85.3%	34,500	1.2	5.39	1
2019	3,900	1.0	86.3%	46,300	1.6	11.87	1
2020	0	0.0	86.3%	0	0.0	0.00	0
2021	3,494	0.9	87.2%	111,109	3.8	31.80	1
2022	0	0.0	87.2%	0	0.0	0.00	0
2023	49,500	12.8	100.0%	220,020	7.6	4.44	1
2024 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	388,004	100.0%		$2,892,147	100.0%	$7.45	30

(1)	Calculated based on approximate square footage occupied by each owned tenant.

The following table presents certain information relating to historical leasing at the Commerce Park Property:

Historical Leased %
	2010(1)	2011(1)	As of 12/5/2012
Owned Space	100.0%	100.0%	100.0%

(1)	As provided by borrower, which reflects average occupancy for the specified year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Commerce Park Property:

Cash Flow Analysis(1)
	2010	2011	Annualized 6/30/2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,754,925	$2,743,249	$2,831,856	$2,892,147	$7.45
Contractual Rent Steps	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$2,754,925	$2,743,249	$2,831,856	$2,892,147	$7.45
Total Reimbursables	324,787	344,457	335,940	416,948	1.07
Other Income(3)	87,996	87,996	87,996	90,000	0.23
Vacancy & Credit Loss	0	0	0	(165,455)	(0.43)
Effective Gross Income	$3,167,708	$3,175,702	$3,255,792	$3,233,640	$8.33

Total Operating Expenses	$414,686	$431,835	$418,898	$495,550	$1.28

Net Operating Income	$2,753,022	$2,743,867	$2,836,894	$2,738,090	$7.06
TI/LC	0	0	0	94,626	0.24
Capital Expenditures	62,175	66,560	65,150	58,201	0.15
Net Cash Flow	$2,690,847	$2,677,307	$2,771,744	$2,585,263	$6.66

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Underwritten cash flow is based on the 12/5/2012 rent roll.
(3)	Other income includes parking income.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

A&P MAHWAH

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Mahwah, New Jersey	Cut-off Date Principal Balance	$25,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$226.76
Size (SF)	110,249	Percentage of Initial Pool Balance	2.1%
Total Occupancy as of 5/6/2013	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 5/6/2013	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1995 / NAP	Mortgage Rate	4.1100%
Appraised Value	$35,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP
Borrower Sponsor(1)	James Nadel and Lorri Nadel
Underwritten Revenues	$2,394,736
Underwritten Expenses	$71,842	Escrows
Underwritten Net Operating Income (NOI)	$2,322,894	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,221,663	Taxes	$0	$0
Cut-off Date LTV Ratio	71.4%	Insurance	$0	$0
Maturity Date LTV Ratio	57.0%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.60x / 1.53x	TI/LC Reserve	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.3% / 8.9%	Other Reserve	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,000,000	99.8%	Loan Payoff	$22,592,037	90.2%
Other Sources	50,000	0.2	Principal Equity Distribution	2,094,414	8.4
Closing Costs	334,874	1.3
Other Uses	28,675	0.1

Total Sources	$25,050,000	100.0%	Total Uses	$25,050,000	100.0%

(1)	James Nadel and Lorri Nadel are the guarantors of the non-recourse carveouts under the A&P Mahwah Loan.

The following table presents certain information relating to the tenants at the A&P Mahwah Property (of which, certain tenants may have co-tenancy provisions):

Owned Tenant Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost	Renewal / Extension Options
A&P	NR / Caa2 / CCC	110,249	100.0%	$2,520,775	100.0%	$22.86	2/29/2024	$652	3.5%	(4)

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	A&P holds the master lease for the entire GLA. The A&P supermarket only occupies 54,598 SF. The remaining 55,651 SF is subleased to 24 tenants.
(3)	Tenant sales are as of 12/31/2011.
(4)	A&P has 1, 10-year option followed by 7, 5-year options.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

A&P MAHWAH

The following table presents certain information relating to the lease rollover schedule at the A&P Mahwah Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	0	0.0	0.0%	0	0.0	0.00	0
2014	0	0.0	0.0%	0	0.0	0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024 & Thereafter	110,249	100.0	100.0%	2,520,775	100.0	22.86	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	110,249	100.0%		$2,520,775	100.0%	$22.86	1

(1)	Calculated based on approximate square footage occupied by each owned tenant.

The following table presents certain information relating to historical leasing at the A&P Mahwah Property.

Historical Leased %(1)
	2010	2011	2012	As of 5/6/2013
Owned Space	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the A&P Mahwah Property:

Cash Flow Analysis(1)

	2011	2012	TTM 1/31/2013	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,520,775	$2,520,775	$2,520,775	$2,520,775	$22.86
Gross Up Vacancy	0	0	0	0	0.00
Total Reimbursables	0	0	0	0	0.00
Other Income	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	(126,039)	(1.14)
Effective Gross Income	$2,520,775	$2,520,775	$2,520,775	$2,394,736	$21.72

Total Operating Expenses	$0	$0	$0	$71,842	$0.65

Net Operating Income	$2,520,775	$2,520,775	$2,520,775	$2,322,894	$21.07
TI/LC	0	0	0	84,693	0.77
Capital Expenditures	0	0	0	16,537	0.15
Net Cash Flow	$2,520,775	$2,520,775	$2,520,775	$2,221,663	$20.15

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow is based on the 2/26/2013 rent roll.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

VILLAGE AT PITTSBURGH MILLS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	AMF I
Location (City/State)	Tarentum, Pennsylvania	Cut-off Date Principal Balance	$24,750,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$153.65
Size (SF)	161,078	Percentage of Initial Pool Balance	2.1%
Total Occupancy as of 4/18/2013	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 4/18/2013	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2007 / NAP	Mortgage Rate	4.7050%
Appraised Value	$33,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	300
Original Interest Only Period (Months)	NAP
Borrower Sponsor(1)	Samuel Zamias and Stephen Zamias
Underwritten Revenues	$3,375,262
Underwritten Expenses	$870,105	Escrows
Underwritten Net Operating Income (NOI)	$2,505,158	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,342,453	Taxes	$317,675	$49,710
Cut-off Date LTV Ratio	75.0%	Insurance	$10,208	$2,552
Maturity Date LTV Ratio	55.5%	Replacement Reserves	$0	$2,013
DSCR Based on Underwritten NOI / NCF	1.49x / 1.39x	TI/LC(2)	$0	$10,067
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$24,750,000	91.6%	Loan Payoff	$26,297,773	97.4%
Mezzanine Loan Amount	1,750,000	6.5	Closing Costs	386,887	1.4
Principal’s New Cash Contribution	512,542	1.9	Reserves	327,883	1.2

Total Sources	$27,012,542	100.0%	Total Uses	$27,012,542	100.0%

(1)	Samuel Zamias and Stephen Zamias are the guarantors of the non-recourse carveouts under the Village at Pittsburgh Mills Loan.
(2)	TI/LC reserves are capped at $750,000, such cap subject to being reduced to $375,000 in the event that certain conditions are met.

The following table presents certain information relating to the anchor tenants (of which, certain tenants may have co-tenancy provisions) at the Village at Pittsburgh Mills Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF (2)	Occupancy Cost	Renewal / Extension Options
Anchors
Ross Dress for Less	NR / NR / BBB+	30,187	18.7%	Yes	$587,918	$19.48	1/31/2018	$164	11.9%	4, 5-year options
Best Buy	BB- / Baa2 / BB	30,000	18.6%	Yes	$687,282	$22.91	1/31/2018	NA	NA	3, 5-year options
Total Anchors		60,187	37.4%

Jr. Anchors
Michael’s	NR / B3 / B	21,513	13.4	Yes	$388,737	$18.07	4/1/2018	NA	NA	4, 5-year options
PetSmart	NR / NR / BB+	20,087	12.5	Yes	$535,784	$26.67	3/31/2017	NA	NA	3, 5-year options
OfficeMax	NR / B2 / B-	18,448	11.5	Yes	$378,060	$20.49	3/31/2018	NA	NA	3, 5-year options
Total Jr. Anchors		60,048	37.3%

Occupied In-line		34,310	21.3%		$706,463	$20.59
Occupied Outparcel/Other(3)		6,533	4.1%		$268,663	$41.12
Vacant Spaces		0	0.0%		$0	$0.00
Total Owned SF		161,078	100.0%
Total SF		161,078	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales represent the annualized trailing eleven-month period ending November 2012.
(3)	All of the outparcel SF is part of the collateral and is occupied by Applebee’s (4,997 SF) and Sonic (1,536 SF) pursuant to ground leases.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

VILLAGE AT PITTSBURGH MILLS

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Village at Pittsburgh Mills Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
Best Buy	BB- / Baa2 / BB	30,000	18.6%	$495,000	18.5%	$16.50	1/31/2018	NA	NA	3, 5-year options
Ross Dress for Less	NR / NR / BBB+	30,187	18.7	452,805	16.9	15.00	1/31/2018	$164	11.9%	4, 5-year options
PetSmart	NR / NR / BB+	20,087	12.5	411,784	15.3	20.50	3/31/2017	NA	NA	3, 5-year options
OfficeMax	NR / B2 / B-	18,448	11.5	297,013	11.1	16.10	3/31/2018	NA	NA	3, 5-year options
Michael’s	NR / B3 / B	21,513	13.4	269,773	10.1	12.54	4/1/2018	NA	NA	4, 5-year options
Famous Footwear	NR / NR / NR	8,000	5.0	176,000	6.6	22.00	10/31/2017	$167	17.1%	2, 5-year options
Applebee’s	NR / NR / NR	4,997	3.1	140,000	5.2	28.02	1/31/2027	NA	NA	(3)
Dollar Tree	NR / NR / NR	8,400	5.2	100,800	3.8	12.00	1/31/2015	NA	NA	3, 5-year options
Five Below	NR / NR / NR	7,781	4.8	97,263	3.6	12.50	1/31/2021	NA	NA	2, 5-year options
Sonic	NR / NR / NR	1,536	1.0	80,000	3.0	52.08	10/31/2022	NA	NA	(4)
Ten Largest Owned Tenants		150,949	93.7%	$2,520,437	93.9%	$16.70
Remaining Owned Tenants		10,129	6.3	162,471	6.1	16.04
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		161,078	100.0%	$2,682,908	100.0%	$16.66

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant Sales represent the annualized trailing eleven-month period ending November 2012.
(3)	Applebee’s has 1, 5-year option and 1, 4-year 11-month option.
(4)	Sonic has 2, 5-year options and 1, 4-year 11-month option.

The following table presents certain information relating to the lease rollover schedule at the Village at Pittsburgh Mills Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	5,650	3.5	3.5%	90,000	3.4	15.93	2
2014	0	0.0	3.5%	0	0.0	0.00	0
2015	10,698	6.6	10.1%	137,568	5.1	12.86	2
2016	0	0.0	10.1%	0	0.0	0.00	0
2017	30,268	18.8	28.9%	623,486	23.2	20.60	3
2018	100,148	62.2	91.1%	1,514,591	56.5	15.12	4
2019	0	0.0	91.1%	0	0.0	0.00	0
2020	0	0.0	91.1%	0	0.0	0.00	0
2021	7,781	4.8	95.9%	97,263	3.6	12.50	1
2022	1,536	1.0	96.9%	80,000	3.0	52.08	1
2023	0	0.0	96.9%	0	0.0	0.00	0
2024 & Thereafter	4,997	3.1	100.0%	140,000	5.2	28.02	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	161,078	100.0%		$2,682,908	100.0%	$16.66	14

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

VILLAGE AT PITTSBURGH MILLS

The following table presents certain information relating to historical leasing at the Village at Pittsburgh Mills Property:

Historical Leased %(1)
	2010	2011	2012	As of 4/18/2013
Owned Space	98.7%	98.8%	100.0%	100.0%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year or stated date.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Village at Pittsburgh Mills Property:

Cash Flow Analysis(1)

	2010	2011	2012	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,455,261	$2,529,847	$2,573,468	$2,682,908	$16.66
Overage Rent	0	0	0	0	0.00
Other Rental Revenue	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	0.00
Total Rent	$2,455,261	$2,529,847	$2,573,468	$2,682,908	$16.66
Total Reimbursables	1,087,662	839,295	920,006	870,000	5.40
Other Income	294	3	350	0	0.00
Vacancy & Credit Loss	0	0	0	(177,645)	(1.10)
Effective Gross Income	$3,543,218	$3,369,146	$3,493,824	$3,375,262	$20.95

Total Operating Expenses	$1,214,311	$990,059	$1,010,713	$870,105	$5.40

Net Operating Income	$2,328,907	$2,379,087	$2,483,110	$2,505,158	$15.55
TI/LC	0	0	0	138,543	0.86
Capital Expenditures	0	0	0	24,162	0.15
Net Cash Flow	$2,328,907	$2,379,087	$2,483,110	$2,342,453	$14.54

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on the 4/18/2013 rent roll.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

MERAGE TAMPA HOTEL PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller	JLC
Location (City/State)	Various, Florida	Cut-off Date Principal Balance	$23,417,139
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$84,538.41
Size (Rooms)	277	Percentage of Initial Pool Balance	2.0%
Total TTM Occupancy as of 12/31/2012	69.1%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 12/31/2012	69.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate	4.4500%
Appraised Value	$34,200,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	300
Original Interest Only Period (Months)	NAP
Underwritten Revenues	$8,411,504	Borrower Sponsor(1)	MIG Hospitality Properties I, LLC
Underwritten Expenses	$5,403,492
Underwritten Net Operating Income (NOI)	$3,008,013	Escrows
Underwritten Net Cash Flow (NCF)	$2,671,553	Upfront	Monthly
Cut-off Date LTV Ratio	68.5%	Taxes	$127,090	$21,200
Maturity Date LTV Ratio	60.6%	Insurance	$140,492	$24,090
DSCR Based on Underwritten NOI / NCF	1.93x / 1.71x	FF&E	$0	$28,115
Debt Yield Based on Underwritten NOI / NCF	12.8% / 11.4%	Other(2)	$4,384,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,500,000	86.9%	Loan Payoff	$21,775,345	80.5%
Principal’s New Cash Contribution	3,544,090	13.1	Reserves(2)	4,651,583	17.2
Closing Costs	617,163	2.3

Total Sources	$27,044,090	100.0%	Total Uses	$27,044,090	100.0%

(1)	MIG Hospitality Properties I, LLC is the guarantor of the non-recourse carveouts under the Merage Tampa Hotel Portfolio Loan.
(2)
Upfront other reserve consists of the following: (i) a seasonality reserve of $200,000 and (ii) a property improvement plan (“PIP”) reserve of $4,184,000.  The seasonality reserve may be reduced by $66,666.66 in the event that in any month of July, September or December during the term of the Merage Tampa Hotel Portfolio Loan, gross monthly hotel room revenues exceed $610,000.  The PIP reserve is evidenced by three letters of credit (one for each property, each an “LOC”) in the aggregate amount of $4,184,000.  Upon the completing the PIP work, the non-recourse carveout guarantor is eligible to have the applicable LOC returned so long as: (i) there is no event of default (“EOD”) and (ii) the lender receives certification from both Marriott and the non-recourse carveout guarantor that all the PIP work has been completed.  The lender can draw on any LOC, among other things: (i) upon an EOD and (ii) if the 30 days before the expiration date of the applicable LOC, the applicable PIP work hasn’t been fully completed.

The following table presents certain information relating to the Merage Tampa Hotel Portfolio Properties:

Property Name	City	State	Allocated Cut-off Date Loan Amount	Number of Rooms	Occupancy(1)	Year Built	Year Renovated	UW NCF
Residence Inn - Northpointe	Lutz	FL	$9,223,534	100	70.1%	2008	NAP	$1,088,683
Courtyard by Marriott - Oldsmar	Oldsmar	FL	7,792,521	99	64.4%	2003	NAP	868,416
Residence Inn - Oldsmar	Oldsmar	FL	6,401,084	78	73.8%	2005	NAP	714,455
Total / Wtd. Avg. Portfolio			$23,417,139	277	69.1%			$2,671,553

(1)	Occupancy as of 12/31/2012.

The following table presents certain information relating to the TTM November 2012 penetration rates relating to the Merage Tampa Hotel Portfolio Properties, as provided in a November 2012 travel research report for the Merage Tampa Hotel Portfolio Properties:

TTM Through 11/30/2012 Penetration Rates(1)
Property	Occupancy	ADR	RevPAR
Residence Inn - Northpointe	107.9%	131.9%	142.3%
Courtyard by Marriott - Oldsmar	111.5%	110.6%	123.3%
Residence Inn - Oldsmar	101.8%	108.0%	109.9%

(1)	Source: November 2012 travel research report.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

MERAGE TAMPA HOTEL PORTFOLIO

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Merage Tampa Hotel Portfolio Properties:

	2010(1)			2011(1)			TTM 12/31/2012(1)			Underwritten
Property	Occ	ADR	RevPAR	Occ	ADR	RevPAR	Occ	ADR	RevPAR	Occ	ADR	RevPAR
Residence Inn - Northpointe	70.7%	$109.89	$77.68	75.7%	$116.65	$88.30	70.1%	$119.26	$83.56	70.4%	$118.73	$83.56
Courtyard by Marriott - Oldsmar	61.0%	$102.49	$62.52	64.9%	$102.56	$66.56	64.4%	$109.77	$70.72	64.4%	$109.75	$70.72
Residence Inn - Oldsmar	73.6%	$102.78	$75.65	73.0%	$106.30	$77.60	73.8%	$111.13	$82.02	73.5%	$111.61	$82.02
Total / Wtd. Avg.	68.4%	$104.76	$71.69	71.2%	$108.87	$77.52	69.4%	$113.11	$78.54	69.4%	$113.11	$78.54

(1)	As provided by the borrower.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Merage Tampa Hotel Portfolio Properties:

Cash Flow Analysis(1)
	2009	2010	2011	2012	Underwritten	Underwritten $ per Room
Room Revenue	$7,148,366	$7,248,039	$7,837,360	$7,962,526	$7,940,770	$28,667
Food & Beverage Revenue	368,721	336,350	356,782	348,034	347,083	1,253
Other Revenue(2)	55,119	32,338	39,614	42,831	42,714	154
Other Income(3)	67,959	71,981	69,093	81,158	80,937	292
Total Revenue	$7,640,165	$7,688,708	$8,302,849	$8,434,549	$8,411,504	$30,366

Room Expense	$1,269,444	$1,425,609	$1,442,730	$1,541,139	$1,536,928	$5,548
Food & Beverage Expense	294,943	326,240	318,820	317,983	317,114	1,145
Other Expense(4)	142,013	119,787	114,076	107,591	107,297	387
Total Departmental Expense	$1,706,400	$1,871,636	$1,875,626	$1,966,713	$1,961,339	$7,081
Total Undistributed Expense	1,772,248	1,728,559	1,726,703	1,934,667	1,934,667	6,984
Total Fixed Charges	1,298,159	1,301,860	1,389,490	1,638,966	1,501,483	5,421
Total Operating Expenses	$4,776,806	$4,902,055	$4,991,819	$5,546,348	$5,403,492	$19,507

Net Operating Income	$2,863,358	$2,786,652	$3,311,031	$2,888,201	$3,008,013	$10,859
FF&E	305,607	307,548	332,114	337,382	336,460	1,215
Net Cash Flow	$2,557,752	$2,479,104	$2,978,917	$2,550,819	$2,671,553	$9,645

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Other revenue includes telephone revenue, gift shop revenue and other miscellaneous revenue.
(3)	Other income includes vending income, movie rental income, laundry income and other miscellaneous income.
(4)	Other expense includes telephone expense, gift shop expense and other miscellaneous expense.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BRYAN APARTMENTS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller	JLC
Location (City/State)	Bryan, Texas	Cut-off Date Principal Balance	$23,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$42,047.53
Size (Units)	547	Percentage of Initial Pool Balance	1.9%
Total Occupancy as of 3/26/2013	95.2%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/26/2013	95.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate	4.8450%
Appraised Value	$30,050,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	24
Borrower Sponsor(1)	Kevin M. Bell & Robert H. Finney
Underwritten Revenues	$4,117,239
Underwritten Expenses	$2,041,249	Escrows
Underwritten Net Operating Income (NOI)	$2,075,990	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,911,890	Taxes	$34,000	$34,000
Cut-off Date LTV Ratio	76.5%	Insurance	$66,000	$10,000
Maturity Date LTV Ratio	66.0%	Replacement Reserves	$0	$13,675
DSCR Based on Underwritten NOI / NCF	1.43x / 1.31x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.0% / 8.3%	Other(2)	$549,378	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,000,000	100.0%	Loan Payoff	$16,260,062	70.7%
			Principal Equity Distribution	5,570,375	24.2
			Reserves	649,378	2.8
			Closing Costs	520,184	2.3

Total Sources	$23,000,000	100.0%	Total Uses	$23,000,000	100.0%

(1)	Kevin M. Bell and Robert H. Finney are the guarantors of the non-recourse carveouts under the Bryan Apartments Loan.
(2)	Other upfront reserve represents a deferred maintenance reserve.

The following table presents certain information relating to the Bryan Apartments Properties:

Property Name	City	State	Allocated Cut-off Date Loan Amount	Total Units	Occupancy(1)	Year Built / Renovated	UW NCF	UW NCF per Unit
Willow Oaks Apartments	Bryan	TX	$12,900,000	299	95.0%	1968 / 2008	$1,080,301	$3,613
Riverstone Apartments	Bryan	TX	10,100,000	248	95.6%	1977 / 2008	831,589	$3,353
Total / Wtd. Avg. Portfolio			$23,000,000	547	95.2%		$1,911,890	$3,495

(1)	Occupancy as of 3/26/2013.

The following table presents certain information relating to the units and rent at the Bryan Apartments Properties:

Unit Type	Renovated	# of Units	SF	Monthly Market Rent per Unit	Yearly Market Rent	Monthly Actual Rent per Unit	Yearly Actual Rent
Studio	No	68	435	$510	$416,160	$462	$377,269
1 Bed / 1 Bath	No	137	681	$646	1,061,916	$624	1,025,374
2 Bed / 1 Bath	No	115	928	$721	995,247	$700	965,608
2 Bed / 1.5 Bath	No	91	1,129	$761	830,701	$735	802,874
2 Bed / 2 Bath	No	80	987	$750	719,784	$708	679,980
3 Bed / 2 Bath	No	56	1,242	$916	615,262	$845	567,512
Total / Wtd. Avg.		547	879	$707	$4,639,070	$673	$4,418,617

The following table presents certain information relating to historical leasing at Bryan Apartments Properties:

Historical Leased %(1)
	2010(2)	2011(2)	2012(2)	As of 3/26/2013
Occupancy	94.5%	93.6%	91.8%	95.2%

(1)	As provided by borrower.
(2)	Occupancy reflected is average occupancy for the specified year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

BRYAN APARTMENTS

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bryan Apartments Properties:

Cash Flow Analysis(1)
	2010	2011	2012	TTM 2/28/2013	Underwritten	Underwritten $ per Unit
Base Rent	$3,397,425	$3,694,998	$4,324,603	$4,343,675	$4,418,616	$8,077.91
Vacancy Loss	0	0	(368,915)	(399,739)	(331,396)	(605.84)
Concessions	0	0	(212,074)	(243,626)	(255,327)	(466.78)
Collection Loss	0	0	(53,280)	(43,998)	(51,074)	(93.37)
Total Rent Revenue	$3,397,425	$3,694,998	$3,690,334	$3,656,312	$3,780,818	$6,911.92
Other Revenue(2)	170,623	213,416	338,646	375,779	310,395	567.45
Laundry Revenue	23,098	27,276	27,701	28,275	26,025	47.58
Effective Gross Income	$3,591,146	$3,935,691	$4,056,680	$4,060,366	$4,117,239	$7,526.95

Total Operating Expenses	$1,721,626	$1,837,091	$1,959,800	$1,984,361	$2,041,249	$3,731.72

Net Operating Income	$1,869,520	$2,098,600	$2,096,880	$2,076,005	$2,075,990	$3,795.23
Replacement Reserves	0	0	0	0	164,100	300.00
Net Cash Flow	$1,869,520	$2,098,600	$2,096,880	$2,076,005	$1,911,890	$3,495.23

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Other revenue includes administrative fee revenue, application fee revenue, pet fee revenue, late and month-to-month fee revenue, and utilities and cable reimbursement revenue.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

VAN DYKE COMMONS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Lutz, Florida	Cut-off Date Principal Balance		$22,355,541
Property Type	Retail	Cut-off Date Principal Balance per SF		$160.40
Size (SF)	139,374	Percentage of Initial Pool Balance		1.9%
Total Occupancy as of 12/31/2012	99.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/31/2012	99.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	2007 / NAP	Mortgage Rate		4.1400%
Appraised Value	$30,330,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(1)		Sam Shalem
Underwritten Revenues	$3,005,158
Underwritten Expenses	$855,057	Escrows
Underwritten Net Operating Income (NOI)	$2,150,101		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,025,933	Taxes	$140,526	$23,421
Cut-off Date LTV Ratio	73.7%	Insurance	$0	$0
Maturity Date LTV Ratio	58.9%	Replacement Reserves	$0	$1,742
DSCR Based on Underwritten NOI / NCF	1.65x / 1.55x	TI/LC(2)	$0	$6,250
Debt Yield Based on Underwritten NOI / NCF	9.6% / 9.1%	Other(3)	$131,667	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,387,000	72.5%	Purchase Price	$30,009,166	97.2%
Principal’s New Cash Contribution	8,276,443	26.8	Other Uses	342,555	1.1
Other Sources	209,836	0.7	Reserves	272,192	0.9
			Closing Costs	249,365	0.8

Total Sources	$30,873,278	100.0%	Total Uses	$30,873,278	100.0%

(1)	Sam Shalem is the guarantor of the non-recourse carveouts under the Van Dyke Commons Loan.
(2)	TI/LC reserves are capped at $375,000.
(3)	Other reserves include a deferred maintenance reserve of $14,813 and rent concession reserve of $116,854.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Van Dyke Commons Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost	Renewal / Extension Options
L.A. Fitness International	NR / NR/ NR	45,000	32.3%	$720,000	30.1%	$16.00	9/30/2022	NA	NA	3, 5-year options
HomeGoods, Inc.	NR / A3 / A	25,802	18.5	362,500	15.2	14.05	10/31/2017	NA	NA	4, 5-year options
Golfsmith NU, LLC	NR / NR / NR	20,087	14.4	321,392	13.4	16.00	12/31/2016	NA	NA	3, 5-year options
Dollar Tree	NR / NR / NR	9,530	6.8	95,300	4.0	10.00	6/30/2023	NA	NA	3, 5-year options
The Vine Bar, LLC	NR / NR / NR	3,989	2.9	79,780	3.3	20.00	5/31/2014	NA	NA	1, 5-year option
Namaste Lifestyle, Inc	NR / NR / NR	2,800	2.0	64,400	2.7	23.00	3/31/2017	$625	4.8%	1, 5-year option
Mekenita Mexican Grill	NR / NR / NR	2,558	1.8	63,950	2.7	25.00	8/31/2017	$245	12.9%	1, 5-year option
McAnderson Holdings, Inc	NR / NR / NR	2,000	1.4	56,000	2.3	28.00	7/31/2017	NA	NA	1, 5-year option
Visionary Eye Care T	NR / NR / NR	3,052	2.2	51,976	2.2	17.03	8/19/2015	NA	NA	1, 5-year option
University Community	NR / NR / NR	2,818	2.0	50,724	2.1	18.00	5/31/2013	NA	NA	1, 5-year option
Ten Largest Owned Tenants		117,636	84.4%	$1,866,022	78.0%	$15.86
Remaining Owned Tenants		21,500	15.4	524,813	22.0	24.41
Vacant Spaces (Owned Space)		238	0.2	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		139,374	100.0%	$2,390,835	100.0%	$17.18

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenant sales are as of December 31, 2012.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

VAN DYKE COMMONS

The following table presents certain information relating to the lease rollover schedule at the Van Dyke Commons Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2013	2,818	2.0	2.0%	50,724	2.1	18.00	1
2014	7,289	5.2	7.3%	158,980	6.6	21.81	3
2015	7,552	5.4	12.7%	159,376	6.7	21.10	4
2016	24,687	17.7	30.4%	434,405	18.2	17.60	4
2017	38,260	27.5	57.8%	674,050	28.2	17.62	7
2018	4,000	2.9	60.7%	98,000	4.1	24.50	2
2019	0	0.0	60.7%	0	0.0	0.00	0
2020	0	0.0	60.7%	0	0.0	0.00	0
2021	0	0.0	60.7%	0	0.0	0.00	0
2022	45,000	32.3	93.0%	720,000	30.1	16.00	1
2023	9,530	6.8	99.8%	95,300	4.0	10.00	1
2024 & Thereafter	0	0.0	99.8%	0	0.0	0.00	0
Vacant	238	0.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	139,374	100.0%		$2,390,835	100.0%	$17.18	23

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Van Dyke Commons Property:

Historical Leased %(1)(2)
	2010	2011	2012
Owned Space	NAP	NAP	99.8%

(1)	As provided by the borrower and represents occupancy as of December 31, for the indicated year.
(2)	Prior to the acquisition by the borrower, the Van Dyke Commons Property was acquired by the seller in December 2011 with minimal leasing information for prior years.

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Van Dyke Commons Property:

Cash Flow Analysis(1)

	2012	Underwritten	Underwritten $ per SF
Base Rent	$2,311,018	$2,390,835	$17.15
Gross Up Vacancy	0	10,067	0.07
Total Reimbursables	525,304	728,828	5.23
Other Income	0	32,065	0.23
Vacancy & Credit Loss	0	(156,636)	(1.12)
Effective Gross Income	$2,836,322	$3,005,158	$21.56

Total Operating Expenses	$533,684	$855,057	$6.13

Net Operating Income	$2,302,638	$2,150,101	$15.43
TI/LC	0	103,262	0.74
Capital Expenditures	0	20,906	0.15
Net Cash Flow	$2,302,638	$2,025,933	$14.54

(1)
Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ADARA APARTMENT PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller	JLC
Location (City/State)	Various	Cut-off Date Principal Balance	$22,311,678
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$43,662.78
Size (Units)	511	Percentage of Initial Pool Balance	1.9%
Total Occupancy as of 1/31/2013	93.2%	Number of Related Mortgage Loans(1)	4
Owned Occupancy as of 1/31/2013	93.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various	Mortgage Rate	4.8600%
Appraised Value	$30,950,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	300
Original Interest Only Period (Months)	NAP
Borrower Sponsor(2)	Chowdary Yalamanchili
Underwritten Revenues	$4,085,361
Underwritten Expenses	$1,878,014	Escrows
Underwritten Net Operating Income (NOI)	$2,207,348	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,977,398	Taxes	$120,000	$36,900
Cut-off Date LTV Ratio	72.1%	Insurance	$279,233	$23,350
Maturity Date LTV Ratio	53.7%	Replacement Reserves	$500,000	$14,904
DSCR Based on Underwritten NOI / NCF	1.43x / 1.28x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.9% / 8.9%	Other(3)	$294,461	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$22,350,000	99.8%	Loan Payoff	$20,672,617	92.3%
Principal’s New Cash Contribution	55,000	0.2	Reserves	1,193,694	5.3
			Closing Costs	538,690	2.4

Total Sources	$22,405,000	100.0%	Total Uses	$22,405,000	100.0%

(1)	An indirect owner of the borrower is also an indirect owner of the Arrowhead and Entrada Apartments, Imperial Chase and Woods on the Fairway Loans.
(2)	Chowdary Yalamanchili is the guarantor of the non-recourse carveouts under the Adara Apartment Portfolio Loan.
(3)	Other upfront reserve represents a deferred maintenance reserve.

The following table presents certain information relating to the Adara Apartment Portfolio Properties:

Property Name	City	State	Allocated Cut- off Date Loan Amount	Total Units	Occupancy(1)	Year Built / Renovated	UW NCF	UW NCF per Unit
Timberlake Apartments	Sarasota	FL	$13,440,758	261	96.2%	1987 / 2007-2012	$1,191,202	$4,564
Madison Pointe Apartments	College Station	TX	8,870,920	250	90.0%	1980 / 2010-2012	786,195	$3,145
Total / Wtd. Avg. Portfolio			$22,311,678	511	93.2%		$1,977,398	$3,870

(1)	Occupancy as of 1/31/2013.

The following table presents certain information relating to the units and rent at the Adara Apartment Portfolio Properties:
Unit Type	Renovated	# of Units	SF	Monthly Market Rent per Unit	Yearly Market Rent	Monthly Actual Rent per Unit	Yearly Actual Rent
1 Bed / 1 Bath	No	208	613	$630	$1,573,445	$651	$1,624,854
2 Bed / 1 Bath	No	88	700	$725	765,600	$795	839,309
2 Bed / 1.5 Bath	No	98	810	$691	812,616	$691	812,369
2 Bed / 2 Bath	No	108	983	$852	1,104,048	$917	1,188,791
2 Bed / 2 Bath (Large)	No	1	1,200	$1,115	13,380	$1,112	13,344
3 Bed / 2 Bath	No	8	1,089	$961	92,256	$961	92,256
Total / Wtd. Avg.		511	752	$711	$4,361,345	$745	$4,570,922

The following table presents certain information relating to historical leasing at Adara Apartment Portfolio Properties:

Historical Leased %(1)
	2010(2)	2011(2)	2012(3)	As of 1/31/2013
Occupancy	91.0%	89.0%	94.1%	93.2%

(1)	As provided by the borrower.
(2)	Occupancy reflected is the average occupancy as of December 31, for the specified year.
(3)	Occupancy reflected is the average occupancy as of October 31, for the specified year.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

ADARA APARTMENT PORTFOLIO

■
Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Adara Apartment Portfolio Properties:

Cash Flow Analysis(1)
	2010	2011	TTM 11/30/2012	Underwritten	Underwritten $ per Unit
Base Rent(2)	$4,041,166	$4,032,023	$4,153,624	$4,143,695	$8,108.99
Vacancy Loss	(674,764)	(453,705)	(344,310)	(327,115)	(640.15)
Concessions	(341,883)	(232,076)	(191,431)	(191,431)	(374.62)
Collection Loss	(35,788)	(52,707)	(25,745)	(25,745)	(50.38)
Total Rent Revenue	$2,988,731	$3,293,535	$3,592,138	$3,599,404	$7,043.84
Other Revenue(3)	341,866	452,279	485,957	485,957	950.99
Effective Gross Income	$3,330,597	$3,745,814	$4,078,095	$4,085,361	$7,994.84

Total Operating Expenses	$1,610,534	$1,660,886	$1,768,816	$1,878,014	$3,675.17

Net Operating Income	$1,720,063	$2,084,928	$2,309,279	$2,207,348	$4,319.66
Replacement Reserves	0	0	0	229,950	450.00
Net Cash Flow	$1,720,063	$2,084,928	$2,309,279	$1,977,398	$3,869.66

(1)
Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)
Underwritten base rent is based on the 1/31/2013 rent roll with recurring concessions and actual loss to lease deducted based on TTM recurring concessions. Vacant units have been grossed up to market rents.

(3)
Other revenue includes administrative fee revenue, application fee revenue, pet fee revenue, damage/cleaning/unit maintenance fee revenue, late/termination fee revenue, vending revenue and other miscellaneous revenue.

The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Jefferies LLC, Citigroup Global Markets Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Free Writing Prospectus and the Base Prospectus, including the description of risk factors contained in the Free Writing Prospectus and the Base Prospectus, prior to making a decision to invest in the certificates offered by this Term Sheet.  The Free Writing Prospectus and the Base Prospectus will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types.  Any decision to invest in the offered certificates should be made after reviewing the Free Writing Prospectus and the Base Prospectus, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates.  Capitalized terms used but not defined in this Term Sheet shall have the respective meanings assigned to such terms in the Free Writing Prospectus or, if not defined therein, in the Base Prospectus.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—
In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility.  We cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

■	The Offered Certificates May Not Be A Suitable Investment for You

—
The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—
An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—
The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—
The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Free Writing Prospectus.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—
Investors should treat each mortgage loan as a nonrecourse loan.  If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.  Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property.  Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—
Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—
The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—
We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—
Member States of the European Union have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC, as amended) (“Article 122a”), which applies to new securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date only where new assets are added or substituted after December 31, 2014.  Article 122a imposes a severe capital charge on a securitization position acquired by a European Economic Area (“EEA”) regulated credit institution unless, among other conditions, (a) the originator, sponsors or original lender for the securitization has explicitly disclosed to the EEA-regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of the securitization, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an ongoing basis.  Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by EEA insurance and reinsurance undertakings, EEA undertakings for collective investments in transferable securities (UCITS), and investment funds managed by EEA alternative investment fund managers.  None of the mortgage loan sellers, the depositor or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the requirements of Article 122a or take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Article 122a or equivalent provisions.  This may cause such EEA-regulated investors not to invest in the offered certificates and thereby have a negative impact on the value and liquidity of the offered certificates in the secondary market.  EEA-regulated investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a or equivalent provisions and the suitability of the offered certificates for investment.

—
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking regulators amend their regulations to exclude reliance on credit ratings, including the use of such ratings to determine the permissibility of, and capital charges imposed on, investments by banking institutions. Such regulations, including those that have been proposed  to implement  the more recent Basel internal ratings based and advanced measures approaches, may result in greater capital charges to financial institutions that own CMBS, or otherwise adversely affect the attractiveness of investments in CMBS for regulatory purposes.

—
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

■	Commercial, Multifamily and Manufactured Housing Community Lending is Dependent Upon Net Operating Income

—
The repayment of the mortgage loans in the pool will be dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan at any given time.  The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—
The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers.  The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance.  Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—
A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date

—
Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans.  This is because the borrower may be unable to repay the loan at that time.  A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Subordination of Subordinate Certificates

—
Unless your certificates are Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B or Class X-C certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the certificates with a higher distribution priority. In addition, because the notional amount of the Class X-B certificates is based upon the certificate principal amounts of the Class B and Class C certificates, the Class X-B certificates will be adversely affected by losses allocated to such respective classes of certificates.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—
We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases by a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans.

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

—
Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty or a material document deficiency except that Archetype Mortgage Capital LLC will guarantee the obligations of Archetype Mortgage Funding I LLC. We cannot provide assurances that the applicable sponsor will have the financial ability to repurchase or substitute any mortgage loan sold by it in connection with either a material breach of the applicable sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—
There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business.  Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.  We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—
Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan  by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—
Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties.  Additionally, with respect to the appraisals setting forth assumptions as to the “as-is” and “as stabilized” values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” values may not be the values of the related mortgaged properties at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—
The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—
Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware.  Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Availability of Earthquake, Flood and Other Insurance

—
Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—
Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—
In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), the parent entity of Goldman Sachs Mortgage Company (“GSMC”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—
The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfers of the applicable mortgage loans by GSMC, to the depositor, will not qualify for the FDIC Safe Harbor.  However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed.  Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor and the Controlling Class Representative

—
The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative or the holder of mezzanine loan or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the Controlling Class Representative or the holder of a mezzanine loan or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower.  Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—
The anticipated initial investor in certain of the subordinate certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.  The mortgage pool as originally proposed by the sponsors was adjusted based on some of these requests. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—
The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates.  The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates.  The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, one of the sponsors, and of GS Commercial Real Estate LP, one of the originators, and of Goldman, Sachs & Co., one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates.  A completed offering would reduce the originators’ exposure to the mortgage loans.  The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates.  The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—
The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—
The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders.  The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—
The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise.  The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments.  Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers.  By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments.  As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—
If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—
In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—
Other nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on one or more classes of the offered certificates that are different from ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value or regulatory characterization of those offered certificates.

■	Tax Considerations

—	The offered certificates will be treated as regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of investment.

—
State and local income tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.